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                               STOCK EXCHANGE AGREEMENT

                                        AMONG

                            MORAN ENTERPRISES CORPORATION,

                            MORAN TRANSPORTATION COMPANY,

                         THE MORAN STOCKHOLDERS NAMED HEREIN,

                          THE TURECAMO ENTITIES NAMED HEREIN

                                         AND

                        THE TURECAMO STOCKHOLDERS NAMED HEREIN

                                   AUGUST 31, 1998

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
                                  TABLE OF CONTENTS
1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-2-

2.   CONTRIBUTION TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . .-2-
     (a)  TURECAMO STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . .-2-
     (b)  MORAN STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . .-3-
     (c)  THE CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-3-
     (d)  DELIVERIES AT THE CLOSING. . . . . . . . . . . . . . . . . . . . . . . .-3-
     (e)  ADJUSTMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-4-
     (f)  CASH ESCROW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-4-
     (g)  STOCK ESCROW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-5-

3.   REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION . . . . . . . . . .-9-
     (a)  REPRESENTATIONS AND WARRANTIES OF THE TURECAMO STOCKHOLDERS. . . . . . .-9-
     (b)  REPRESENTATIONS AND WARRANTIES OF THE TURECAMO ENTITIES. . . . . . . . .-9-
     (c)  REPRESENTATIONS AND WARRANTIES OF THE MORAN STOCKHOLDERS . . . . . . . -10-
     (d)  REPRESENTATIONS AND WARRANTIES OF MORAN ENTERPRISES. . . . . . . . . . -10-
     (e)  REPRESENTATIONS AND WARRANTIES OF MORAN. . . . . . . . . . . . . . . . -10-

4.   PRE-CLOSING COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . -10-
     (a)  GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -10-
     (b)  NOTICES AND CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . -10-
     (c)  OPERATION OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . -11-
     (d)  PRESERVATION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . -11-
     (e)  FULL ACCESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -11-
     (f)  NOTICE OF DEVELOPMENTS . . . . . . . . . . . . . . . . . . . . . . . . -12-
     (g)  EXCLUSIVITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -12-

5.   POST-CLOSING COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . -13-
     (a)  GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -13-
     (b)  LITIGATION SUPPORT . . . . . . . . . . . . . . . . . . . . . . . . . . -13-
     (c)  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . -13-
     (d)  COVENANT NOT TO COMPETE. . . . . . . . . . . . . . . . . . . . . . . . -14-
     (e)  TURECAMO STOCKHOLDER TAX LIABILITY . . . . . . . . . . . . . . . . . . -15-

6.   CONDITIONS TO OBLIGATION TO CLOSE . . . . . . . . . . . . . . . . . . . . . -15-
     (a)  CONDITIONS TO OBLIGATION OF MORAN ENTERPRISES AND THE MORAN
          STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -15-
     (b)  CONDITIONS TO OBLIGATION OF THE TURECAMO STOCKHOLDERS. . . . . . . . . -19-

7.   REMEDIES FOR BREACHES OF THIS AGREEMENT . . . . . . . . . . . . . . . . . . -21-
     (a)  SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . -21-
     (b)  INDEMNIFICATION BY THE TURECAMO STOCKHOLDERS . . . . . . . . . . . . . -22-
     (c)  INDEMNIFICATION AND ADJUSTMENT BY MORAN ENTERPRISES. . . . . . . . . . -24-
     (d)  INDEMNIFICATION BY MORAN STOCKHOLDERS. . . . . . . . . . . . . . . . . -26-
     (e)  MATTERS INVOLVING THIRD PARTIES. . . . . . . . . . . . . . . . . . . . -27-
     (f)  LIMITATION ON REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . -29-


     (g)  INDEMNIFICATION OF DIRECTORS AND OFFICERS. . . . . . . . . . . . . . . -30-
     (h)  OTHER INDEMNIFICATION PROVISIONS . . . . . . . . . . . . . . . . . . . -30-
     (i)  EXCLUSIVITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -30-
     (j)  COVERED PERSONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . -30-

8.   TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -30-
     (a)  TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE . . . . . . . . . . . -31-
     (b)  TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE . . . . -31-
     (c)  COOPERATION ON TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . -31-
     (d)  TAX SHARING AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . -32-
     (e)  CERTAIN TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -32-

9.   TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -32-
     (a)  TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . -32-
     (b)  EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . -33-

10.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -33-
     (a)  PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. . . . . . . . . . . . . . . . -33-
     (b)  NO THIRD-PARTY BENEFICIARIES . . . . . . . . . . . . . . . . . . . . . -34-
     (c)  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . -34-
     (d)  SUCCESSION AND ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . -34-
     (e)  COUNTERPARTS; FACSIMILE EXECUTION. . . . . . . . . . . . . . . . . . . -34-
     (f)  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -34-
     (g)  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -35-
     (h)  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -35-
     (i)  AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . -36-
     (j)  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -36-
     (k)  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -36-
     (l)  CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -36-
     (m)  INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. . . . . . . . . . . -37-
     (n)  SPECIFIC PERFORMANCE . . . . . . . . . . . . . . . . . . . . . . . . . -37-
     (o)  ARBITRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -37-
     (p)  TURECAMO STOCKHOLDER REPRESENTATIVE. . . . . . . . . . . . . . . . . . -38-

Appendix A - Definitions

Schedule 1 - List of Turecamo Stockholders and Moran Stockholders

Schedule l(b) - List of Automobiles

Schedule 2(g) - Procedures to be Used in Preparing Adjustment Schedule and in calculating EBITDA

Schedule 2(g)(iii) - Sample Calculation

Schedule 5(d) - Certain Affiliates

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Schedule 6(a)(xviii) - Commitment Letter

Schedule 6(b)(xvi) - Terms of Certain Put Arrangements

Exhibit A - Form of Stock Escrow Agreement

Exhibit B - Form of Cash Escrow Agreement

Exhibits C-1 to C-4 - Forms of Employment Agreement

Exhibit D - Form of Opinion of Cummings & Lockwood

Exhibit E - Forms of Release

Exhibit F - [INTENTIONALLY OMITTED]

Exhibit G - [INTENTIONALLY OMITTED]

Exhibit H - Form of Opinion of Finn Dixon & Herling LLP

Exhibit I - Form of Restated Certificate

Exhibit J - Form of Stockholders Agreement

Exhibit K - Turecamo Financial Statements

Annex I - Representations and Warranties of the Turecamo Stockholders

Annex II - Representations and Warranties of the Turecamo Entities

Annex III - Representations and Warranties of the Moran Stockholders

Annex IV - Representations and Warranties of Moran Enterprises

Annex V - Representations and Warranties of Moran

Turecamo Stockholder Disclosure Schedule - Exceptions to Representations and Warranties of the Turecamo Stockholders

Turecamo Disclosure Schedule - Exceptions to Representations and Warranties of the Turecamo Entities

Moran Stockholder Disclosure Schedule - Exceptions to Representations and Warranties of the Moran Stockholders

Moran Enterprises Disclosure Schedule - Exceptions to Representations and Warranties of Moran Enterprises

Moran Disclosure Schedule - Exceptions to Representations and Warranties of
Moran

                               STOCK EXCHANGE AGREEMENT

     STOCK EXCHANGE AGREEMENT, dated as of August 31, 1998 (this "AGREEMENT"), among MORAN ENTERPRISES CORPORATION, a Delaware corporation ("MORAN ENTERPRISES"), MORAN TRANSPORTATION COMPANY, a Delaware corporation ("MORAN"), the Stockholders of Moran listed on Schedule 1 attached hereto, constituting all of the stockholders of Moran (each a "MORAN STOCKHOLDER" and, collectively, the "MORAN STOCKHOLDERS"), TURECAMO MARITIME, INC., a Delaware corporation ("MARITIME"), WHITE STACK MARITIME CORP., a Delaware corporation ("WHITE STACK"), TURECAMO OF SAVANNAH, INC., a Georgia corporation ("TOS"), TURECAMO ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("TES" and, together with Maritime, White Stack and TOS, each, a "TURECAMO ENTITY" and, collectively, the "TURECAMO ENTITIES"), and the stockholders of the Turecamo Entities listed on
Schedule 1 attached hereto, constituting all of the stockholders of the Turecamo Entities (each, a "TURECAMO STOCKHOLDER" and, collectively, the "TURECAMO STOCKHOLDERS"). Moran Enterprises, Moran, the Moran Stockholders, the Turecamo Entities and the Turecamo Stockholders are referred to collectively herein as the "PARTIES".


                                       RECITALS


     WHEREAS, the Turecamo Entities are engaged in the businesses of providing tug services, including ship docking and undocking and barge towing services, and marine and land clean-up services in connection with environmental spills (the "TURECAMO BUSINESS");

     WHEREAS, the Turecamo Stockholders own all of the issued and outstanding capital stock of the Turecamo Entities (collectively, the "TURECAMO STOCK") in the respective amounts set forth on Schedule 1;

     WHEREAS, Moran is engaged in the businesses of providing tug services, including ship docking and undocking and barge towing services and of providing transportation of bulk cargoes with Moran's fleet of barges (the "MORAN BUSINESS");

     WHEREAS, the Moran Stockholders own all of the issued and outstanding capital stock of Moran (the "MORAN STOCK") in the respective amounts set forth on Schedule 1;

     WHEREAS, each Turecamo Stockholder wishes to contribute to Moran Enterprises the shares of Turecamo Stock held by him or her and Moran Enterprises wishes to accept such shares of Turecamo Stock, in consideration of which Moran Enterprises shall (a) issue to each Turecamo Stockholder shares of Moran Enterprises Common Stock, and (b) pay to each Turecamo Stockholder cash, each in the amounts specified below;

     WHEREAS, (a) the number of shares of Moran Enterprises Common Stock issuable to the Turecamo Stockholders will represent, in the aggregate, 29% of the Moran Enterprises Common Stock (on a fully-diluted basis as of the Closing, assuming the exercise of employee stock options of Moran that are converted into employee stock options of Moran Enterprises as of the Closing), of which the Escrow Shares (as defined below) shall be delivered into escrow as described in
Section 2(g), and (b) the cash
amount payable to the Turecamo Stockholders (the "CASH PORTION") shall equal $45,000,000 (subject to increase as provided in Section 2(e)), of which $2,000,000 shall be delivered into escrow as described in Section 2(f);

     WHEREAS, each of the Moran Stockholders wishes to contribute to Moran Enterprises the shares of Moran Stock held by him, her or it, and Moran Enterprises wishes to accept such shares of Moran Stock, in consideration of which Moran Enterprises shall issue to each Moran Stockholder (a) shares of Moran Enterprises Common Stock and (b) shares of Moran Enterprises Preferred Stock, each in the amounts specified below; and

     WHEREAS, (a) the number of shares of Moran Enterprises Common Stock issuable to the Moran Stockholders (and to holders of options to purchase Moran Common Stock, whose options will be converted into options to acquire Moran Enterprises Common Stock) will represent, in the aggregate, 71% of the Moran Enterprises Common Stock (on a fully-diluted basis as of the Closing, assuming the exercise of employee stock options of Moran that are converted into employee stock options of Moran Enterprises), and (b) the number of shares of Moran Enterprises Preferred Stock issuable to the Moran Stockholders will represent, in the aggregate, 100% of the Moran Enterprises Preferred Stock outstanding as of the Closing.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties, intending to be legally bound, hereby agree as follows:

     1. DEFINITIONS. Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in Appendix A hereto.

     2.   CONTRIBUTION TRANSACTIONS.

          (a) TURECAMO STOCKHOLDERS. On and subject to the terms and conditions of this Agreement, at the Closing each of the Turecamo Stockholders shall contribute to Moran Enterprises the shares of Turecamo Stock set forth opposite his or her name on Schedule 1 attached hereto, and, in exchange therefor, Moran Enterprises shall:

               (i) issue and deliver to each Turecamo Stockholder the number of shares of Moran Enterprises Common Stock set forth opposite his or her name on Schedule 1 attached hereto, of which the number of Escrow Shares set forth opposite such Turecamo Stockholder's name on Schedule 1 attached hereto shall be deposited with the Escrow Agent to be held in escrow pursuant to the Stock Escrow Agreement (as described in Section 2(g) below); and

               (ii) subject to increase or decrease pursuant to Section 2(e) below, pay to each Turecamo Stockholder cash in the amount set forth opposite his or her name on Schedule 1 attached hereto, of which:

                    (A) such Turecamo Stockholder's share of the Escrow Cash Portion (allocated among the Turecamo Stockholders as set forth on Schedule 1) shall be deposited with the Escrow Agent into the Cash Escrow Account to be held pursuant to the Cash Escrow Agreement (as described in Section 2(f) below), and

                    (B) the balance shall be paid by wire transfer or delivery of immediately available funds to an account specified by such Turecamo Stockholder in writing at least two (2) Business Days prior to the Closing Date.

          (b) MORAN STOCKHOLDERS. On and subject to the terms and conditions of this Agreement, at the Closing each of the Moran Stockholders shall contribute to Moran Enterprises the shares of Moran Stock set forth opposite his, her or its name on Schedule 1 attached hereto, and, in exchange therefor, Moran Enterprises shall deliver to each such Moran Stockholder:

               (i) the number of shares of Moran Enterprises Common Stock set forth opposite his, her or its name on Schedule 1 attached hereto; and

               (ii) the number of shares of Moran Enterprises Preferred Stock set forth opposite his, her or its name on Schedule 1 attached hereto.

          (c) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Finn Dixon & Herling LLP, One Landmark Square, Stamford, Connecticut, commencing at 9:00 a.m. local time on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "CLOSING DATE").

          (d)  DELIVERIES AT THE CLOSING.  At the Closing:

               (i) the Turecamo Stockholders shall deliver to Moran Enterprises the various certificates, instruments, and documents referred to in Section 6(a) below;

               (ii) Moran Enterprises, Moran and/or the Moran Stockholders, as applicable, shall deliver to the Turecamo Stockholders the various certificates, instruments and documents referred to in Section 6(b) below;

               (iii) each of the Turecamo Stockholders shall deliver to Moran Enterprises stock certificates representing all of his or her shares of Turecamo Stock, endorsed in blank or accompanied by duly executed assignment documents, signatures guaranteed;

               (iv) Moran Enterprises shall issue and/or deliver to each of the Turecamo Stockholders the consideration specified in Section 2(a) above;

               (v) The Turecamo Stockholders shall deposit into escrow with the Escrow Agent the Escrow Shares and the Escrow Cash Portion specified in
     Section 2(a) above;

               (vi) each of the Moran Stockholders shall deliver to Moran Enterprises the stock certificates representing all of his, her or its shares of Moran Stock, endorsed in blank or accompanied by duly executed assignment documents, signatures guaranteed; and

               (vii) Moran Enterprises shall issue to each of the Moran Stockholders the shares of Moran Enterprises Common Stock and Moran Enterprises Preferred Stock specified in

     Section 2(b) above.

          (e)  ADJUSTMENT.

               (i) In the event that the Closing does not occur on or prior to September 1, 1998, the Cash Portion shall be increased by an amount of interest equal to $10,000 per day for each day during the period from (and including) September 2, 1998 through and including the actual Closing Date, such additional cash to be paid to the Turecamo Stockholders pro rata based upon their respective interests in the cash payments to be made by Moran Enterprises pursuant to Section 2(a)(ii).

               (ii) In the event that since the Most Recent Fiscal Year End and on or prior to the Closing Date, the Turecamo Entities make or declare, set aside or pay, any dividend, or make any distribution with respect to the capital stock (whether in cash or in kind) of the Turecamo Entities, or redeem, purchase or otherwise acquire any of the capital stock of the Turecamo Entities (collectively, "DISTRIBUTIONS"), and the aggregate consideration paid or set aside by the Turecamo Entities with respect to such Distributions exceeds the Aggregate Distributions, the Cash Portion shall be decreased by such amount, or if such excess is not known until after the Closing Date, the Turecamo Stockholders shall promptly upon receipt of notice of such excess Distributions, each pay their pro rata share of such excess Distributions to the applicable Turecamo Entity.

          (f) CASH ESCROW. At Closing, as contemplated by Section 2(a)(ii), Moran Enterprises shall deposit, on behalf of the Turecamo Stockholders, an aggregate of $2,000,000 in cash from the Cash Portion (allocated among the Turecamo Stockholders as set forth on Schedule 1) (collectively, the "ESCROW CASH PORTION") into an escrow account (the "CASH ESCROW ACCOUNT") maintained with a mutually agreed upon independent escrow agent (the "ESCROW AGENT"). Such Escrow Cash Portion will be held for the Turecamo Stockholders (or, if applicable, Moran Enterprises) as specified in an escrow agreement substantially in the form of Exhibit B hereto (the "CASH ESCROW AGREEMENT") to be executed by Moran Enterprises, the Turecamo Stockholders and the Escrow Agent. Interest earned on such Escrow Cash Portion shall be paid to the Turecamo Stockholders on a quarterly basis and shall not constitute a part of the Escrow Cash Portion. Moran Enterprises and the Turecamo Stockholders agree that the Cash Escrow Account shall be used solely to satisfy any obligations of the Turecamo Stockholders set forth in Section 7(b) hereof, including, with respect to all Third Party Claims for which the Turecamo Stockholders are the Indemnifying Parties, reimbursement of the fees and expenses (including court costs and attorneys' fees and expenses) of the Party conducting the defense of such Third
Party Claims in accordance with Section 7(e) hereof.   With respect to each
Third Party Claim for which the Turecamo Stockholders are the Indemnifying Parties, the Cash Escrow Account may be used for the reimbursement of the fees and expenses of only one counsel for all of the Turecamo Stockholders. If and to the extent that not all the Escrow Cash Portion is used to satisfy obligations of the Turecamo Stockholders pursuant to this Section 2(f), then any remaining funds in the Cash Escrow Account shall be released to the Turecamo Stockholders by the Escrow Agent in accordance with the terms of the Cash Escrow Agreement. The fees and expenses of the Escrow Agent shall be paid by Moran Enterprises.

          (g)  STOCK ESCROW.

               (i) At Closing, as contemplated by Section 2(a)(i), the Turecamo Stockholders shall deposit an aggregate of 8,448 shares of Moran Enterprises Common Stock (allocated among the Turecamo Stockholders as set forth on Schedule 1) (collectively, the "ESCROW SHARES") into an escrow account (the "STOCK ESCROW ACCOUNT") maintained with the Escrow Agent. Such Escrow Shares will be held for, and dividends distributed on such Escrow Shares will be paid to the Escrow Agent for distribution to, the Turecamo Stockholders (or, if applicable, Moran Enterprises) as specified in a stock escrow agreement substantially in the form of Exhibit A hereto (the "STOCK ESCROW AGREEMENT") to be executed by Moran Enterprises, the Turecamo Stockholders and the Escrow Agent. The Turecamo Stockholders as to whom Escrow Shares have been placed into escrow (the "EARNOUT HOLDERS") shall be entitled to voting rights with respect to the Escrow Shares while they are held in escrow.

               (ii) The Earnout Holders will have the right to receive the Escrow Shares out of escrow if, when and to the extent that the cumulative consolidated "EBITDA" (consolidated earnings before interest, taxes, depreciation and amortization of Moran Enterprises and its Subsidiaries, as set forth on the audited financial statements of Moran Enterprises and its Subsidiaries during the applicable period (which financial statements shall be prepared in accordance with GAAP, consistently applied; provided that EBITDA, for purposes of this Section 2(g)(ii), shall be calculated based upon Moran's accounting practices as in effect on December 31, 1997), excluding the impact of any extraordinary items as defined by GAAP) of Moran Enterprises and its Subsidiaries exceeds certain thresholds for the five full fiscal years ending December 31, 2002 (including, for the period beginning January 1, 1998 through the Closing Date, the combined EBITDA of Moran and its Subsidiaries and the Turecamo Entities (after excluding the operations related to the Balance Sheet Distributions on a pro forma basis for such period)) (the "EARNOUT PERIOD"). The cumulative EBITDA thresholds set forth in Section 2(g)(iii) below shall be subject to further adjustment, as set forth in Section 7(c)(ii).

               In connection with the foregoing:

                    (A) As soon as available and in any event within 90 days after the close of its fiscal year ending December 31, 1998, Moran Enterprises shall prepare and deliver to the Turecamo Stockholders audited financial statements of Moran Enterprises and its Subsidiaries for such fiscal year. In addition, as soon as available and in any event within 45 days after the delivery of such audited financial statements, Moran Enterprises shall prepare and deliver to the Earnout Holders (x) a schedule (the "ADJUSTMENT SCHEDULE") setting forth the pro forma adjustments to such financial statements made to exclude the operations related to the Balance Sheet Distributions as contemplated by this Section 2(g)(ii) above and such other agreed-upon pro forma adjustments described in this Section 2(g)(ii) above and on Schedule 2(g) attached hereto, and (y) the amount of cumulative consolidated EBITDA for such fiscal year (including the computation thereof), in each case together with a certificate of the Chief Financial Officer of Moran Enterprises stating that such Adjustment Schedule and the amount (and computation) of cumulative consolidated EBITDA were prepared in accordance with this Section 2(g) and Schedule 2(g) attached hereto.

                    (B) As soon as available and in any event within 90 days after the close of each of the final four fiscal years during the Earnout Period (the fiscal years ending on December 31 in the years 1999, 2000, 2001 and 2002), Moran Enterprises shall prepare and deliver to the Turecamo Stockholders (x) audited financial statements of Moran Enterprises and its Subsidiaries for each such fiscal year, and (y) the amount of cumulative consolidated EBITDA for each such fiscal year (including the computation thereof), in each case together with a certificate of the Chief Financial Officer of Moran Enterprises stating that the amount (and computation) of cumulative consolidated EBITDA were prepared in accordance with this Section 2(g) and Schedule 2(g) attached hereto. In addition, the Turecamo Stockholder Representative and its accounting advisor shall have reasonable access to the books and records of Moran Enterprises, including the audit work papers, for purposes of reviewing the foregoing.

                    (C) In the event that, with respect to each fiscal year, the Turecamo Stockholders do not agree (x) with the Adjustment Schedule or any adjustment reflected thereon and/or (y) with the calculation of cumulative consolidated EBITDA for any such fiscal year and/or (z) that the amount (and computation) of cumulative consolidated EBITDA were prepared in accordance with this Section 2(g) and Schedule 2(g) attached hereto, the Turecamo Stockholder Representative shall so inform Moran Enterprises in writing within 30 days after the Earnout Holders' receipt of all of the items specified in Section 2(g)(ii)(A) or (B), as applicable, such writing to set forth the objections of the Earnout Holders in reasonable detail and the position of the Earnout Holders on the manner in which such objections should be resolved and the cumulative consolidated EBITDA which the Earnout Holders believe is appropriate (the "TURECAMO STOCKHOLDER POSITION"). Within ten (10) days after receipt by Moran Enterprises of the Turecamo Stockholder Position, Moran Enterprises shall inform the Earnout Holders of its position on the manner in which the objections of the Earnout Holders should be resolved (the "MORAN POSITION"). If the Turecamo Stockholder Representative and Moran Enterprises cannot reach agreement as to any disputed matter within 15 days following the exchange of their respective positions, then either or both of the Turecamo Stockholder Representative and Moran Enterprises may forthwith refer the dispute to a big five accounting firm mutually agreeable to the Turecamo Stockholder Representative and Moran Enterprises (the "ARBITRATING ACCOUNTANT") for resolution. The Turecamo Stockholder Representative and Moran Enterprises shall furnish such Arbitrating Accountant with a copy of this Agreement, the audited financial statements of Moran Enterprises and its Subsidiaries for the applicable fiscal year (including all work papers related thereto), the Adjustment Schedule, if applicable, the amount and computation of cumulative consolidated EBITDA, the Turecamo Stockholder Position and the Moran Position and any other relevant correspondence between the Turecamo Stockholder Representative and Moran Enterprises, and such other written submittals upon which each party intends to rely (which shall also be exchanged with the other party). Such Arbitrating Accountant will be granted access to the books and records of Moran Enterprises and its Subsidiaries and such other documents or information as such Arbitrating Accountant deems appropriate.

               The Arbitrating Accountant's review shall be limited to the purpose of determining, in respect of the dispute, the EBITDA amount, as set forth in either the Moran Position or the Turecamo Stockholder Position, which is more nearly in accordance with the terms of this Agreement. In arriving at its determination, such Arbitrating Accountant must select either the EBITDA amount set forth in the Moran Position or the EBITDA amount set forth in the Turecamo Stockholder Position. Such Arbitrating Accountant shall finally resolve all disputed items and render a written report to the Turecamo Stockholders and Moran

          Enterprises setting forth its determination in writing within 60 days after such disputed matters are referred to it. The determination of the Arbitrating Accountant with respect to all such disputed matters shall be deemed final and conclusive and shall be binding upon Moran Enterprises and the Earnout Holders and may be entered and enforced in any court of competent jurisdiction. In addition, if the Turecamo Stockholder Representative does not object to the Adjustment Schedule and/or the EBITDA calculation within the time periods specified in this Section 2(g)(ii)(C), such matters not objected to shall be deemed final and conclusive and binding upon Moran Enterprises and the Earnout Holders. The procedures specified in this Section 2(g)(ii)(C) shall be the sole and exclusive procedure for resolution of disputes concerning (x) the Adjustment Schedule and/or (y) the amount and computation of cumulative consolidated EBITDA for each fiscal year during the Earnout Period and/or (z) whether the amount (and computation) of cumulative consolidated EBITDA were prepared in accordance with this Section 2(g) and Schedule 2(g) attached hereto. The costs of the dispute resolution procedure specified in this
          Section 2(g)(ii)(C) with respect to each disputed matter, including the fees and expenses of such Arbitrating Accountant and the respective attorneys' and accountants' fees of each party, shall be borne by the losing party. The losing party shall be deemed to be the party whose suggested EBITDA amount was not selected in the final decision of such Arbitrating Accountant. The procedures specified in this Section 2(g)(ii)(C) shall be the sole and exclusive procedure for resolution of disputes concerning the Adjustment Schedule and/or the amount and computation of cumulative consolidated EBITDA for each fiscal year during the Earnout Period.

               (iii) The following chart lists the applicable cumulative consolidated EBITDA thresholds (subject to adjustment, as set forth in Schedule 2(g)(iii)) and the corresponding number of Escrow Shares (together with all dividends and distributions thereon and proceeds thereof), subject to adjustments for stock splits, combinations, stock dividends and similar events, which will be deliverable out of escrow to the Earnout Holders in the aggregate if, when and to the extent that the applicable threshold is achieved for the Earnout Period:

                                                          Percentage of Fully-
                                                        Diluted Shares (computed
  Aggregate Number of                               as of Closing, after giving effect
     Escrow Shares         Cumulative EBITDA        to the delivery of such Escrow
      Deliverable       Threshold (in thousands)                Shares)
------------------------------------------------------------------------------------
     1,316 shares             $263,462                            1%

     2,667 shares              266,441                            2%

     4,054 shares              269,426                            3%

     5,480 shares              272,400                            4%

     6,944 shares              275,390                            5%

     8,448 shares              278,372 (and above)                6%

     In the event that cumulative consolidated EBITDA for the Earnout Period exceeds $263,462,000, but is between any two thresholds set forth above (it being understood that $278,372,000 is the highest threshold) then the aggregate number of Escrow Shares that the Earnout Holders shall receive out of escrow shall be computed as follows:

               1. Identify the two cumulative EBITDA thresholds between which the actual cumulative consolidated EBITDA falls, then compute the difference between such two cumulative EBITDA thresholds.

               2. Compute the difference between the actual cumulative consolidated EBITDA and the lower of the two thresholds.

               3.   Divide (2) by (1).

               4.   Divide (3) by 100.

               5. Compute the sum of 0.23 PLUS (4) (expressed as a decimal) PLUS the percentage (expressed as a decimal) applicable to the lower cumulative threshold (as set forth in the third column of the above table).

               6.   Solve the following equation:

                    X = ((P * A) - B)/(1-P)

                    Where:

                         X=   Number of Escrow Shares Deliverable

                         P=   The amount obtained in (5), above

                         A= The total number of shares of Moran Enterprises Common Stock outstanding at the Closing (including shares issuable pursuant to options, warrants, convertible securities, exchangeable securities and the like which are outstanding at the Closing, but excluding the Escrow Shares)

                         B= Number of shares of Moran Enterprises Common Stock held by Turecamo Stockholders at the Closing (excluding the Escrow Shares)

     A sample calculation is set forth on Schedule 2(g)(iii). No certificates or scrip representing fractional shares shall be issued, and no cash in lieu of fractional shares shall be paid. Instead, any fractional share amounts that would be issued to an Earnout Holder shall be rounded (with 0.5 and above being rounded upward to the next highest whole share, and all other fractions being rounded down to the next lowest whole share).

               (iv) Subject to the offset provisions described in Section 7(b)(i)(C) with respect to Escrow Shares that have been put or called and the put and call provisions contemplated by the

     Stockholders Agreement, that portion of the Escrow Shares (together with all dividends and distributions thereon and all proceeds thereof) which are deliverable out of escrow in accordance with Section 2(g)(iii) (the "EARNED SHARES") will be distributed to the Earnout Holders to the extent provided above (and to the extent not so deliverable to the Earnout Holders as provided above, shall be forfeited to Moran Enterprises for cancellation) promptly following the delivery by Moran Enterprises of (A) Moran Enterprises' audited financial statements for the fiscal year ending December 31, 2002, (B) the amount and computation of cumulative consolidated EBITDA for such fiscal year and (C) the aggregate amount and computation of cumulative consolidated EBITDA for the five full fiscal years ending December 31, 2002; PROVIDED, HOWEVER, that no such shares shall be forfeited to Moran Enterprises until after expiration of the 30 day period for notices from the Turecamo Stockholder Representative of disputed matters set forth in Section 2(g)(ii)(C) above and until after resolution of such disputed matters, if any. The Earned Shares shall be delivered to the Earnout Holders in proportion to the number of shares of Moran Enterprises Common Stock distributed to each such Earnout Holder (as compared to all Earnout Holders as a group) at the Closing, all as set forth on Schedule 1.

               (v) Moran Enterprises shall not enter into any merger in which Moran Enterprises is not the surviving entity, consolidation, sale of all or substantially all of its assets, or any similar transaction to which Moran Enterprises is a party, or of any liquidation or dissolution of Moran Enterprises or similar transaction, in any case, occurring on or prior to December 31, 2002 (a "TRANSACTION"), unless either (A) in the case of a merger, consolidation or similar transaction, the acquiror or other party in such Transaction shall be obligated to assume the obligations of Moran Enterprises with respect to the provisions set forth in Section 2(g) governing the Escrow Shares and the acquiror or other party shall have agreed in writing for the benefit of the Turecamo Stockholders that appropriate provisions will be made following the closing of the Transaction to ensure that the computation of EBITDA following the consummation of the Transaction shall, at a minimum, be computed based upon the operations and activities of substantially all of the assets and operations of the assets of Moran Enterprises and its Subsidiaries, as constituted immediately prior to such closing or (B) the escrow and forfeiture provisions with respect to the Escrow Shares shall be deemed to have been terminated immediately prior to the consummation of such Transaction and all such Escrow Shares shall be deemed Earned Shares and shall be distributed to the Earnout Holders (subject to the offset provisions described in Section 7(b)(i)(C) with respect to Escrow Shares that have been put or called and the put and call provisions contemplated by the Stockholders Agreement).

     3.   REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

          (a)  REPRESENTATIONS AND WARRANTIES OF THE TURECAMO STOCKHOLDERS.
Each of the Turecamo Stockholders, SEVERALLY AND NOT JOINTLY, represents and warrants to Moran Enterprises that the statements contained in Annex I attached hereto are correct and complete as of the date of this Agreement with respect to himself or herself, except as set forth in the disclosure schedule of the Turecamo Stockholders attached hereto (the "TURECAMO STOCKHOLDER DISCLOSURE SCHEDULE"). The Turecamo Stockholder Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in Annex I.

          (b) REPRESENTATIONS AND WARRANTIES OF THE TURECAMO ENTITIES. The Turecamo Entities, JOINTLY AND SEVERALLY, represent and warrant to Moran Enterprises that the statements contained in Annex II attached hereto are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule of the Turecamo Entities attached hereto (the "TURECAMO DISCLOSURE SCHEDULE").

The Turecamo Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in Annex II.

          (c) REPRESENTATIONS AND WARRANTIES OF THE MORAN STOCKHOLDERS. Each of the Moran Stockholders, SEVERALLY AND NOT JOINTLY, represents and warrants to Moran Enterprises that the statements contained in Annex III attached hereto are correct and complete as of the date of this Agreement with respect to himself, herself or itself, except as set forth in the disclosure schedule of the Moran Stockholders attached hereto (the "MORAN STOCKHOLDER DISCLOSURE SCHEDULE"). The Moran Stockholder Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in Annex III.

          (d) REPRESENTATIONS AND WARRANTIES OF MORAN ENTERPRISES. Moran Enterprises represents and warrants to the Turecamo Stockholders that the statements contained in Annex IV attached hereto are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule of Moran Enterprises attached hereto (the "MORAN ENTERPRISES DISCLOSURE SCHEDULE"). The Moran Enterprises Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in Annex IV.

          (e) REPRESENTATIONS AND WARRANTIES OF MORAN. Moran represents and warrants to Moran Enterprises and the Turecamo Stockholders that the statements contained in Annex V attached hereto are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule of Moran attached hereto (the "MORAN DISCLOSURE SCHEDULE"). The Moran Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in Annex V.

     4. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

          (a) GENERAL. Each of the Parties will use his, her or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below); PROVIDED, HOWEVER, that with respect to the conditions set forth in Section 6(a)(iii), (iv), (xix), (xxi) (with respect to Columbia Coastal only), (xxiv) and (xxxi) and Section 6(b)(iv), (v) and (xvii), this Section 4(a) shall not impose upon any Party any obligation to incur unreasonable expenses or obligations under the circumstances.

          (b)  NOTICES AND CONSENTS.

               (i) The Turecamo Entities will give any notices to third parties, and will use best efforts to obtain any third party consents, that Moran Enterprises may reasonably request in connection with the matters referred to in Section (c) of Annex II attached hereto.

               (ii) Moran Enterprises will give any notices to third parties, and will use best efforts to obtain any third party consents, that are listed in Section (c) of Annex IV attached hereto.

               (iii) Moran and its Subsidiaries will give any notices to third parties and will use best efforts to obtain any third party consents, that are listed in Section (c) of Annex V attached hereto.

               (iv) The Turecamo Entities will give any notices to, make any filings with, and use their respective best efforts to obtain any material authorizations, consents, and approvals of

     Governmental Authorities that Moran Enterprises may reasonably request in connection with the matters referred to in Section (c) of Annex II attached hereto.

               (v) Moran Enterprises and Moran will give any notices to, make any filings with, and use their best efforts to obtain all material authorizations, consents, and approvals of Governmental Authorities that the Turecamo Stockholders may reasonably request in connection with the matters referred to in Section (c) of Annex IV attached hereto and Section
     (c) of Annex V attached hereto.

               (vi) Each Turecamo Stockholder will give any notices to third parties, and will use his or her best efforts to obtain any third party consents, that Moran Enterprises may reasonably request in connection with the matters referred to in Section (c) of Annex I.

               (vii) Each Moran Stockholder will give any notices to third parties, and will use his or her best efforts to obtain any third party consents, that the Turecamo Stockholders may reasonably request in connection with the matters referred to in Section (c) of Annex III.

          (c)  OPERATION OF BUSINESS.

               (i) The Turecamo Entities shall not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Turecamo Entities shall not, without the consent of Moran, (x) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock (other than the Balance Sheet Distributions and Tax Distributions) or redeem, purchase, or otherwise acquire any of its capital stock or (y) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section (g) of Annex II or (z) reverse any accruals previously taken with respect to certain insurance reserves.

               (ii) Moran shall not be operated outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Moran shall not declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock. Moran agrees that it shall not, directly or indirectly, enter into, or agree to enter into, any merger, consolidation, share exchange, stock or asset sale or acquisition or any similar transaction, or any liquidation, dissolution or recapitalization transaction, or any financing transaction, which adversely affects or impairs the ability of Moran or Moran Enterprises to consummate the transactions contemplated hereby or the ability of Moran or Moran Enterprises to fully perform all of its obligations hereunder.

          (d) PRESERVATION OF BUSINESS. Each of Moran and the Turecamo Entities shall keep its respective business and properties substantially intact, including its respective present operations, physical facilities, working conditions, and relationships with customers, suppliers, lessors, licensors and employees. Notwithstanding anything to the contrary contained in this Agreement, the Turecamo Entities may distribute both the Balance Sheet Distributions pursuant to the Distribution Agreement and the Tax Distributions.

          (e) FULL ACCESS. Each of the Parties will permit representatives of the other Parties to have full access at all reasonable times, to all premises, properties, personnel, accountants, customers (subject to the condition that any Party may require that one of its officers or employees be present at any such contact), suppliers (subject to the condition that any Party may require that one of its officers or employees be present at any such contact), third party lenders (subject to the condition that any Party may require that one of its officers or employees be present at any such contact), other third parties whose consent is required in order to consummate the transactions contemplated hereby and by the Ancillary Agreements, books, records (including Tax records), contracts, and documents of or pertaining to each of the Turecamo Entities, Moran Enterprises, or Moran and its Subsidiaries. The Parties agree that performance of this covenant is necessary in order, among other things, to determine whether the conditions to Closing have been satisfied. Without limiting the foregoing, the Parties understand that the condition to Closing set forth in Section
6(a)(xiii) contains a time limitation and that TIME IS OF THE ESSENCE with respect to this covenant.

          (f) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his, her or its representations and warranties in Annexes I-V hereto. No disclosure by any Party pursuant to this Section 4(f), however, shall be deemed to amend or supplement any disclosure schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          (g) EXCLUSIVITY. During the period commencing upon full execution of this Agreement and ending upon the termination of this Agreement (the "EXCLUSIVITY PERIOD"), none of the Turecamo Stockholders or the Turecamo Entities will (and the Turecamo Stockholders will not cause or permit any of the Turecamo Entities to):

               (i) solicit, encourage, or facilitate, including by way of furnishing information, any inquiries concerning or proposals for a merger, consolidation, share exchange or similar transaction involving any of the Turecamo Entities, or for the liquidation, dissolution or recapitalization of any of the Turecamo Entities, or for the acquisition of any equity interest in any of the Turecamo Entities or of any portion of the assets of any of the Turecamo Entities outside the Ordinary Course of Business, or for any tender offer, sale of securities, acquisition of beneficial ownership of or the right to vote securities (any of the foregoing being referred to as a "TAKEOVER", and any inquiries or proposals with respect to a takeover being referred to below as a "TAKEOVER PROPOSAL");

               (ii) substantively discuss with or enter into conversations with any Person concerning any such Takeover Proposal; or

               (iii) except in the Ordinary Course of Business, disclose any nonpublic information to any Person concerning the business and properties of the Turecamo Entities, afford any Person access to the properties, books and records of the Turecamo Entities or otherwise assist or encourage any Person in connection with any of the foregoing. The Turecamo Entities shall promptly notify Moran orally (to be confirmed in writing as soon as practicable thereafter) of any inquiries or proposals that any of them may receive during the Exclusivity Period relating to any such matters and all the relevant details (including proposed terms and conditions, if any) relating thereto. Each of the Turecamo Entities and the Turecamo Stockholders agrees that, during the Exclusivity Period, he, she or it shall suspend any discussions with any prospective purchaser, investor or financing source in respect of the assets or capital stock of the Turecamo Entities (whether by Takeover, purchase, merger or otherwise). Nothing contained in this proposal shall be deemed to prohibit the Turecamo Entities or the Turecamo Stockholders from initiating discussions with third parties (including attorneys, accountants, bankers, suppliers and other persons) with respect to the separation of Columbia Coastal from the Turecamo Entities.

In the event that, during the Exclusivity Period, any of the Turecamo Entities, Turecamo Stockholders or any of their employees, agents or representatives violates the provisions of this Section 4(g), then the Turecamo Entities shall, on demand by Moran Enterprises and/or Moran or any of their respective Subsidiaries or Affiliates, promptly assume and pay, or reimburse Moran Enterprises and/or Moran or any of their respective Subsidiaries or Affiliates for, all reasonable fees and expenses incurred by or on behalf of Moran Enterprises and/or Moran or any of their respective Subsidiaries or Affiliates in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, including all reasonable legal, investment banking, accounting, financing commitment and other fees and expenses, and all fees and expenses incurred by banks and other lending or financial institutions and advanced, assumed or reimbursed by Moran Enterprises and/or Moran or any of their respective Subsidiaries or Affiliates which assumption, payment or reimbursement shall in no event exceed $750,000 in the aggregate. Notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Section 9(a)(i) or (iii), then the Turecamo Entities shall have no obligation to effect reimbursement under this paragraph (so long as none of the Turecamo Entities or any of their employees, agents or representatives shall have previously violated this Section during the Exclusivity Period).

     5. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

          (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (except to the extent the requesting Party is entitled to indemnification or adjustment therefor under Section 7 below). The Turecamo Stockholders acknowledge and agree that from and after the Closing Moran Enterprises will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Turecamo Entities (except books and records with respect to Tax matters pertinent to the Turecamo Entities or Turecamo Stockholders, which are addressed in Section 8).

          (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or any of the Ancillary Agreements or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Turecamo Entities, each of the other Parties will use reasonable efforts to cooperate with him, her or it and his, her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (except to the extent that the contesting or defending Party is entitled to indemnification or adjustment therefor under Section 7 below).

          (c) CONFIDENTIALITY. Each of the Turecamo Stockholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement and the Ancillary Agreements or in their capacity as employees of Moran Enterprises and its Subsidiaries following Closing, and deliver promptly to Moran Enterprises or destroy, at the request and option of Moran Enterprises, all tangible embodiments (and all copies) of the Confidential Information which are in his, her or its possession. In the event that any of the Turecamo Stockholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Turecamo Stockholder will notify Moran Enterprises promptly of the request or requirement so that Moran Enterprises may seek an appropriate protective order or waive compliance with the provisions of this Section 5(c). If, in the absence of receipt of a protective order or a waiver hereunder, any of the Turecamo Stockholders is, on the advice of counsel, compelled to disclose any Confidential Information, that Turecamo Stockholder may disclose the Confidential Information without liability hereunder. The foregoing provisions shall not apply to any Confidential Information which (i) is generally available to the public immediately prior to the time of disclosure,
(ii) is necessary to satisfy the Turecamo Stockholders' obligations under this Agreement and the other agreements entered into in connection herewith, (iii) in the reasonable determination of the Turecamo Stockholders, is or may be necessary or appropriate to enforce their rights under, or defend any claim under, this Agreement or any other agreements entered into in connection herewith or (iv) subject to the preceding sentence, is necessary or appropriate to disclose to any regulatory authority or Governmental Authority having jurisdiction over the Turecamo Stockholders; PROVIDED, HOWEVER, that copies of books and other records relating to tax matters, including Tax Returns, may be retained in accordance with the provisions of Section 8 and may be disclosed to any regulatory authority or Governmental Authority, if either the Turecamo Stockholders are required to disclose such information or the Turecamo Stockholders reasonably believe that such disclosure is necessary to accurately determine a Tax Liability.

          (d) COVENANT NOT TO COMPETE. Each Turecamo Stockholder agrees that, for a period ending on the first anniversary of the date on which such Turecamo Stockholder (directly or through Turecamo Permitted Transferees thereof) ceases to hold shares of Moran Enterprises Stock (the "NONCOMPETITION PERIOD") such Turecamo Stockholder shall not engage directly or indirectly in any business that competes in any way with any business then being conducted by Moran Enterprises or any Subsidiary or Affiliate thereof; PROVIDED, HOWEVER, that no owner of less than 1% of the outstanding stock of any publicly-traded corporation shall be deemed to engage solely by reason thereof in any of its businesses and PROVIDED, FURTHER, HOWEVER, that this Section 5(d) shall have no applicability to, and the Turecamo Stockholders may engage directly or indirectly, but only through Columbia Coastal (whether as owner, officer or director), in the business of transporting containerized cargo wherever located. Subject to the provisions of Section 8(b) of the Stockholders Agreement with respect to Columbia Coastal, during the Noncompetition Period applicable to him or her, none of the Turecamo Stockholders shall induce or attempt to induce any customer or supplier, or any potential customer or supplier, of Moran Enterprises or any of its Subsidiaries or Affiliates to terminate its relationship with or refrain from establishing a relationship with Moran Enterprises or any of its Subsidiaries or Affiliates. Subject to the provisions of Section 8(b) of the Stockholders Agreement with respect to Columbia Coastal, during the Noncompetition Period applicable to him or her, none of the Turecamo Stockholders shall directly or indirectly, on behalf of any entity other than Moran Enterprises or any of its Subsidiaries or Affiliates, hire or retain, or attempt to hire or retain, in any capacity any person who is, or was at any time during the preceding twelve (12) months, an employee or officer of Moran Enterprises or a Subsidiary or an Affiliate. Each of the Turecamo Stockholders covenants that he or she will not use the names "Turecamo" or "White Stack" in connection with any maritime business or any business associated with assets owned or once owned by the Turecamo Entities. Each of the Turecamo Stockholders acknowledges and agrees that the covenants contained in this Section 5(d) are reasonable in duration and scope, will not pose an undue hardship on such Turecamo Stockholder, and are material to Moran Enterprises. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5(d) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. In order to permit the Turecamo Stockholders to accurately identify the Affiliates of Moran Enterprises, for purposes of this Section 5(d) only, the "Affiliates" of Moran Enterprises shall be deemed to be Lakes Shipping Company, Inc. and its Subsidiaries, Interlake Holding Company, Inc. and its Subsidiaries, and Mormac Marine Group, Inc. and its respective Subsidiaries, as listed on Schedule 5(d) hereto, together with any other Affiliates identified from time to time by Moran Enterprises in a written notice to the Turecamo Stockholders.

          (e) TURECAMO STOCKHOLDER TAX LIABILITY. Each of the Turecamo Stockholders hereby agrees to pay his or her pro rata share of any Turecamo Stockholder Tax Liability and to indemnify Moran Enterprises and each of the Turecamo Entities from and against such Turecamo Stockholder's pro rata share of such Turecamo Stockholder Tax Liability.

     6.   CONDITIONS TO OBLIGATION TO CLOSE.

          (a) CONDITIONS TO OBLIGATION OF MORAN ENTERPRISES AND THE MORAN STOCKHOLDERS. The obligation of Moran Enterprises and the Moran Stockholders to consummate the transactions to be performed by him, her or it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Sections 3(a) and (b) above shall be true and correct in all material respects at and as of the Closing Date (other than representations and warranties which speak as of another date, which shall be true and correct as of such date);

               (ii) the Turecamo Stockholders and the Turecamo Entities shall have performed and complied with all of their covenants hereunder through the Closing;

               (iii) the Turecamo Stockholders and the Turecamo Entities shall have procured all of the material third party consents specified in
     Section 4(b)(i) and (vi) to be procured by them;

               (iv) the Parties shall have received all other material authorizations, consents, and approvals of the Governmental Authorities referred to in Section 4(b), and none of the terms or conditions of any such authorization, consent or approval shall (A) prevent consummation of any of the transactions contemplated by this Agreement or by the Ancillary Agreements, (B) cause any of the transactions contemplated by this Agreement or by the Ancillary Agreements to be rescinded following consummation, (C) affect materially adversely the right of Moran Enterprises to own the Turecamo Stock, the Moran Stock or the stock of any of the Subsidiaries of Moran and to control any of the Turecamo Entities, Moran, Moran Enterprises or any Subsidiaries of Moran (or any of their respective assets), (D) affect materially adversely the right of any of the Turecamo Entities, Moran or any Subsidiaries of Moran or Moran Enterprises to own its assets and to operate its businesses, or (E) be materially burdensome to Moran Enterprises or any of its Subsidiaries or any of the Turecamo Entities;

               (v) no action, suit, or proceeding shall be pending or, to the Knowledge of the Parties, threatened before any Governmental Authority or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or by the Ancillary Agreements,
     (B) cause any of the transactions contemplated by this Agreement or by the Ancillary Agreements to be rescinded following consummation, (C) affect materially adversely the right of Moran Enterprises to own the Turecamo Stock, the Moran Stock or the stock of any of the Subsidiaries of Moran and to control any of the Turecamo Entities, Moran, or any Subsidiaries of Moran (or any of their respective assets),
     (D) affect materially adversely the right of any of the Turecamo Entities, Moran or any Subsidiaries of Moran or Moran Enterprises to own its assets and to operate its businesses, or (E) be materially burdensome to Moran Enterprises or any of its Subsidiaries or any of the Turecamo Entities
     (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (vi) the Turecamo Stockholders and the Turecamo Entities shall have delivered to Moran Enterprises certificates of each Turecamo Stockholder (as to such Turecamo Stockholder) and an officers' certificate of the Chairman, President and Chief Financial Officer (in such capacity and not individually) of each Turecamo Entity to the effect that each of the conditions specified above in Section 6(a)(i)-(v) is satisfied in all respects;

               (vii) no action shall have been instituted by the Department of Justice or Federal Trade Commission or any state attorney general or other state official having jurisdiction challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated;

               (viii) each of Gregory F. McGinty, James Newman, Peter Nistad and Bart Turecamo shall have executed an employment and non-competition agreement in the form of Exhibits C-1 through C-4, respectively, hereto;

               (ix) Moran Enterprises shall have received from Cummings & Lockwood, counsel to the Turecamo Stockholders and the Turecamo Entities, and from Georgia counsel and maritime counsel reasonably acceptable to Moran Enterprises, opinions in form and substance as set forth in Exhibit D attached hereto, addressed to Moran Enterprises, and dated as of the Closing Date;

               (x) Moran Enterprises shall have received, at Moran Enterprises' expense, from environmental consultants, environmental assessments with respect to the present and former businesses and real property (owned and leased) of the Turecamo Entities located in Charleston, South Carolina and Savannah, Georgia, in substance reasonably satisfactory to Moran Enterprises, provided that Moran Enterprises shall not have any drilling or testing performed at such locations without the prior consent of the Turecamo Entities (it being understood that, upon request by the Turecamo Entities, Moran Enterprises shall, prior to Closing, provide updates of the progress of any such assessments);

               (xi) Moran Enterprises shall have received, at Moran Enterprises' expense, from consultants, engineers or employees of Moran Enterprises, assessments with respect to the Turecamo Vessels in substance reasonably satisfactory to Moran Enterprises;

               (xii) there shall not have been any occurrence, event, incident, action, failure to act, or transaction since the Most Recent Fiscal Year End which has had or is reasonably likely to cause a Turecamo Material Adverse Effect;

               (xiii) by September 21, 1998, Moran Enterprises shall have completed its business, accounting and legal due diligence review of the Turecamo Entities and the Turecamo Business, including contacts with key customers, and the results thereof shall be reasonably satisfactory to Moran Enterprises;

               (xiv) the Turecamo Entities and the lessor of the Leased Real Property located in Savannah, Georgia shall have entered into a new, arms'-length lease reasonably satisfactory in form and substance to Moran Enterprises, and sufficient to evidence such lease of record;

               (xv) Moran Enterprises shall have received such pay-off letters, termination statements, releases of ship mortgages and other releases to be delivered against repayment by Moran Enterprises of the Indebtedness of the Turecamo Entities as it shall have reasonably requested, all in form and substance satisfactory to the lender(s) to Moran Enterprises (in their sole discretion) and reasonably satisfactory to Moran Enterprises (it being understood that no such pay-off letters, termination statements and releases shall be required to be delivered in the absence of repayment by Moran Enterprises of the relevant underlying Indebtedness of the Turecamo Entities; PROVIDED, HOWEVER, that in no event shall this Section 6(a)(xv) be construed to require repayment by the Turecamo Entities or Moran Enterprises of any guarantees by any of the Turecamo Entities of any Indebtedness or other obligations of the Related Parties, as to which
     Section 6(a)(xxv) shall apply);

               (xvi) Moran Enterprises shall have received UCC, judgment lien and tax lien searches with respect to the Turecamo Stockholders and the Turecamo Entities, the results of which indicate no liens on the Turecamo Stock or on the assets of the Turecamo Entities (it being understood that if the results of lien searches reveal liens with respect to Indebtedness of the Turecamo Entities that will be paid off and terminated at Closing (all such Indebtedness listed on Sections (m) and (n) of the Turecamo Disclosure Schedule) or liens which are satisfactory to the lender(s) to Moran Enterprises in their sole discretion, the presence of such liens shall not negate satisfaction of this condition 6(a)(xvi));

               (xvii) each of the Turecamo Entities shall have delivered (i) copies of the Certificate of Incorporation of each Turecamo Entity, including all amendments thereto, certified by the Secretary of State of the state of its jurisdiction of incorporation; (ii) certificates from the Secretary of State of the state of its jurisdiction of incorporation to the effect that each Turecamo Entity is in good standing and subsisting in such jurisdiction and listing all charter documents of the Company on file in such state; (iii) a certificate from the Secretary of State or other appropriate official in each state in which each Turecamo Entity is qualified to do business to the effect that each Turecamo Entity is in good standing in such state; and (iv) a certificate as to the Tax status of each Turecamo Entity from the appropriate official in the state of its jurisdiction of incorporation and each state in which each Turecamo Entity is qualified to do business, in each case, dated as of a date not more than five days prior to the Closing Date.

               (xviii) Moran Enterprises shall have obtained on terms and conditions reasonably satisfactory to Moran Enterprises financing in the amount set forth in the draft Commitment Letter, dated July 9, 1998, attached hereto as Schedule 6(a)(xviii).

               (xix) Columbia Coastal shall have executed and delivered a right of first refusal agreement, in form and substance reasonably satisfactory to Moran Enterprises, pursuant to which Columbia Coastal shall agree that Moran Enterprises and its Subsidiaries shall have a first refusal right to provide all of the tug services requirements of Columbia Coastal on market terms (it being understood that neither Moran Enterprises nor Moran have reviewed the Towage Agreement between Columbia Coastal Transport and Maritime, as executed by Maritime on June 15, 1998 and countersigned by Columbia Coastal Transport on July 27, 1998, and that they do not hereby acknowledge whether such Towage Agreement is reasonably satisfactory and that it is possible that such right of first refusal agreement may amend, supplement, replace or terminate such Towage Agreement);

               (xx) the relevant parties shall have executed amendments, waivers or terminations of any Contracts listed on Section (o) and Section (v) of the Turecamo Disclosure Schedule in order to ensure that such Contracts are on arms'-length terms or are terminated, as applicable;

               (xxi) each Turecamo Stockholder and the Escrow Agent (as applicable) shall have executed and delivered the Stockholders Agreement, the Cash Escrow Agreement and the Stock Escrow Agreement and each Turecamo Stockholder (and each spouse thereof who is an employee of a Turecamo Entity), Columbia Coastal, Turecamo Properties, Ltd. and a newly formed Turecamo entity (the "DISTRIBUTION ENTITY", and together with each Turecamo Stockholder, Columbia Coastal, and Turecamo Properties, Ltd., the "RELATED PARTIES") shall have executed a Release in the form of Exhibit E attached hereto;

               (xxii) the Restated Certificate shall have been accepted for filing by the Secretary of State of the State of Delaware;

               (xxiii) the Balance Sheet Distributions shall have been effected in a manner and pursuant to the agreements (collectively, the "DISTRIBUTION AGREEMENT") reasonably satisfactory to Moran Enterprises, including that the assets being distributed are accepted by the Distribution Entity, subject to all Liabilities associated therewith;

               (xxiv) Moran Enterprises shall be reasonably satisfied that neither Moran Enterprises nor any of the Turecamo Entities will be subject to or responsible for any Excluded Liabilities (it being understood that, upon request by the Turecamo Entities, Moran Enterprises shall, prior to Closing, provide updates as to the progress of any analysis of the Excluded Liabilities);

               (xxv) the relevant Related Parties, the Turecamo Entities and the relevant lending institutions or counterparties shall have executed and delivered releases or terminations, at no cost to the Turecamo Entities or to Moran Enterprises, with respect to all guarantees of Indebtedness or other obligations of the Related Parties by the Turecamo Entities;

               (xxvi) all agreements between the Related Parties and the Turecamo Entities or among the Related Parties, the Turecamo Entities and any third party (other than agreements delivered at the Closing or agreements for the provision of services at arms-length terms or pursuant to the agreement referred to in clause (xix) above) shall have been terminated;

               (xxvii) Moran Enterprises and the Turecamo Entities shall have received written confirmation, in form and substance reasonably satisfactory to Moran Enterprises, from Columbia Coastal that the Turecamo Entities do not owe any amounts to Columbia Coastal as of the Closing, except for amounts that may be owed to Columbia Coastal in connection with the claims or litigation disclosed on Exhibit A to the Release by Columbia Coastal attached as Exhibit E hereto;

               (xxviii) the White Stack Stockholders' Agreement, dated December, 1983, among the Turecamo Stockholders, shall have been terminated;

               (xxix) any advance to Bart Turecamo, Jr. or any Related Party shall have been paid in full, or arrangements for the payment in full of such amount at the Closing shall have otherwise been made;

               (xxx) Moran Enterprises shall have received acknowledgement from the Turecamo Entities that the insurance policies listed in Section (q) of the Turecamo Disclosure Schedule will continue in full force and effect after giving effect to the transactions contemplated hereby (or, in the case of Protection and Indemnity and Hull insurance, substantially equivalent replacement coverage reasonably satisfactory to Moran Enterprises shall be in effect); and

               (xxxi) all actions to be taken by the Turecamo Stockholders and the Turecamo Entities in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Moran Enterprises.

Moran Enterprises and the Moran Stockholders may waive any condition specified in this Section 6(a) if they execute a written instrument so stating at or prior to the Closing.

          (b) CONDITIONS TO OBLIGATION OF THE TURECAMO STOCKHOLDERS. The obligation of the Turecamo Stockholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Sections 3(c), (d) and (e) above shall be true and correct in all material respects at and as of the Closing Date (other than representations and warranties which speak as of another date, which shall be true and correct as of such date);

               (ii) Moran Enterprises, Moran and the Moran Stockholders shall have performed and complied with all of their respective covenants hereunder through the Closing;

               (iii) no action, suit, or proceeding shall be pending or, to the Knowledge of the Parties, threatened before any Governmental Authority or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or by the Ancillary Agreements or (B) cause any of the transactions contemplated by this Agreement or by the Ancillary Agreements to be rescinded following consummation, or (C) affect materially adversely the right of Moran Enterprises to own the Turecamo Stock, the Moran Stock or the stock of any of the Subsidiaries of Moran and to control any of the Turecamo Entities, Moran or any Subsidiaries of Moran (or any of their respective assets), or
     (D) affect materially adversely the right of any of the Turecamo Entities, Moran or any Subsidiaries of Moran or Moran Enterprises to own its assets and to operate its businesses, or (E) be materially burdensome to Moran Enterprises or any of its Subsidiaries or any of the Turecamo Entities (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (iv) Moran Enterprises, Moran and the Moran Stockholders shall have received all of the material third party consents specified in Section 4(b)(ii), Section 4(b)(iii), Section 4(b)(v), and Section 4(b)(vii) (only as to authorizations, consents, and approvals to be given, made or obtained by Moran Enterprises, Moran and its Subsidiaries or the Moran Stockholders);

               (v) Moran Enterprises, Moran and Moran's Subsidiaries shall have received all authorizations, consents, and approvals of the Governmental Authorities referred to in Section 4(b)(v) to be procured by them, and none of the terms or conditions of any such authorization, consent or approval shall (A) prevent consummation of any of the transactions contemplated by this Agreement or by the Ancillary Agreements, (B) cause any of the transactions contemplated by this Agreement or by the Ancillary Agreements to be rescinded following consummation, (C) affect materially adversely the right of Moran Enterprises to own the Turecamo Stock, the Moran Stock or the stock of any of the Subsidiaries of Moran and to control any of the Turecamo Entities, Moran or any Subsidiaries of Moran (or any of their respective assets), (D) affect materially adversely the right of any of the Turecamo Entities, Moran or any Subsidiaries of Moran or Moran Enterprises to own its assets and to operate its businesses, or (E) be materially burdensome to Moran Enterprises or any of its Subsidiaries or any of the Turecamo Entities;

               (vi) (A) Moran Enterprises and Moran shall have delivered to the Turecamo Stockholders officers' certificates of the Chairman, President and Vice President-Finance and Administration of each of Moran Enterprises and Moran to the effect that each of the conditions specified above in Section 6(b)(i)-(v) is satisfied in all respects and (B) each Moran Stockholder shall have delivered to the Turecamo Stockholders certificates to the effect that each of the conditions specified in Section 6(b)(i)-(iv), as it applies to him, her or it, is satisfied in all respects;

               (vii) no action shall have been instituted by the Department of Justice or Federal Trade Commission or any state attorney general or other state official having jurisdiction challenging or seeking to enjoin the consummation of such transactions, which action shall not have been withdrawn or terminated;

               (viii) the Turecamo Stockholders shall have received from Finn Dixon & Herling LLP, counsel to Moran Enterprises, Moran and the Moran Stockholders, an opinion in form and substance as set forth in Exhibit H attached hereto, addressed to the Turecamo Stockholders, and dated as of the Closing Date;

               (ix) Moran Enterprises shall have executed each of the employment and non-competition agreements in the form of Exhibits C-1 through C-4 attached hereto;

               (x) the Turecamo Stockholders shall have received from employees of the Turecamo Entities assessments with respect to the Moran Vessels in substance reasonably satisfactory to the Turecamo Stockholders;

               (xi) there shall not have been any occurrence, event, incident, action, failure to act, or transaction since the Most Recent Fiscal Year End which has had or is reasonably likely to cause a Moran Material Adverse Effect;

               (xii) Moran shall have delivered (i) copies of its and Moran Towing's Certificate of Incorporation, including all amendments thereto, certified by the Secretary of State of the state of Delaware; (ii) certificates from the Secretary of State of the state of Delaware to the effect that each of Moran and Moran Towing is in good standing and subsisting in such jurisdiction and listing all charter documents of Moran and Moran Towing on file in such state; (iii) a certificate from the Secretary of State or other appropriate official in each state in which each of Moran and Moran Towing is qualified to do business to the effect that each of Moran and Moran Towing is in good standing in such state; and
     (iv) a certificate as to the Tax status of each of Moran and Moran Towing from the appropriate official in the state of Delaware and each state in which each of Moran and Moran Towing is qualified to do business, in each case, dated as of a date not more than five days prior to the Closing Date;

               (xiii) Moran Enterprises shall have obtained financing on terms and conditions substantially similar to those set forth in Schedule 6(a)(xviii) hereto;

               (xiv) Moran Enterprises, the Moran Stockholders, each holder of options to purchase Moran Enterprises Common Stock and the Escrow Agent, as applicable, shall have executed and delivered the Stockholders Agreement, the Cash Escrow Agreement and the Stock Escrow Agreement;

               (xv) the Restated Certificate shall have been accepted for filing by the Secretary of State of the State of Delaware;

               (xvi) arrangements reasonably satisfactory to the Turecamo Stockholder Representative shall have been made with Alan L. Marchisotto and Edmond J. Moran, Jr., on terms and conditions consistent with those set forth on Schedule 6(b)(xvi) hereto; and

               (xvii) all actions to be taken by Moran Enterprises, Moran and the Moran Stockholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Turecamo Stockholders.

The Turecamo Stockholders may waive any condition specified in this Section 6(b) if they execute a written instrument so stating at or prior to the Closing.

     7.   REMEDIES FOR BREACHES OF THIS AGREEMENT.

          (a)  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

               (i) All of the representations and warranties of the Turecamo Entities and the Turecamo Stockholders contained in Annexes I and II shall survive the Closing hereunder (even if Moran Enterprises or Moran knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two years thereafter; PROVIDED, HOWEVER, that the representations and warranties of each Turecamo Stockholder contained in Section (a) of Annex I shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

               (ii) All of the representations and warranties of Moran Enterprises, Moran and the Moran Stockholders contained in Annexes III-V shall survive the Closing hereunder (even if the Turecamo Stockholders knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two years thereafter; PROVIDED, HOWEVER, that the representations and warranties of each Moran Stockholder contained in Section (a) of Annex III shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

          (b)  INDEMNIFICATION BY THE TURECAMO STOCKHOLDERS.

               (i)  LIMITATIONS:

                    (A) DEDUCTIBLE. Notwithstanding the following provisions of this Section 7(b), from and after the Closing, the Turecamo Stockholders shall only be responsible for any Adverse Consequences attributable to a breach or alleged breach described in this Section 7(b) or any Excluded Liabilities if and to the extent that the sum of all Adverse Consequences attributable to breaches or alleged breaches described in this Section 7(b) for which the Turecamo Stockholders or any of them are responsible (other than breaches or alleged breaches arising out of fraud or willful misrepresentation or breach and other than breaches or alleged breaches of the representations and warranties contained in Section (a) of Annex I, as to all of which the $300,000 deductible described in this paragraph shall not apply) plus Excluded Liabilities shall exceed $300,000 in the aggregate (it being understood that if such Adverse Consequences exceed $300,000 in the aggregate, the Turecamo Stockholders shall not be responsible for the first $300,000 of Adverse Consequences), provided that such deductible shall not apply to Adverse Consequences attributable to any Tax Liability directly related to the payment or receipt of the Balance Sheet Distributions (the "TURECAMO STOCKHOLDER TAX LIABILITY"), as to which Turecamo Stockholder Tax Liability the Turecamo Stockholders shall have sole responsibility.

                    (B) CAP. Notwithstanding the following provisions of this
          Section 7(b) (other than the proviso at the end of this Section 7(b)(i)(B)), from and after the Closing, the Turecamo Stockholders shall not be liable for Adverse Consequences attributable to breaches or alleged breaches described in this Section 7(b) or Excluded Liabilities to the extent that the sum of all such Adverse Consequences for which the Turecamo Stockholders are responsible (other than breaches or alleged breaches arising out of fraud or willful misrepresentation or breach and other than breaches or alleged breaches of the representations and warranties contained in Section
          (a) of Annex I, as to all of which the cap in this Section 7(b)(i)(B) shall not be applicable) plus such Excluded Liabilities exceeds $5,000,000 in the aggregate (in excess of the deductible specified in Section 7(b)(i)(A)), provided that any Adverse Consequences attributable to any Turecamo Stockholder Tax Liability, as to which Turecamo Stockholder Tax Liability the Turecamo Stockholders shall have sole responsibility, shall not be included in the amounts against which the cap shall be applicable.

                    (C) MEANS OF RECOVERY. Any recovery under this Section 7(b) (other than (i) breaches or alleged breaches of the representations and warranties contained in Section (a) of Annex I and (ii) any recovery in respect of any Turecamo Stockholder Tax Liability, as to all of which this subsection shall not apply) shall only be effected, FIRST, by recourse against the remaining Escrow Cash Portion in the Cash Escrow Account, and SECOND, in the event such Cash Escrow Account is exhausted, by offset against up to an aggregate of $3,000,000 (the "AGGREGATE OFFSET AMOUNT") otherwise payable to the Turecamo Stockholders upon exercise of the put/calls, as set forth in Section 6(h) of the Stockholders Agreement, PROVIDED, HOWEVER, that such offset with respect to each Turecamo Stockholder shall be limited to such Turecamo Stockholder's PRO RATA share of such Adverse Consequences (allocated among the Turecamo Stockholders as set forth on Schedule 1), all in accordance with the terms and conditions of the Cash Escrow Agreement and the Stockholders Agreement. It is specifically understood that the Cash Escrow Account may be used, with respect to all Third Party Claims for which the Turecamo
          Stockholders are the Indemnifying Parties, for the reimbursement of the fees and expenses (including court costs and reasonable attorneys' fees and expenses) of the Party conducting the defense of such Third Party Claims in accordance with Section 7(e) hereof. With respect to each Third Party Claim for which the Turecamo Stockholders are the Indemnifying Parties, the Cash Escrow Account may be used for the reimbursement of the fees and expenses of only one counsel for all of the Turecamo Stockholders.

               (ii) In the event that any of the Turecamo Entities breaches (or in the event that any third party alleges facts that, if true, would mean that any of the Turecamo Entities has breached) any of their representations or warranties contained herein (other than (A) a breach or alleged breach of the representations and warranties contained in Sections
     (f), (r), (s), (t), (u) and/or (y) of Annex II, as to which the Turecamo Stockholders shall ONLY be obligated to indemnify the Moran Enterprises Indemnified Parties under this Section 7(b) if the Turecamo Entities had Knowledge of such breach or alleged breach at or prior to the Closing and
     (B) other than the representations and warranties in Annex I, as to which
     Section 7(b)(iii) shall apply) and, if there is an applicable survival period pursuant to Section 7(a) above, provided that a Moran Enterprises Indemnified Party makes a written claim for indemnification against the Turecamo Stockholders pursuant to Section 10(g) below within such survival period, then, subject to Section 7(b)(i), each of the Turecamo Stockholders shall, from and after the Closing, (A) to the extent of the remaining Escrow Cash Portion, jointly and severally, and (B) to the extent of such Turecamo Stockholder's PRO RATA share (allocated among the Turecamo Stockholders as set forth on Schedule 1) of such Adverse Consequences in excess of the remaining Escrow Cash Portion, severally and not jointly, indemnify the Moran Enterprises Indemnified Parties from and against such Adverse Consequences (including Adverse Consequences that the Moran Enterprises Indemnified Parties may suffer through and after the date of the claim for indemnification and after the end of the two-year survival period) attributable to such breach or alleged breach.

               (iii) In the event that any of the Turecamo Stockholders breaches (or in the event that any third party alleges facts that, if true, would mean that any of the Turecamo Stockholders has breached) any of his or her representations and warranties in Annex I, and, if there is an applicable survival period pursuant to Section 7(a) above, provided that the Moran Enterprises Indemnified Parties make a written claim for indemnification against such Turecamo Stockholder pursuant to Section 10(g) below within such survival period, then, subject to Section 7(b)(i), such Turecamo Stockholder shall, from and after the Closing, severally and not jointly, indemnify the Moran Enterprises Indemnified Parties from and against the entirety of any Adverse Consequences that the Moran Enterprises Indemnified Parties may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that the Moran Enterprises Indemnified Parties may suffer after the end of any applicable survival period) attributable to such breach or alleged breach.

               (iv) Subject to Section 7(b)(i), each of the Turecamo Stockholders shall, from and after the Closing, jointly and severally, indemnify the Moran Enterprises Indemnified Parties from and against any Adverse Consequences attributable to any Excluded Liability it being hereby understood that Moran Enterprises shall only be entitled to indemnification from the Turecamo Stockholders, subject to the cap, deductible and means of recovery set forth in Section 7(b)(i).

          (c)  INDEMNIFICATION AND ADJUSTMENT BY MORAN ENTERPRISES.

               (i) LIMITATIONS.

                    (A) DEDUCTIBLE. Notwithstanding the following provisions of this Section 7(c), from and after the Closing, Moran Enterprises shall only be responsible for any Adverse Consequences attributable to a breach or alleged breach described in this Section 7(c) if and to the extent that the sum of all Adverse Consequences attributable to breaches or alleged breaches described in this Section 7(c) for which Moran Enterprises is responsible plus all Adverse Consequences attributable to a breach or alleged breach described in Section 7(d) for which a Moran Stockholder is responsible (other than breaches or alleged breaches arising out of fraud or willful misrepresentation or breach and other than breaches or alleged breaches of the representations and warranties contained in Section (a) of Annex III, as to all of which the $300,000 deductible described in this paragraph shall not apply) shall exceed $300,000 in the aggregate (it being understood that if such aggregate Adverse Consequences exceed $300,000 in the aggregate, Moran Enterprises shall not be responsible for the first $300,000 of Adverse Consequences). For ease of administration, in the event that Adverse Consequences attributable to breaches or alleged breaches by both Moran Enterprises and the Moran Stockholders are realized at approximately the same time, such Adverse Consequences shall be totalled in the following order for purposes of determining fulfillment of the deductible specified in this Section 7(c)(i)(A) until such deductible is fulfilled: first, the Adverse Consequences attributable to breaches or alleged breaches by the Moran Stockholders shall be taken into account and second, the Adverse Consequences attributable to breaches or alleged breaches by Moran Enterprises shall be taken into account.

                    (B) CAP ON ADJUSTMENTS. Notwithstanding the following provisions of this Section 7(c), from and after the Closing, Moran Enterprises shall not be responsible to make adjustments under Section 7(c)(ii)(A) for Adverse Consequences attributable to any breach or alleged breach described in this Section 7(c) to the extent that the sum of all Adverse Consequences for which Moran Enterprises is responsible to make adjustments (other than breaches or alleged breaches arising out of fraud or willful misrepresentation or breach and other than breaches or alleged breaches of the representations and warranties contained in Section (a) of Annex I, as to all of which the cap in this Section 7(c)(i)(B) shall not be applicable) exceed $5,000,000 (in excess of the deductible specified in Section 7(c)(i)(A)).

                    (C) CAP ON INDEMNIFICATION. Notwithstanding the following provisions of this Section 7(c), from and after the Closing, Moran Enterprises shall not be liable to indemnify under Section 7(c)(ii)(B) for Adverse Consequences attributable to any breach or alleged breach described in this Section 7(c) to the extent that the sum of all Adverse Consequences for which Moran Enterprises is responsible under
          Section 7(c)(ii)(B), plus all Adverse Consequences for which the Moran Stockholders are responsible to indemnify Moran Enterprises under
          Section 7(d) (other than breaches or alleged breaches arising out of fraud or willful misrepresentation or breach and other than breaches or alleged breaches of the representations and warranties contained in Section (a) of Annex III, as to all of which the cap in this Section 7(c)(i)(C) shall not be applicable) exceed $5,000,000 (in excess of the deductible specified in Section 7(c)(i)(A)).

               (ii) In the event that Moran Enterprises or Moran breaches (or in the event any third party alleges facts that, if true, would mean that Moran Enterprises or Moran has breached) any of its representations and warranties contained herein (other than the representations and warranties of Moran contained in Sections (f), (r), (s), (t), (u) and/or (y) of Annex V, as to which

     Moran Enterprises shall ONLY be obligated to make adjustments and/or indemnify the Turecamo Stockholders pursuant to this Section 7(c) if Moran Enterprises or Moran had Knowledge of such breach or alleged breach at or prior to the Closing), and, if there is an applicable survival period pursuant to Section 7(a) above, provided that the Turecamo Stockholder Representative makes a written claim for indemnification against Moran Enterprises or Moran pursuant to Section 10(g) below within such survival period, then Moran Enterprises shall, from and after the Closing, have the following obligations:

                    (A) First, subject to Section 7(c)(i), Moran Enterprises shall, from and after the Closing, negotiate in good faith with the Turecamo Stockholder Representative appropriate pro forma reductions in the Cumulative EBITDA Thresholds set forth in Section 2(g)(iii) in amounts (subject to Section 7(c)(i)(B)) equal to any actual reductions in the EBITDA of Moran Enterprises and its Subsidiaries during the Earnout Period which are directly attributable to such breach. If Moran Enterprises and the Turecamo Stockholder Representative are unable to agree upon any such reductions, then they shall forthwith refer the dispute to an Arbitrating Accountant for resolution, pursuant to the procedures set forth in Section 2(g)(ii)(C).

                    (B) Second, subject to Section 7(c)(i) but in addition to
          Section 7(c)(ii)(A), Moran Enterprises shall, from and after the Closing, indemnify the Turecamo Stockholders from and against 29% of any Adverse Consequences that Moran Enterprises may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that the Turecamo Stockholders may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by such breach (or such alleged breach). Any such indemnity obligation of Moran Enterprises under this Section 7(c)(ii)(B) shall be satisfied solely by the issuance to the Turecamo Stockholders of shares of Series A Preferred Stock of Moran Enterprises having identical terms as, and which are PARI PASSU with, the shares of Series A Preferred Stock being issued to the Moran Stockholders at the Closing, in an amount equal to 29% of such Adverse Consequences. When issued, such shares shall be duly authorized, validly issued, fully paid, nonassessable and free from preemptive or other rights of third parties. The aggregate "Original Cost" (as defined in the Restated Certificate) of all such shares of Preferred Stock issued to the Turecamo Stockholders shall not exceed $1,450,000 and the maximum indemnification obligation of Moran Enterprises under this Section 7(c)(ii)(B) shall be to issue shares of Series A Preferred Stock having an aggregate Original Cost equal to $1,450,000 (representing 29% of the $5,000,000 cap set forth in Section 7(c)(i)(C)).

          (d)  INDEMNIFICATION BY MORAN STOCKHOLDERS.

               (i) LIMITATIONS.

                    (A) DEDUCTIBLE. Notwithstanding the following provisions of this Section 7(d), from and after the Closing, the Moran Stockholders shall only be responsible for any Adverse Consequences attributable to a breach or alleged breach described in this Section 7(d) if and to the extent that the sum of all Adverse Consequences attributable to a breach or alleged breach described in this Section 7(d) for which the Moran Stockholders or any of them are responsible plus all Adverse Consequences attributable to a breach or alleged breach described in
          Section 7(c) for which Moran Enterprises is responsible (other than breaches or alleged breaches arising out of fraud or willful misrepresentation or breach and other than breaches or alleged breaches of the representations and warranties contained in Section
          (a) of Annex III, as to all of
          which the $300,000 deductible described in this paragraph shall not apply) shall exceed $300,000 in the aggregate (it being understood that if such aggregate Adverse Consequences exceed $300,000, the Moran Stockholders shall not be responsible to indemnify Moran Enterprises under Section 7(d)(ii) for the first $300,000 of Adverse Consequences). For ease of administration, in the event that Adverse Consequences attributable to breaches or alleged breaches by both Moran Enterprises and the Moran
          Stockholders are realized at approximately the same time, such Adverse Consequences shall be totalled in the following order for purposes of determining fulfillment of the deductible specified in this Section 7(d)(i)(A) until such deductible is fulfilled: first, the Adverse Consequences attributable to breaches or alleged breaches by the Moran Stockholders shall be taken into account and second, the Adverse Consequences attributable to breaches or alleged breaches by Moran Enterprises shall be taken into account.

                    (B) CAP. From and after the Closing, the Moran Stockholders shall not be liable to indemnify Moran Enterprises under Section 7(d)(ii) for Adverse Consequences attributable to any breach or alleged breach described in this Section 7(d) to the extent that the sum of the Adverse Consequences for which the Moran Stockholders are responsible to indemnify Moran Enterprises under this Section 7(d) plus the Adverse Consequences attributable to any breach or alleged breach described in Section 7(c) for which Moran Enterprises is responsible to indemnify the Turecamo Stockholders under Section 7(c) (other than breaches or alleged breaches arising out of fraud or willful misrepresentation or breach and other than breaches or alleged breaches of the representations and warranties contained in Section
          (a) of Annex III, as to all of which the cap in this Section 7(d)(i)(B) shall not be applicable) exceed $5,000,000 (in excess of the deductible specified in Section 7(d)(i)(A)). Except for breaches or alleged breaches of the representations and warranties contained in Section (a) of Annex III, as to which this sentence shall not be applicable, in no event shall any Moran Stockholder be liable under this Section 7(d) for more than that percentage of the cap as corresponds to his, her or its percentage stock ownership of Moran, as amongst the Moran Stockholders.

               (ii) In the event that one or more executive officers or Directors of Moran Enterprises becomes aware that a Moran Stockholder has breached (or in the event any third party alleges facts that, if true, would mean that such Moran Stockholder has breached) any of his, her or its representations and warranties contained in Annex III, and, if there is an applicable survival period pursuant to Section 7(a) above, the Board of Directors of Moran Enterprises shall provide prompt written notice of such breach or alleged breach to the Turecamo Stockholder Representative, and provided that the Turecamo Stockholder Representative makes a written demand for indemnification to Moran Enterprises pursuant to Section 10(g) below within such survival period, such Moran Stockholder shall, severally and not jointly, subject to Section 7(d)(i), from and after the Closing, indemnify Moran Enterprises from and against the entirety of any Adverse Consequences that Moran Enterprises may suffer through and after the date of the claim for indemnification (including any Adverse Consequences that Moran Enterprises may suffer after the end of any applicable survival period) to the extent resulting from, arising out of, relating to, in the nature of, or caused by such breach by such Moran Stockholder (or the alleged breach) and Moran Enterprises shall diligently enforce such indemnification obligation.

          (e)  MATTERS INVOLVING THIRD PARTIES.

               (i) If any third party shall notify any party entitled to indemnification or adjustment under this Section 7 (the "INDEMNIFIED PARTY") of any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification or adjustment against any other Party (the "INDEMNIFYING PARTY") under this Section 7, then the Indemnified Party shall notify each Indemnifying Party thereof in writing together with a statement of any available information regarding such claim, within 20 days after learning of such claim (or such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim); PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent that) the Indemnifying Party thereby is prejudiced.

               (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 20 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will, subject to the limitations (including deductibles, caps and other provisions) set forth in this Section 7, indemnify the Indemnified Party from and against the entirety of any Adverse Consequences that the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) if Moran Enterprises is the Indemnified Party, the Third Party Claim involves only money damages and/or does not seek an injunction or other equitable relief that Moran Enterprises reasonably believes will substantially impair its business, assets or operations, taken as a whole,
     (C) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the reasonable good faith judgment of Moran Enterprises, likely to establish a precedential custom or practice materially adverse to the continuing business interests of Moran Enterprises, taken as a whole,
     (D) the Third Party Claim does not involve any suit, action, claim, proceeding or investigation by any material customer of Moran Enterprises taken as a whole with respect to business conducted by the Turecamo Entities prior to the Closing as to which Moran Enterprises has reasonably determined that it is necessary for Moran Enterprises to conduct such defense in order not to materially impair the relationship of Moran Enterprises and its Subsidiaries with such material customer and (E) the Indemnifying Party conducts the defense of the Third Party Claim in a reasonably active and diligent fashion.

               (iii) Regardless of which party is conducting the defense of the Third Party Claim in accordance with Section 7(e)(ii) above, (A) the other Party may retain separate counsel of its own choosing at its sole cost and expense and participate in the defense of the Third Party Claim (including the right to consult with (but not to instruct) counsel to the defending party regarding the defense, to be provided access to all appropriate records and materials relating to such defense and to be provided prompt notice of all material developments in connection with such defense), (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement or compromise with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement or compromise with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) if such judgment, settlement or compromise would lead to liability (civil or criminal) or create any other financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder or if the effect of such judgment, settlement or compromise would be to permit any injunctive relief against the Indemnified Party. If an offer is made to settle a Third Party Claim, which offer the Indemnifying Party desires to accept, the Indemnifying Party will give at least five (5) days' prior written notice to the Indemnified Party to that effect, setting forth in reasonable detail the terms and conditions of any such settlement (the "SETTLEMENT
     NOTICE").  If the Indemnified Party objects to such offer within ten
     (10) calendar days after its receipt of such Settlement Notice, the Indemnified Party may continue to contest or defend such Third Party
     Claim and, in such event, the maximum liability of the Indemnifying
     Party as to such Third Party Claim will not exceed the amount of such settlement offer described in the Settlement Notice.

               (iv) In the event any of the conditions in Section 7(e)(ii) above is or becomes unsatisfied, however, (A) subject to Section 7(e)(iii), the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate provided that if the Indemnified Party undertakes to defend against such Third Party Claim, it shall do so in a reasonably active and diligent manner, and may consent to the entry of any judgment or enter into any settlement or compromise with respect to the Third Party Claim with the prior written consent of the Indemnifying Party (not to be withheld unreasonably), (B) subject to the monetary limitations in this Section 7, the defending party may be reimbursed out of the Cash Escrow Account promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses) in accordance with the Cash Escrow Agreement, and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in (and subject to the limitations set forth in) this Section 7. With respect to each Third Party Claim for which the Turecamo Stockholders are the Indemnifying Parties, the Cash Escrow Account may be used for the reimbursement of the fees and expenses of only one counsel for all of the Turecamo Stockholders.

               (v) Any judgment entered or settlement or compromise agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall be conclusively deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder, subject to the Indemnifying Party's right to appeal an appealable judgment or order and subject to the limitations in this Section 7. To the extent that the consent or approval of either the Indemnifying Party or the Indemnified Party is required in this Section 7(e), any such consent or approval shall not be unreasonably withheld and will be deemed given in the absence of a written response within twenty (20) days of any written request therefor.

          (f)  LIMITATION ON REMEDIES.

               (i) The amount of any Adverse Consequences payable hereunder shall be net of any Tax benefit derived (or reasonably expected to be derived) by the Indemnified Party on account of such Adverse Consequences after taking into account any income or other Tax that the Indemnified Party may incur as a result of the receipt of any indemnification payment.

               (ii) The parties shall use reasonable efforts to collect the proceeds of any insurance which would have the effect of reducing an Adverse Consequence (in which case such proceeds shall reduce such Adverse Consequences) and, if indemnification payments shall have been received prior to the collection of such proceeds, shall remit to the Escrow Agent or Indemnifying Party, as the case may be, the amount of such proceeds (net of the cost of collection thereof) to the extent of indemnification payments received in respect of such Adverse Consequences. To the extent that any Adverse Consequences are reduced by receipt of payment (i) under insurance policies, or (ii) from third parties not affiliated with the Indemnified Party, such payments (net of the expenses of the recovery thereof) shall be credited against such Adverse Consequences.

               (iii) The Indemnifying Party shall be subrogated to the Indemnified Party's rights of recovery to the extent of any Adverse Consequences actually satisfied by the Indemnifying Party; PROVIDED, HOWEVER, that, if the Turecamo Stockholders are the Indemnifying Parties, such right of subrogation shall be available unless Moran Enterprises shall have reasonably concluded that exercise of the right of subrogation would materially and adversely affect a material business relationship of Moran Enterprises and its Subsidiaries and Affiliates taken as a whole. Subject to the foregoing proviso, the Indemnified Party shall execute and deliver such instruments and papers as are necessary to assign such rights and assist in the exercise thereof, including access at reasonable business hours upon prior notice to relevant books and records of the Indemnified Party.

               (iv) (A) Notwithstanding anything in this Agreement to the contrary, no claim for indemnification may be made by a Moran Enterprises Indemnified Party and no indemnification shall be required of the Turecamo Stockholders to the extent that the Adverse Consequences sustained or incurred by such Moran Enterprises Indemnified Party for which indemnification is sought were specifically accrued for as a liability on the Balance Sheet of the Turecamo Entities as of December 31, 1997 (as evidenced by the records and work papers supporting such Balance Sheet).

                    (B) Notwithstanding anything in this Agreement to the contrary, no claim for indemnification may be made by a Turecamo Stockholder and no indemnification shall be required of Moran Enterprises to the extent that the Adverse Consequences sustained or incurred by such Turecamo Stockholder or Moran Enterprises for which indemnification is sought were specifically accrued for as a liability on the balance sheets included within the Most Recent Moran SEC Reports (as evidenced by the records and work papers supporting such balance sheets).

               (v) No Party(ies) entitled to indemnification hereunder shall recover more than once in respect of the same Adverse Consequences, provided that the same Adverse Consequences may result in both indemnification and adjustment of the EBITDA Threshold pursuant to Sections 7(c) and 7(d).

          (g) INDEMNIFICATION OF DIRECTORS AND OFFICERS. To the extent that each of the Turecamo Entities' articles or certificate of incorporation, by-laws, resolutions of its board of directors or stockholders, or other corporate acts, agreements or instruments, each as in effect on the date hereof, confer rights to indemnification, contribution and/or advancement of expenses of its directors, officers, agents and others, each of the Turecamo Entities shall, and Moran Enterprises shall cause each of the Turecamo Entities to, continue in full force and effect, for a period of seven years from and after the Closing, all such rights, which rights may not be diminished by subsequent modification or amendment.

          (h) OTHER INDEMNIFICATION PROVISIONS. Notwithstanding Section 7(g), each of the Turecamo Stockholders hereby agrees that he or she will not make any claim for indemnification against any of Moran Enterprises or its Subsidiaries by reason of the fact that he or she was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand with respect to which a Moran Enterprises Indemnified Party is entitled to indemnification hereunder (disregarding, for purposes of this Section 7(h), all deductibles and caps in Section 7(b)(i)); provided, that pending the resolution of whether a Moran Enterprises Indemnified Party is so entitled to indemnification, Moran Enterprises shall undertake the defense of such Turecamo Stockholder if requested to do so by such Turecamo Stockholder.

          (i) EXCLUSIVITY. The foregoing provisions of this Section 7 are the sole and exclusive means of recovery of a Party hereto or any other Person entitled to indemnification under this Section 7, and shall preclude the exercise of any other rights or remedies available to a Party hereto or any other Person hereunder at law or in equity, except in the case of (i) fraud,
(ii) willful misrepresentation or breach or (iii) a breach or alleged breach of the covenants of a Party contained herein, in which case the foregoing provisions of this Section 7 shall NOT be exclusive, but shall be in addition to any other rights or remedies to which a Party hereto or any other Person entitled to indemnification under this Section 7 and his, her or its assigns, as the case may be, may be entitled at law or in equity.

          (j) COVERED PERSONS. The obligations of the Turecamo Stockholders under this Section 7 shall extend, upon the same terms and conditions, to Moran Enterprises, Moran, their Subsidiaries and to each person, if any, who controls Moran Enterprises, Moran, and their Subsidiaries and each of their respective assigns, within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, and to directors, officers, employees, consultants and agents of Moran Enterprises, Moran, their Subsidiaries and each of their respective assigns, and their controlling persons (collectively, the "MORAN ENTERPRISES INDEMNIFIED PARTIES"). Notwithstanding the foregoing, only Moran Enterprises shall be entitled to receive any indemnification pursuant to Section 7(b) for any diminution in value of Moran Enterprises and its Subsidiaries (including the Turecamo Entities) attributable to a breach or alleged breach subject to indemnification under Section 7(b), and no Moran Stockholder shall be entitled to receive indemnification for any such diminution in value.

     8. TAX MATTERS. The following provisions shall govern the allocation of responsibility as between Moran Enterprises and the Turecamo Stockholders for certain tax matters following the Closing Date:

          (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. The Turecamo Stockholders shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Turecamo Entities for all periods ending on or prior to the Closing Date which are filed after the Closing Date including all requisite state and federal income Tax Returns for the Turecamo Entities for their 1997 fiscal year and for the period from January 1, 1998 through and including the day prior to the Closing Date. The Turecamo Stockholders shall permit Moran Enterprises to review and comment on each such Tax Return described in the preceding sentence prior to filing.

          (b) TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. Moran Enterprises shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Turecamo Entities for Tax periods which begin before the Closing Date and end after the Closing Date. Moran Enterprises shall permit the Turecamo Stockholder Representative to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Turecamo Stockholders shall be solely responsible for the payment of all Taxes based upon or related to income or receipts of the Turecamo Entities (except to the extent such Taxes are based upon or related to income or receipts subject to tax in a jurisdiction in which the relevant Turecamo Entity is not a pass-through entity or is subject to tax on "built-in gains" under Section 1374 of the Code or comparable provisions of the applicable Tax laws of such jurisdiction, provided such exception shall not relieve the Turecamo

Stockholders from responsibility for Taxes directly related to payment or receipt of the Balance Sheet Distributions to the extent the Moran Enterprises Indemnified Parties are entitled to indemnification therefor under Section 5(e)) which relate to the portion of such Taxable Period ending on the day prior to the Closing Date. For purposes of the preceding sentence, such Taxes for the portion of such tax period up to and including the day prior to the Closing Date and for the period from and after the Closing Date shall be determined on the basis of an interim closing of the books as of the Closing Date, in the manner prescribed by (or, if not prescribed, consistent with) Sections 1362(e)(1) and 1362 (e)(6)(D) of the Code, as if such taxable period consisted of one taxable period ending on the day prior to the Closing Date followed by a taxable period beginning on the Closing Date, provided that the Turecamo Stockholders shall be solely responsible for all Taxes directly related to payment or receipt of the Balance Sheet Distributions (whether made prior to, on or after the Closing
Date).

          (c)  COOPERATION ON TAX MATTERS.

               (i) Moran Enterprises and its Subsidiaries and the Turecamo Stockholders shall cooperate fully, as and to the extent reasonably requested by the other Parties, in connection with the filing of Tax Returns pursuant to this Section 8 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Moran Enterprises and its Subsidiaries and the Turecamo Stockholders agree (A) to retain all books and records with respect to Tax matters pertinent to the Turecamo Entities relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Moran Enterprises or the Turecamo Stockholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if such other party so requests, to allow such other party to take possession of such books and records in lieu of destroying or discarding the same.

               (ii) Moran Enterprises and the Turecamo Stockholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby) without the imposition of a countervailing Tax or loss of Tax attributes on or by the Party to whom such request is directed.

               (iii) Moran Enterprises and the Turecamo Stockholders further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

               (iv) Moran Enterprises and the Turecamo Stockholders further agree that neither Party shall make any assertion, take any position or perform any act which is inconsistent with or contrary to the conclusion that the Moran Enterprises Common Stock issued to the Turecamo Stockholders in exchange for the Turecamo Stock qualifies for nonrecognition treatment under Section 351 of the Code.

          (d) TAX SHARING AGREEMENTS. All tax sharing agreements or similar agreements with respect to or involving the Turecamo Entities shall be terminated as of the Closing Date and, after the Closing Date, Moran Enterprises and its Subsidiaries shall not be bound thereby or have any liability thereunder.

          (e) CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) arising out of the transfer of the Turecamo Stock or the Moran Stock incurred in connection with this Agreement shall be paid by the respective Turecamo Stockholders and the Moran Stockholders, respectively, when due, and the Turecamo Stockholders and the Moran Stockholders, respectively, will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Moran Enterprises will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

     9.   TERMINATION.

          (a) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

               (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) Moran Enterprises may terminate this Agreement by giving written notice to the Turecamo Stockholders and the Turecamo Entities at any time prior to the Closing (A) in the event that any of the Turecamo Stockholders or any of the Turecamo Entities has breached any representation, warranty, or covenant contained in this Agreement, Moran Enterprises has notified the Turecamo Stockholders and the Turecamo Entities of the breach, the breach has continued without cure for a period of 15 days after the notice of breach, and such breach is reasonably likely to cause the failure of any condition precedent under Section 6(a), or (B) if the Closing shall not have occurred on or before November 1, 1998 by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from Moran Enterprises, Moran or the Moran Stockholders breaching any representation, warranty, or covenant contained in this Agreement);

               (iii) Moran Enterprises may terminate this Agreement by giving written notice to the Turecamo Stockholders on or before September 21, 1998 if Moran Enterprises is not reasonably satisfied with the results of its continuing business, accounting and legal due diligence regarding the Turecamo Entities; and

               (iv) the Turecamo Stockholders may terminate this Agreement by giving written notice to Moran Enterprises at any time prior to the Closing
     (A) in the event that Moran Enterprises, Moran or any Moran Stockholder has breached any representation, warranty, or covenant contained in this Agreement, any of the Turecamo Stockholders has notified Moran Enterprises of the breach, the breach has continued without cure for a period of 15 days after the notice of breach, and such breach is reasonably likely to cause the failure of any condition precedent under Section 6(b) or (B) if the Closing shall not have occurred on or before November 1, 1998, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from any of the Turecamo Stockholders or the Turecamo Entities breaching any representation, warranty, or covenant contained in this Agreement).

          (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach). Without limiting the foregoing, the fee and expense reimbursement provisions of Section 4(g) (but none of the other provisions of Section 4(g)) shall continue in full force and effect. Moreover, Sections 5(c) and 10 shall survive any such termination.

     10.  MISCELLANEOUS.

          (a)  PRESS RELEASES AND PUBLIC ANNOUNCEMENTS.

               (i) The Parties hereto agree that no Party nor any of their respective representatives or agents shall make any announcement with respect to the transactions contemplated hereby without the prior written consent of the others, unless, and to the extent set forth in, the written opinion of counsel for the subject party, such announcement otherwise is required by law. Notwithstanding the foregoing, each of the Turecamo Stockholders and the Turecamo Entities acknowledges that Moran shall not be required to obtain the prior written consent of the Turecamo Stockholders and the Turecamo Entities in connection with: (A) the filing by Moran of a Form 10-K, Form 10-Q, registration statement or other report or schedule with the Securities and Exchange Commission (the "COMMISSION") which discloses any or all of the terms of the transactions contemplated hereby (so long as such disclosure is, in the opinion of counsel to Moran, required by law); or (B) the filing by Moran of a Form 8-K with the Commission (in each case, a "FORM 8-K") in connection with the proposed transaction (so long as such disclosure is, in the opinion of counsel to Moran, required by law); or (C) the preparation of and distribution of any offering memorandum in respect of the financing of the transactions contemplated hereby on terms substantially similar to Schedule
     (6)(a)(xviii); PROVIDED, HOWEVER, that Moran agrees that it shall: (i) submit any such Form 10-K, Form 10-Q, registration statement or other report or schedule (in each case, if and only to the extent that it relates to the proposed transaction) and such Form 8-K or offering memorandum to the Turecamo Entities for their review prior to its filing or release for dissemination, as the case may be; (ii) provide the Turecamo Entities with a reasonable opportunity to comment on any such Form 10-K, Form 10-Q, registration statement or other report or schedule (in each case, if and only to the extent that it relates to the proposed transaction) and such Form 8-K or offering memorandum; and (iii) consider in good faith any comments that the Turecamo Entities may have with respect to any such Form 10-K, Form 10-Q, registration statement or other report or schedule (in each case, if and only to the extent that it relates to the proposed transaction) and such Form 8-K or offering memorandum; PROVIDED, FURTHER, that any final determination with respect to the form or content of any such Form 10-K, Form 10-Q, registration statement, report or schedule, Form 8-K or offering memorandum shall be within the absolute discretion of Moran.

               (ii) Each of the Turecamo Stockholders and the Turecamo Entities hereby acknowledges that he, she or it is aware, and that he, she or it has advised those directors, officers, employees, shareholders, agents or representatives of the Turecamo Entities who are informed as to the existence and/or subject matter of this Agreement, that, in general, the federal securities law prohibits any person who has material, non-public information relating to Moran or otherwise concerning the matters which are the subject of this Agreement from purchasing, selling or otherwise trading securities of Moran or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase, sell or otherwise trade such securities.

          (b) NO THIRD-PARTY BENEFICIARIES. Except as set forth in Section 7(g) and Section 7(j), this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein), together with the Confidentiality Agreement, dated as of January 29, 1998 between Moran and the Turecamo Entities, constitute the entire agreement among the Parties and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral (including the letter agreement, dated May 19, 1998, between Moran and the Turecamo Entities, as extended by the letters dated July 14, 1998, July 29, 1998, August 7, 1998, August 14, 1998, August 18, 1998 and August 28, 1998), to the extent they related in any way to the subject matter hereof.

          (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Parties; PROVIDED, HOWEVER, that Moran Enterprises may (i) concurrently with, or following, the Closing, collaterally assign any or all of its rights and interests hereunder to one or more lenders of Moran Enterprises and/or its Subsidiaries, or (ii) following the Closing, assign any or all of its rights, interests and obligations in connection with a Transaction described in Section 2(g)(v)(A).

          (e) COUNTERPARTS; FACSIMILE EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Facsimile execution of this Agreement shall be valid and binding for all purposes.

          (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Turecamo Stockholders, to each of them at the address set forth on Schedule 1, or if to the Turecamo Stockholder Representative, to him or her at the address set forth on Schedule 1,

     WITH A COPY TO:

     Cummings & Lockwood
     Four Stamford Plaza
     Stamford, Connecticut  06904
     Fax: (203) 351-4499
     Attention:     Vincent M. Kiernan, Esq.

     IF TO MORAN ENTERPRISES, MORAN OR A MORAN STOCKHOLDER, TO HIM, HER OR IT:

     c/o Moran Transportation Company

     Two Greenwich Plaza
     Greenwich, Connecticut 06830
     Fax: 203-625-7857
     Attention:     Chairman of the Board
                    cc: General Counsel

     WITH A COPY TO:

     Finn Dixon & Herling LLP
     One Landmark Square
     Suite 1400
     Stamford, Connecticut  06901
     Fax: 203-348-5777
     Attention:      Charles J. Downey III, Esq. and Michael J. Herling, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (k) EXPENSES. Each of the Parties will bear his or its own costs and expenses (including investment banking, accounting and legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; PROVIDED, HOWEVER, that the Turecamo Entities, or in the event not paid prior to Closing, Moran Enterprises, shall, from and after the Closing, be responsible for and pay, in accordance with the instructions of the Turecamo Entities and against invoices or statements for services rendered, an aggregate amount up to two million dollars ($2,000,000) of the investment bankers', attorneys' and accountants' and other fees and expenses payable by the

Turecamo Stockholders or the Turecamo Entities to Beacon, Cummings & Lockwood and Urbach Kahn & Werlin PC in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby (the "COVERED CLOSING COSTS"), and the Turecamo Stockholders shall pay all investment bankers', attorneys', accountants' and other fees and expenses of the Turecamo Stockholders and the Turecamo Entities related to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, in excess of two million dollars ($2,000,000). Payment of the Covered Closing Costs shall be in addition to the Aggregate Distributions and shall not reduce the purchase price.

          (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Nothing in any disclosure schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the applicable disclosure schedule identifies the exception with particularity. Any disclosure in any one section of a disclosure schedule shall constitute disclosure as to another section of such disclosure schedule, so long as the relevance of such disclosure to the latter section is reasonably apparent from the face of the disclosure schedule, and so long as the applicable disclosure identifies the exception with particularity. Notwithstanding the foregoing, the Parties make no representation or warranty as to the accuracy or completeness of any financial projections contained in any materials distributed to either party in contemplation of or in connection with the transactions contemplated hereby.

          (m) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (n) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(o) below), in addition to any other remedy to which they may be entitled, at law or in equity.

          (o) ARBITRATION. Any dispute ("DISPUTE") arising out of or relating to this Agreement or the parties' respective rights and duties hereunder ((other than disputes under Sections 2(g)(ii)(C), 5(c), 5(d) and 7(c)(ii)(A)) shall be resolved in accordance with the procedures specified in this Section 10(o), which shall be the sole and exclusive procedures for the resolution of any such Disputes.

               (i) Either Moran Enterprises or the Turecamo Stockholder Representative (on behalf of any or all of the Turecamo Stockholders) may at any time deliver to the other a written notice identifying a Dispute (the "DISPUTE NOTICE"). The Dispute Notice shall initiate the dispute resolution mechanism contemplated by this Section 10(o). Within fifteen
     (15) days after delivery of the Dispute Notice, the receiving party shall submit to the other a written response. The Dispute Notice and response thereto shall state with particularity the facts and conditions giving rise to the Dispute and shall include (i) a statement of each party's position and a summary of arguments supporting that position and (ii) in the case of Moran Enterprises, Moran and the Moran Stockholders, the name and title of the persons who will represent those parties in the negotiations contemplated by Section 10(o)(ii) below (the "MORAN DESIGNEE").

               (ii) Within thirty (30) days after delivery of the Dispute Notice, the Moran Designee and the Turecamo Stockholder Representative shall attempt in good faith to resolve the Dispute and shall meet at a mutually acceptable time and place, and thereafter as they reasonably deem necessary, to attempt to resolve the Dispute. In attempting to resolve the dispute, the parties may consult with a neutral third party mediator if both the Moran Designee and the Turecamo Stockholder Representative agree in writing. All negotiations pursuant to this Section 10(o)(ii) shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

               (iii) Any dispute arising out of or relating to this contract or the breach, termination or validity thereof (except for disputes submitted to the Arbitrating Accountant under Sections 2(g)(ii)(C) and 7(c)(ii)(A)) which has not been resolved by negotiation within ninety (90) days after delivery of the Dispute Notice, shall be settled by arbitration in accordance with the CPR Rules for Non-Administered Arbitration in effect on the date of this Agreement, by three independent and impartial arbitrators, of whom each party shall appoint one and the two arbitrators so selected shall select the third; provided, however, that if either party will not participate in negotiations, the other party may initiate arbitration before expiration of the above period. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, to the exclusion of state laws inconsistent therewith, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be New York, New York. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration under this
     Section 10(o). The costs of the arbitration specified in this Section 10(o), including the fees and expenses of the arbitrators and the attorneys' fees and accountants' fees of each party shall be borne by the losing party, as determined by the arbitrators.

               (iv) This Section 10(o) shall not apply to any disputes under Sections 2(g)(ii)(C) and 7(c)(ii)(A), which are to be resolved by the Arbitrating Accountant as set forth therein. This Section 10(o) shall not apply to breaches or alleged breaches of Sections 5(c) and (d), as to which a Party may enforce any rights or seek any remedies available to it at law or in equity.

               (v) The procedures specified in this Section 10(o) shall be the sole and exclusive procedures for the resolution of a Dispute (other than disputes submitted to the Arbitrating Accountant under Sections 2(g)(ii)(C) and 7(c)(ii)(A); PROVIDED, HOWEVER, that a Party may, without prejudice to the above procedures, seek a preliminary injunction or other provisional judicial relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo.

          (p)  TURECAMO STOCKHOLDER REPRESENTATIVE.

               (i) By written notice to Moran Enterprises signed by each Turecamo Stockholder and delivered within ten (10) days after the date hereof, the Turecamo Stockholders shall appoint a representative (the "TURECAMO STOCKHOLDER REPRESENTATIVE").

               (ii) In the event the Turecamo Stockholder Representative shall cease to hold shares of Moran Enterprises Common Stock or shall die or resign or otherwise terminate his or her status as such, his or her successor shall be any Turecamo Stockholder or spouse thereof appointed by the Turecamo Stockholder Representative or, in the case of the death of the Turecamo Stockholder Representative or where the Turecamo Stockholder Representative fails to appoint a successor after a vacancy has been created, elected by the vote or written consent of a majority in interest of the Turecamo Stockholders (based upon the pro rata interests in shares of Moran Enterprises Common Stock, as set forth on
Schedule 1 hereto). If the Turecamo Stockholders fail for any reason to elect a new Turecamo Stockholder Representative, then during any period in which a vacancy exists, a person who shall be designated by written notice to Moran Enterprises signed by each Turecamo Stockholder and delivered within ten (10) days after the date hereof shall serve as the Turecamo Stockholder Representative until a new Turecamo Stockholder Representative is elected. All decisions of the Turecamo Stockholder Representative shall be binding upon the Turecamo Stockholders. The Turecamo Stockholder Representative shall keep the Turecamo Stockholders reasonably informed of his decisions of a material nature. The Turecamo Stockholder Representative shall not be subject to removal except upon permanent disability or commission of a crime.

               (iii) The Turecamo Stockholder Representative is authorized to take any action deemed by him or her appropriate or necessary to carry out the provisions of, and to determine the rights of the Turecamo Stockholders under this Agreement. Upon the Closing and in consideration of the payments by Moran Enterprises hereunder, each Turecamo Stockholder shall be deemed to have irrevocably appointed the Turecamo Stockholder Representative as his or her attorney-in-fact to bind each Turecamo Stockholder and to contest, settle, compromise or otherwise dispose of any claim made by a Moran Enterprises Indemnified Party in accordance with this Agreement. This power of attorney is coupled with an interest and irrevocable. Without limiting the foregoing, the Turecamo Stockholder Representative shall serve as the agent of the Turecamo Stockholders for all purposes related to this Agreement, including without limitation service of process upon the Turecamo Stockholders. By his or her execution of this Agreement, the Turecamo Stockholder Representative accepts and agrees to diligently discharge the duties and responsibilities of the Turecamo Stockholder Representative set forth in this Agreement. The authorization and designation of the Turecamo Stockholder Representative under this Section 10(p) shall be binding upon the successors and assigns of each Turecamo Stockholder. Each of Moran Enterprises and its Subsidiaries and Affiliates and the Escrow Agent shall be entitled to rely upon such authorization and designation and shall be fully protected in dealing with the Turecamo Stockholder Representative, and shall have no duty to inquire into the authority of any person reasonably believed by any of them to be the Turecamo Stockholder Representative.

               (iv) The Turecamo Stockholder Representative (A) shall not be liable to any of the Turecamo Stockholders for any error of judgment, act done or omitted by him or her in good faith, or mistake of fact or law unless caused by his or her own gross negligence, recklessness or willful misconduct; (B) shall be entitled to treat as genuine any letter or other document furnished to him or her by Moran Enterprises or any of the Turecamo Stockholders and believed by him or her to be genuine and have been signed and presented by the proper party or parties; and (C) shall be reimbursed by the other Turecamo Stockholders for counsel fees and other out-of-pocket expenses incurred by the Turecamo Stockholder Representative in connection with this Agreement. The Turecamo Stockholder Representative shall not be entitled to any compensation for services hereunder.

                                        * * *

                     (Remainder of Page Intentionally Left Blank)

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

                         MORAN ENTERPRISES:

                         MORAN ENTERPRISES CORPORATION


                         By:      /s/ Paul R. Tregurtha
                              -------------------------------
                              Name:   Paul R. Tregurtha
                              Title:  Chairman

                         MORAN:

                         MORAN TRANSPORTATION COMPANY



                         By:      /s/ Paul R. Tregurtha
                              -------------------------------
                              Name:   Paul R. Tregurtha
                              Title:  Chairman

                         MORAN STOCKHOLDERS:

                         LAKES SHIPPING CO., INC.


                         By:      /s/ Paul R. Tregurtha
                              -------------------------------
                              Name:   Paul R. Tregurtha
                              Title:  Vice Chairman


                          /s/ James R. Barker
                         ------------------------------------
                         James R. Barker


                          /s/ Karen E. Barker
                         ------------------------------------
                         Karen E. Barker


                          /s/ James A. Barker
                         ------------------------------------
                         James A. Barker


                          /s/ Mark W. Barker
                         ------------------------------------
                         Mark W. Barker


                         LAFAYETTE AMERICAN BANK,
                         CUSTODIAN FOR ANDREW P. LANGLOIS IRA ROLLOVER


                         By:   /s/ Charles P. Gallagher
                              -------------------------------
                              Name:   Charles P. Gallagher
                              Title:  Vice President


                          /s/ Malcolm W. MacLeod
                         ------------------------------------
                         Malcolm W. MacLeod


                          /s/ Alan L. Marchisotto
                         ------------------------------------
                         Alan L. Marchisotto


                          /s/ Edmond J. Moran, Jr.
                         ------------------------------------
                         Edmond J. Moran, Jr.


                          /s/ Paul R. Tregurtha
                         ------------------------------------
                         Paul R. Tregurtha


                         TURECAMO ENTITIES:

                         TURECAMO MARITIME, INC.


                         By:   /s/ Gregory F. McGinty
                              -------------------------------
                              Name:   Gregory F. McGinty
                              Title:  President


                         WHITE STACK MARITIME CORP.


                         By:   /s/ Gregory F. McGinty
                              -------------------------------
                              Name:   Gregory F. McGinty
                              Title:  Vice President



                         TURECAMO OF SAVANNAH, INC.


                         By:   /s/ Gregory F. McGinty
                              -------------------------------
                              Name:   Gregory F. McGinty
                              Title:  Vice President



                         TURECAMO ENVIRONMENTAL SERVICES, INC.


                         By:   /s/ Gregory F. McGinty
                              -------------------------------
                              Name:   Gregory F. McGinty
                              Title:  Vice President

                         TURECAMO STOCKHOLDERS:


                          /s/ Mary DiGiovanni
                         ------------------------------------
                         Mary DiGiovanni


                          /s/ Joan McGinty
                         ------------------------------------
                         Joan McGinty


                          /s/ Helen Newman
                         ------------------------------------
                         Helen Newman


                          /s/ Kathleen A. Nistad
                         ------------------------------------
                         Kathleen A. Nistad


                          /s/ Bart Turecamo, Jr.
                         ------------------------------------
                         Bart Turecamo, Jr.


                          /s/ Margaret M. Turecamo
                         ------------------------------------
                         Margaret M. Turecamo

                                      APPENDIX A

                                     DEFINITIONS

     As used herein, the following terms have the respective meanings set forth below:


     "ABS" means the American Bureau of Shipping.

     "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, lost value (excluding the time value of money), expenses, and fees, including court costs and attorneys' fees and expenses.

     "ADJUSTMENT SCHEDULE" has the meaning set forth in Section 2(g)(ii)(A) above.

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "AFFILIATED GROUP" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state or local law.

     "AGGREGATE DISTRIBUTIONS" means, collectively, (i) the Balance Sheet Distributions, (ii) the Tax Distributions and (iii) the permitted distribution of cash in the amount of $1,904,000 which was distributed on or prior to April 30, 1998 by the Turecamo Entities to the Turecamo Stockholders.

     "AGGREGATE OFFSET AMOUNT" has the meaning set forth in Section 7(b)(i)(C) above.

     "AGREEMENT" has the meaning set forth in the preface above.

     "ANCILLARY AGREEMENTS" means the Cash Escrow Agreement, the Stock Escrow Agreement, the Stockholders Agreement, the Releases and the Distribution Agreements.

     "ARBITRATING ACCOUNTANT" has the meaning set forth in Section 2(g)(ii)(C) above.

     "BALANCE SHEET DISTRIBUTION" means the distribution to the Turecamo Stockholders or entities controlled by them, directly or indirectly, of (i) cash in the amount of $3,532,000, (ii) the interest of the Turecamo Entities in Columbia Coastal, the Charleston, South Carolina property and a certain real estate accounts receivable relating to the Bonnie Heights, Brooklyn property (in each case, subject to all Liabilities associated with such assets), (iii) the Power Packs used in the business of Columbia Coastal and any associated Liabilities and (iv) the automobiles listed on Schedule 1(b) hereto and any associated Liabilities.

     "BEACON" has the meaning set forth in Section (w) of Annex II below.

     "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day in which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "CASH ESCROW ACCOUNT" has the meaning set forth in Section 2(f) above.

     "CASH ESCROW AGREEMENT" has the meaning set forth in Section 2(f) above.

     "CASH PORTION" has the meaning set forth in the recitals above.

     "CLOSING" has the meaning set forth in Section 2(c) above.

     "CLOSING DATE" has the meaning set forth in Section 2(c) above.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLUMBIA COASTAL" means Columbia Coastal Transport, Inc., Columbia Coastal Transport, LLC, Columbia Leasing, LLC, and Columbia Southern Container Services, Inc..

     "COMMISSION" has the meaning set forth in Section 10(a)(i) above.

     "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Turecamo Entities and Moran Enterprises, Moran and their Subsidiaries and Affiliates that is not already generally available to the public at the time of disclosure and shall include any and all information relating to the price and terms of this Agreement.

     "CONTRACTS" has the meaning set forth in Section (o) Annex II below.

     "COVERED CLOSING COSTS" has the meaning set forth in Sections 10(k) above.

     "DISPUTE" has the meaning set forth in Section 10(o) above.

     "DISPUTE NOTICE" has the meaning set forth in Section 10(o)(i) above.

     "DISTRIBUTION" has the meaning set forth in Section 2(e)(ii) above.

     "DISTRIBUTION AGREEMENT" has the meaning set forth in Section 6(a)(xxiii) above.

     "DISTRIBUTION ENTITY" has the meaning set forth in Section 6(a)(xxi) above.

     "EARNED SHARES" has the meaning set forth in Section 2(g)(iv) above.

     "EARNOUT HOLDERS" has the meaning set forth in Section 2(g)(i) above.

     "EARNOUT PERIOD" has the meaning set forth in Section 2(g)(ii) above.

     "EMPLOYEE BENEFIT PLAN" means any (a) Employee Pension Benefit Plan (including any Multiemployer Plan), (b) Employee Welfare Benefit Plan, or (c) fringe benefit plan or program whether written or oral.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Section 3(2).

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(1).

     "ENVIRONMENTAL CLAIM" has the meaning set forth in Section (u) of Annex II below.

     "ENVIRONMENTAL LAWS" has the meaning set forth in Section (u) of Annex II below.

     "ENVIRONMENTAL PERMIT" has the meaning set forth in Section (u) of Annex II below.

     "EBITDA" has the meaning set forth in Section 2(g)(ii) above.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ESCROW AGENT" has the meaning set forth in Section 2(f) above.

     "ESCROW CASH PORTION" has the meaning set forth in Section 2(f) above.

     "ESCROW SHARES" has the meaning set forth in Section 2(g)(i) above.

     "EXCLUDED LIABILITIES" means (i) any Liabilities associated with the assets comprising the Balance Sheet Distributions and (ii) any Liabilities of, relating to, or arising out of, Columbia Coastal.

     "EXCLUSIVITY PERIOD" has the meaning set forth in Section 4(g) above.

     "FINANCIAL STATEMENTS" has the meaning set forth in Section (e) of Annex II below.

     "FORM 8-K" has the meaning set forth in Section 10(a) above.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "GOVERNMENTAL AUTHORITY" means any federal, state, municipal or other governmental or quasi-governmental department, commission, board, bureau, agency or instrumentality, or any court of the United States of America or any political subdivision thereof, or of any other country.

     "HARDY HARRIS" has the meaning set forth in Section (w) of Annex V below.

     "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INDEBTEDNESS" of any Person means, in each case whether or not accrued on the books of such Person, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) all obligations of such Person upon which interest charges are customarily paid or which are evidenced by notes, bonds, debentures, credit agreements or similar agreements or investments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person under capitalized leases, (e) all obligations of such Person in respect of acceptances, letters of credit or letters of guaranty issued or created for the account of such Person, and (f) all liabilities secured by any Security Interest on any property owned by such Person, whether or not such Person has assumed or otherwise become liable for the payment thereof.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 7(e)(i) above.

     "INDEMNIFYING PARTY" has the meaning set forth in Section 7(e)(i) above.

     "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including research and development, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, diagrams, specifications, customer and supplier lists, catalogs, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation) (whether purchased or internally developed), (g) all information systems and management procedures, (h) all other similar proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

     "KNOWLEDGE" means (i) with respect to the Turecamo Entities, the knowledge that Gregory F. McGinty, Peter J. Nistad, John Armstrong, and the senior employees of the Turecamo Entities having responsibility for a particular matter have, or in the exercise of their duties reasonably should have had, (ii) with respect to the Turecamo Stockholders, the actual knowledge of such Turecamo Stockholder, (iii) with respect to Moran, the knowledge that Paul R. Tregurtha, Malcolm W. MacLeod, Jeffrey J. McAulay, Alan L. Marchisotto and the senior employees of Moran having responsibility for a particular matter have, or in the exercise of their duties reasonably should have had, and (iv) with respect to the Moran Stockholders, the actual knowledge of such Moran Stockholder.

     "LAW" means any foreign, federal, state or local constitution, statute, regulation, rule, ordinance, code, plan, injunction, order, decree, ruling, charge or treaty.

     "LEASED REAL PROPERTY" has the meaning set forth in Section (j)(ii) of Annex II below.

     "LEASES" has the meaning set forth in Section (j)(ii) of Annex II below.

     "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "MARITIME" has the meaning set forth in the preface above.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, properties, operations, results of operations, condition (financial or otherwise) or prospects of a Person or Persons, as the context requires (including, in the case of Turecamo, the Turecamo Entities, taken as a whole, and in the case of Moran, Moran and its Subsidiaries, taken as a whole).

     "MATERIALS OF ENVIRONMENTAL CONCERN" has the meaning set forth in Section
(u) of Annex II below.

     "MORAN" has the meaning set forth in the preface above.

     "MORAN BUSINESS" has the meaning set forth in the recitals.

     "MORAN CONTRACTS" has the meaning set forth in Section (o) of Annex V below.

     "MORAN DESIGNEE" has the meaning set forth in Section 10(o)(i) above.

     "MORAN DISCLOSURE SCHEDULE" has the meaning set forth in Section 3(e) above.

     "MORAN EMPLOYEE BENEFIT PLANS" has the meaning set forth in Section (t) of Annex V below.

     "MORAN ENTERPRISES" has the meaning set forth in the preface above.

     "MORAN ENTERPRISES COMMON STOCK" has the meaning set forth in Section (d) of Annex IV below.

     "MORAN ENTERPRISES DISCLOSURE SCHEDULE" has the meaning set forth in
Section 3(d) above.

     "MORAN ENTERPRISES INDEMNIFIED PARTY" has the meaning set forth in Section 7(j) above.

     "MORAN ENTERPRISES PREFERRED STOCK" has the meaning set forth in Section
(d) of Annex IV below.

     "MORAN LEASED REAL PROPERTY" has the meaning set forth in Section (j)(ii) of Annex V below.

     "MORAN LEASES" has the meaning set forth in Section (j)(ii) of Annex V below.

     "MORAN POSITION" has the meaning set forth in Section 2(g)(ii)(C) above.

     "MORAN SEC REPORTS" has the meaning set forth in Section (e) of Annex V below.

     "MORAN STOCK" has the meaning set forth in the recitals.

     "MORAN STOCKHOLDER" has the meaning set forth in the preface above.

     "MORAN STOCKHOLDER DISCLOSURE SCHEDULE" has the meaning set forth in
Section 3(c) above.

     "MORAN TANGIBLE PROPERTY" has the meaning set forth in Section (l) of Annex V below.

     "MORAN TOWING" means Moran Towing Corporation, a New York corporation.

     "MORAN VESSELS" has the meaning set forth in Section (m) of Annex V below.

     "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

     "MOST RECENT FORM 10-K" has the meaning set forth in Section (e) of Annex V below.

     "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section (e) of Annex II below.

     "MOST RECENT FISCAL MONTH END" has the meaning set forth in Section (e) of Annex II below.

     "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section (e) of Annex II below.

     "MOST RECENT FORMS 10-Q" has the meaning set forth in Section (e) of Annex V below.

     "MOST RECENT SEC REPORTS" has the meaning set forth in Section (e) of Annex V below.

     "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

     "NONCOMPETITION PERIOD" has the meaning set forth in Section 5(d) above.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PARTIES" has the meaning set forth in the preface above.

     "PERMITS" has the meaning set forth in Section (h)(ii) of Annex II below.

     "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "RELATED PARTIES" has the meaning set forth in Section 6(a)(xxi) above.

     "RELEASE" means a Release substantially in the form of Exhibit E attached hereto.

     "RESTATED CERTIFICATE" means the Amended and Restated Certificate of Incorporation of Moran Enterprises, substantially in the form of Exhibit I attached hereto.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "SECURITY INTEREST" means any adverse claim, mortgage, pledge, lien, encumbrance, option, restriction on transfer, easement, right of way, matter of survey, charge, or other security interest.

     "SETTLEMENT NOTICE" has the meaning set forth in Section 7(e)(iii) above.

     "STOCK ESCROW ACCOUNT" has the meaning set forth in Section 2(g)(i) above.

     "STOCK ESCROW AGREEMENT" has the meaning set forth in Section 2(g)(i) above.

     "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement, to be dated as of the Closing Date, by and among Moran Enterprises, the Moran Stockholders, all holders of options to purchase Moran Enterprises Common Stock and the Turecamo Stockholders, substantially in the form of Exhibit J hereto.

     "SUBSIDIARY" means any Person with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the voting securities or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (or persons exercising similar functions).

     "TAKEOVER" has the meaning set forth in Section 4(g)(i) above.

     "TAKEOVER PROPOSAL" has the meaning set forth in Section 4(g)(i) above.

     "TANGIBLE PROPERTY" has the meaning set forth in Section (l) of Annex II below.

     "TAX" means any foreign, federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX DISTRIBUTION" shall mean cash distributions to the Turecamo Stockholders for payment of Taxes by the Turecamo Stockholders in respect of the income and gain of the Turecamo Entities for the period from January 1, 1998 through and including the day prior to the Closing of the Closing (excluding any income or gain directly related to payment or receipt of the Balance Sheet Distributions), which distributions shall be computed at the highest combined effective tax rate applicable to a Turecamo Stockholder.

     "TAX LIABILITY" has the meaning set forth in Section (i)(iii) of Annex II below.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "TES" has the meaning set forth in the preface above.

     "THIRD PARTY" means any party other than the Parties.

     "THIRD PARTY CLAIM" has the meaning set forth in Section 7(e)(i) above.

     "TOS" has the meaning set forth in the preface above.

     "TRANSACTION" has the meaning set forth in Section 2(g)(v) above.

     "TURECAMO BUSINESS" has the meaning set forth in the recitals above.

     "TURECAMO DISCLOSURE SCHEDULE" has the meaning set forth in Section 3(b) above.

     "TURECAMO EMPLOYEE BENEFIT PLANS" has the meaning set forth in Section (t) of Annex II below.

     "TURECAMO ENTITIES" has the meaning set forth in the preface above.

     "TURECAMO PERMITTED TRANSFEREES" shall have the meaning set forth in the Stockholders Agreement.

     "TURECAMO STOCK" has the meaning set forth in the recitals above.

     "TURECAMO STOCKHOLDER DISCLOSURE SCHEDULE" has the meaning set forth in
Section 3(a) above.

     "TURECAMO STOCKHOLDER POSITION" has the meaning set forth in Section 2(g)(ii)(C) above.

     "TURECAMO STOCKHOLDER REPRESENTATIVE" has the meaning set forth in Section 10(p)(i) above.

     "TURECAMO STOCKHOLDERS" has the meaning set forth in the preface above.

     "TURECAMO STOCKHOLDER TAX LIABILITY" has the meaning set forth in Section 7(b)(i)(A) above.

     "USCG" has the meaning set forth in Section (m) of Annex II below.

     "VESSELS" has the meaning set forth in Section (m) of Annex II below.

     "WHITE STACK" has the meaning set forth in the preface above.

                                       ANNEX I
                                       -------

             REPRESENTATIONS AND WARRANTIES OF EACH TURECAMO STOCKHOLDER
             -----------------------------------------------------------


          (a) TITLE TO SHARES. Such Turecamo Stockholder is the record and beneficial owner of the shares of Turecamo Stock set forth opposite such Turecamo Stockholder's name on Schedule 1 hereto, free and clear of any Security Interest, and has full power and authority to convey such shares set forth opposite such Turecamo Stockholder's name on Schedule 1 hereto, free and clear of any Security Interest, and, upon delivery of and payment for such shares as herein provided and termination of the White Stack Stockholders Agreement, Moran Enterprises will acquire good, marketable and valid title thereto, free and clear of any Security Interest (other than Security Interests granted by Moran Enterprises). Each of the Turecamo Stockholders is a "citizen" within the meaning of Section 2(c) of the Shipping Act of 1916, as amended.

          (b) AUTHORITY RELATIVE TO THIS AGREEMENT. Such Turecamo Stockholder has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and the Ancillary Agreements and to perform fully such Turecamo Stockholder's obligations hereunder and thereunder. This Agreement has been duly executed and delivered by such Turecamo Stockholder and constitutes (and upon due execution and delivery, the Ancillary Agreements to which such Turecamo Stockholder is intended to be party will constitute) the legal, valid and binding obligation of such Turecamo Stockholder enforceable against such Turecamo Stockholder in accordance with its terms.

          (c) ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby and the performance by such Turecamo Stockholder of this Agreement and the Ancillary Agreements in accordance with their respective terms and conditions will not: (i) require such Turecamo Stockholder to obtain any Permit, or any notice to, filing or registration with, or permit, license, variance, waiver, exemption, franchise, order, consent, authorization or approval of, any other person except for notices and consents disclosed on Section (c) of the Turecamo Stockholder Disclosure Schedule; (ii) except as set forth in Section (c) of the Turecamo Stockholder Disclosure Schedule, violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a breach or default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Security Interest on the Turecamo Stock held by such Turecamo Stockholder or upon the assets, properties or businesses of the Turecamo Entities under any of the terms, conditions or provisions of any contract or other agreement (written or oral) to which such Turecamo Stockholder is a party or by or to which such Turecamo Stockholder or the shares of Turecamo Stock held by such Turecamo Stockholder are bound or subject; or (iii) subject to compliance with the Hart-Scott-Rodino Act, (A) to the knowledge of such Turecamo Stockholder, violate any Law or (B) violate any outstanding judgment, ruling, order, writ, injunction or award of any Governmental Authority, in the case of (A) or (B), which is applicable to such Turecamo Stockholder or to the Turecamo Stock held by such Turecamo Stockholder.

          (d) SECURITIES LAW MATTERS. Such Turecamo Stockholder hereby confirms that he or she has been informed that the shares of the Moran Enterprises Common Stock being issued to him or her are restricted securities under the Securities Act and may not be resold or transferred unless first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, such Turecamo Stockholder hereby acknowledges that he or she is prepared to hold the

Annex I-Representations &
Warranties of Each Turecamo
Stockholder


Moran Enterprises Common Stock for an indefinite period and that the Turecamo Stockholder is aware that Rule 144 of the Commission issued under the Securities Act is not presently available to exempt the resale of the Moran Enterprises Common Stock from the registration requirements of the Securities Act. Such Turecamo Stockholder is aware of the adoption of Rule 144 promulgated under the Securities Act by the Commission, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. Such Turecamo Stockholder understands that Rule 144 is conditioned upon, among other things: (i) the availability of certain current public information about Moran Enterprises, (ii) the resale occurring not earlier than one (1) year after the party has purchased and paid for the securities to be sold, (iii) the sale being made through a broker in an unsolicited "broker's transaction", and (iv) the amount of securities being sold during any three-month period not exceeding specified limitations. Such Turecamo Stockholder understands that Moran Enterprises may not be satisfying the current public information requirement of Rule 144 at the time such Turecamo Stockholder wishes to sell the Moran Enterprises Common Stock or other conditions under Rule 144. If so, such Turecamo Stockholder understands that he or she may be precluded from selling the securities under Rule 144 even if the one-year holding period of said Rule has been satisfied. Prior to the acquisition of the shares of Moran Enterprises Common Stock by such Turecamo Stockholder, each such Turecamo Stockholder acquired sufficient information about Moran Enterprises to reach an informed and knowledgeable decision to acquire the Moran Enterprises Common Stock. Such Turecamo Stockholder has such knowledge and experience in financial and business matters so as to make him or her capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision. Such Turecamo Stockholder is able to bear the economic risk of his or her investment in the Moran Enterprises Common Stock. Such Turecamo Stockholder is an "Accredited Investor," as defined in the rules and regulations promulgated under the Securities Act, and is a resident of the jurisdiction listed on Schedule 1. Such Turecamo Stockholder also acknowledges that the shares of Moran Enterprises Common Stock to be received by him or her will be subject to additional restrictions on transfer and legend requirements under the Stockholders Agreement.

          (e) INTEREST IN COMPETITORS AND SUPPLIERS. Other than interests in Columbia Coastal and the lessor of the Leased Real Property located in Savannah, Georgia, and except as set forth on Section (e) of the Turecamo Stockholder Disclosure Schedule, neither any Turecamo Stockholder nor any Affiliate of any Turecamo Stockholder, (i) has any material direct or indirect interest in any Person (other than, upon the Closing, Moran Enterprises) engaged or involved in any business which is competitive in any way with the business of Moran Enterprises and its Subsidiaries or (ii) has any material direct or indirect interest in any Person which is a lessor of assets or properties to, material supplier of, or provider of services to, Moran Enterprises or any of its Subsidiaries.

                                       ANNEX II
                                       --------

                                 REPRESENTATIONS AND
                         WARRANTIES OF THE TURECAMO ENTITIES
                         -----------------------------------


     (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each of the Turecamo Entities is a corporation duly organized, validly existing, and in good standing under the jurisdiction of its incorporation as listed on Section (a) of the Turecamo Disclosure Schedule. Each of the Turecamo Entities is duly authorized to conduct business and is in good standing under the laws of each jurisdiction listed in Section (a) of the Turecamo Disclosure Schedule. Each of the Turecamo Entities has requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Turecamo Entities have delivered to Moran Enterprises correct and complete copies of the certificates of incorporation and bylaws of each of the Turecamo Entities (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors) are correct and complete in all material respects, and the stock certificate books, and the stock record books of each of the Turecamo Entities are correct and complete in all respects. None of the Turecamo Entities is in default under or in violation of any provision of its certificate of incorporation or bylaws. Each of the Turecamo Entities is a "citizen" within the meaning of Section 2(c) of the Shipping Act of 1916, as amended.

     (b) CAPITALIZATION. The entire authorized capital stock of each Turecamo Entity is set forth in Section (b) of the Turecamo Disclosure Schedule. Each outstanding share of capital stock of each Turecamo Entity has been duly authorized, is validly issued, fully paid, and nonassessable, and is held of record by the respective Turecamo Stockholders as set forth in Section (b) of the Turecamo Disclosure Schedule. There are no outstanding or authorized options, warrants, preemptive rights, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any Turecamo Entity to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to any Turecamo Entity. Except as set forth in Section (c) of the Turecamo Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of any Turecamo Entity.

     (c) NONCONTRAVENTION. Except as set forth in Section (c) of the Turecamo Disclosure Schedule, neither the execution and the delivery of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any law or any order, decree, ruling, charge, or other restriction of any Governmental Authority to which any of the Turecamo Entities is subject or any provision of the certificate of incorporation or bylaws of any of the Turecamo Entities or (ii) conflict with, result in a breach of, constitute a default under (or an event which, with notice or lapse of time, or both, would constitute a breach or default), result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, Contract, Permit or other arrangement (written or oral) to which any of the Turecamo Entities is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Except as set forth in Section (c) of the Turecamo Disclosure Schedule, none of the Turecamo Entities needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated by this Agreement and the Ancillary Agreements or continue


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the effectiveness of Permits relating to the Turecamo Business following the
Closing.

     (d) SUBSIDIARIES. Except as set forth on Section (d) of the Turecamo Disclosure Schedule, none of the Turecamo Entities has any Subsidiaries. Except as set forth on Section (d) of the Turecamo Disclosure Schedule, no Turecamo Entity, directly or indirectly, owns or controls or has any capital or other equity interest or participation (or any interest convertible into or exchangeable or exercisable for, any capital or other equity interest or participation in) nor is any Turecamo Entity, directly or indirectly, subject to any obligation or requirement to provide funds to or invest in, any person.

     (e) FINANCIAL STATEMENTS. Attached hereto as Exhibit K are the following financial statements (collectively the "FINANCIAL STATEMENTS"): (i) audited combined and unaudited combining balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1995, 1996, and 1997 (the "MOST RECENT FISCAL YEAR END") for the Turecamo Entities; and (ii) unaudited combined and combining balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the SIX months ended June 30, 1998 (the "MOST RECENT FISCAL MONTH END") for the Turecamo Entities. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP based upon the books and records of the Turecamo Entities applied on a consistent basis throughout the periods covered thereby, and are consistent with the books and records of the Turecamo Entities (which books and records are correct and complete), the Most Recent Fiscal Year End presents fairly the financial condition of the Turecamo Entities as of such dates and the results of operations of the Turecamo Entities for such periods, and the Most Recent Financial Statements presents fairly the financial condition of the Turecamo Entities as of such dates and the results of operations of the Turecamo Entities for such periods, in all material respects; PROVIDED, HOWEVER, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Since the Most Recent Fiscal Year End, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of any of the Turecamo Entities.

     (f) UNDISCLOSED LIABILITIES. None of the Turecamo Entities has any Liability, except for (i) Liabilities fully and adequately reflected or reserved against in the Most Recent Balance Sheet; (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract or, to the Knowledge of the Turecamo Entities, by any breach of warranty, tort, infringement, or violation of law); and (iii) Liabilities specifically disclosed in Section (f) of the Turecamo Disclosure Schedule.

     (g) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Turecamo Entities. Without limiting the generality of the foregoing, except as set forth in Section (g) of the Turecamo Disclosure Schedule, since that date:

          (i) none of the Turecamo Entities has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;


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          (ii)      none of the Turecamo Entities has entered into any
     agreement, contract, lease, pricing arrangement or license (or series of related agreements, contracts, leases, arrangements and licenses) either involving more than $250,000 or outside the Ordinary Course of Business;

          (iii) no party (including the Turecamo Entities) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $250,000 to which any of the Turecamo Entities is a party or by which any of them or any of their respective assets is bound;

          (iv) none of the Turecamo Entities has granted (or, to the Knowledge of the Turecamo Entities, permitted) any Security Interest upon any of its assets, tangible or intangible;

          (v) none of the Turecamo Entities has made any capital expenditure (or series of related capital expenditures) either involving more than $250,000 or outside the Ordinary Course of Business;

          (vi) none of the Turecamo Entities has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $250,000 or outside the Ordinary Course of Business;

          (vii) none of the Turecamo Entities has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $250,000 in the aggregate or outside the Ordinary Course of Business;

          (viii) none of the Turecamo Entities has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (ix) none of the Turecamo Entities has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $250,000 or outside the Ordinary Course of Business;

          (x) there has been no change made or authorized in the certificate of incorporation or bylaws of any of the Turecamo Entities;

          (xi) none of the Turecamo Entities has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, preemptive or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (xii) none of the Turecamo Entities has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (xiii) none of the Turecamo Entities has experienced any damage, destruction, or loss (whether or not covered by insurance) individually, or in the aggregate, more than $250,000 to


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     its property;

          (xiv) except for the Balance Sheet Distributions and the Tax Distributions and the lease of the Leased Real Property in Savannah, Georgia, none of the Turecamo Entities has made any loan to, or entered into any other transaction with, any of its directors, officers, employees or stockholders outside the Ordinary Course of Business;

          (xv) none of the Turecamo Entities has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (xvi) none of the Turecamo Entities has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business or made any other change in employment terms or any advances or payments for or to any of its directors, officers, or employees outside the Ordinary Course of Business;

          (xvii) none of the Turecamo Entities has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (xviii)   none of the Turecamo Entities has made or pledged to make
     any charitable or other capital contribution outside the Ordinary Course of Business;

          (xix) no material customer, supplier, representative, lessee, or lessor has terminated or given notice of its intent to terminate its relationship with any of Turecamo Entities; and

          (xx) none of the Turecamo Entities has committed to any of the foregoing.

     (h)  LEGAL COMPLIANCE.

          (i) Except as set forth on Section (h) of the Turecamo Disclosure Schedule, each of the Turecamo Entities has complied in all material respects with all applicable Laws and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Section (h) of the Turecamo Disclosure Schedule lists all non-compliances with laws for which any of the Turecamo Entities has been cited by a Governmental Authority during the past 3 years (other than USCG citations involving fines not exceeding $5,000, individually).

          (ii) The Turecamo Entities possess, and are in material compliance with, the terms and conditions of, all franchises, consents, approvals, licenses, permits, certificates and other authorizations ("PERMITS") from any Governmental Authority that are necessary for the ownership of their respective assets and the conduct of the Turecamo Business as presently conducted in the Ordinary Course of Business. With respect to each such Permit which is material: (A) the Permit is in full force and effect; (B) none of the Turecamo Entities is in breach or default, and, to the Knowledge of the Turecamo Entities, no event has occurred which, with


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     notice or lapse of time, or both, would constitute a breach or default, or permit termination or modification of the Permit; and (C) the Permit will continue in full force and effect on identical terms for the benefit of Moran Enterprises and/or the Turecamo Entities following the consummation of the transactions contemplated hereby and by the Ancillary Agreements.

          (iii) To the Knowledge of the Turecamo Entities, none of the Turecamo Entities, the Turecamo Stockholders, or any officer, director, employee, consultant or agent of the Turecamo Entities has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a Governmental Authority or customer, under circumstances which could subject any Turecamo Entity or any Turecamo Stockholder or any officers, directors, employees or consultants of any Turecamo Entity to administrative or criminal penalties or sanctions or termination of such customer relationship.

     (i)  TAX MATTERS.

          (i) Except as set forth in Section (i) of the Turecamo Disclosure Schedule, each of the Turecamo Entities has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Turecamo Entities reflected on such Tax Returns have been paid. Except as set forth in Section (i) of the Turecamo Disclosure Schedule, none of the Turecamo Entities is currently the beneficiary of any extension of time within which to file any Tax Return. Within the prior eight years, no claim has ever been made by an authority in a jurisdiction where any of the Turecamo Entities does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Turecamo Entities that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) Each of the Turecamo Entities has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except to the extent that a failure to withhold or make such payment could not be reasonably expected to have a Turecamo Material Adverse Effect.

          (iii) None of the Turecamo Entities expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed by any of the Turecamo Entities. Except as set forth in Section (i) of the Turecamo Disclosure Schedule, there is no dispute or claim concerning any Liability with respect to any Taxes (a "TAX LIABILITY") of any of the Turecamo Entities either (A) claimed or raised by any Governmental Authority in writing or (B) as to which any of the Turecamo Entities has Knowledge. Section (i) of the Turecamo Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Turecamo Entities for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Turecamo Entities have delivered to Moran Enterprises correct and complete copies of all federal and state income and other material Tax Returns, examination


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     reports, and statements of deficiencies assessed against or agreed to by any of the Turecamo Entities since December 31, 1996.

          (iv) None of the Turecamo Entities has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v)       None of the Turecamo Entities has filed a consent under Code
     Section 341(f) concerning collapsible corporations. None of the Turecamo Entities has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of the Turecamo Entities has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). None of the Turecamo Entities is a party to any Tax allocation or sharing agreement. Since December 31, 1989 none of the Turecamo Entities (A) is and has been a member of an Affiliated Group filing a consolidated federal income Tax Return and (B) has any Liability for the Taxes of any Person (other than any of the Turecamo Entities) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, except as set forth in Section (i) of the Turecamo Disclosure Schedule.

          (vi) Section (i) of the Turecamo Disclosure Schedule sets forth the following information with respect to each of Turecamo Entities as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of each Turecamo Entity in its assets; (B) the basis of each Turecamo Stockholder in his or her Turecamo Stock and (C) the amount of any net operating loss, net capital loss, unused investment or other credit, allocable to each Turecamo Entity.

          (vii) Except as set forth on Section (i) of the Turecamo Disclosure Schedule, the unpaid Taxes of the Turecamo Entities (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Fiscal Year End and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Turecamo Entities in filing their Tax Returns.

          (viii) Each Turecamo Entity has elected to be an "S corporation" pursuant to Section 1362(a) of the Code beginning with the tax year listed in Section (i) of the Turecamo Disclosure Schedule, and such election has at all times remained in effect. Each Turecamo Entity has elected (and such election has at all times remained in effect), or is otherwise entitled, to be treated in a manner comparable to the federal tax treatment under Section 1362(a) of the Code, for purposes of the tax imposed on a corporation by the State of Delaware and in the other specified jurisdictions set forth on Section (i) of the Turecamo Disclosure Schedule. Each Turecamo Entity is subject to a tax imposed on a corporation in the specified jurisdictions set forth on Section (i) of the Turecamo Disclosure Schedule, with respect to which no analogous election has been made or is available. Other than upon the consummation of the transactions contemplated hereby, no action has been taken by any Turecamo Entity which has resulted, or will result, in


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     the termination of the status of such Turecamo Entity as an "S corporation"
     pursuant to Section 1362(a) of the Code, or any comparable status with respect to any other jurisdiction.

     (j)  REAL PROPERTY.

          (i) None of the Turecamo Entities owns or has owned any real property, other than real property in Charleston, SC owned by White Stack and to be included in the Balance Sheet Distributions.

          (ii) Section (j)(ii) of the Turecamo Disclosure Schedule lists and describes briefly all real property leased or subleased to, or otherwise occupied by, any of the Turecamo Entities (all such real property, together with all buildings and other improvements thereon, the "LEASED REAL PROPERTY"). As to all existing leases, subleases or other contracts with respect to the Leased Real Property (the "LEASES"):

                    (A) each of the Leases is, and, at Closing, each of the Leases will be, legal, valid, binding, enforceable, and in full force and effect following the consummation of the transactions contemplated hereby;

                    (B) none of the Turecamo Entities is, and to the Knowledge of the Turecamo Entities, no other party to any of the Leases is, in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (C) no party to any of the Leases has repudiated any provision thereof;

                    (D) there are no disputes, oral agreements, or forbearance programs in effect as to any of the Leases;

                    (E) with respect to any of the Leases which is a sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease(s);

                    (F) none of the Turecamo Entities has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in any of the Leases;

                    (G) to the Knowledge of the Turecamo Entities, the landlords of their respective Leased Real Properties have provided, and as tenants of their respective Leased Real Properties, the Turecamo Entities have provided, all approvals of Governmental Authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with material applicable laws, rules, and regulations; and

                    (H) all Leased Real Property is supplied with utilities and other services necessary for the operation of said Leased Real Property as currently operated.


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     (k)  INTELLECTUAL PROPERTY.

          (i) The Turecamo Entities own or have the right to use pursuant to license, sublicense, agreement, or permission all material Intellectual Property necessary for the operation of the Turecamo Business as presently conducted. The Turecamo Entities possess all right, title and interest in and to the each material item of owned Intellectual Property, free and clear of any Security Interest or other restriction or claim. With respect to each material item of Intellectual Property that any third party owns and that any Turecamo Entity uses, the license, sublicense, agreement or permission pursuant to which any Turecamo Entity has the right to use such item is legal, valid, binding, enforceable and in full force and effect. Except as disclosed on Section (k) of the Turecamo Disclosure Schedule, each material item of Intellectual Property owned or used by the Turecamo Entities immediately prior to the Closing hereunder will be owned or available for use by the Turecamo Entities on identical terms and conditions immediately subsequent to the Closing hereunder.

          (ii) Section (k) of the Turecamo Disclosure Schedule identifies each material item of Intellectual Property (excluding Section (e) of the definition of Intellectual Property) owned or used by the Turecamo Entities in the Turecamo Business. Section (k)(ii) of the Turecamo Disclosure
     Schedule identifies each license, agreement, or other permission which any Turecamo has granted to any third party with respect to any of its material Intellectual Property (together with any exceptions). The Turecamo Entities have delivered to Moran Enterprises correct and complete copies of all such licenses, agreements, and permissions (as amended to date).

          (iii) To the Knowledge of the Turecamo Entities, none of the Turecamo Entities has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, nor has any Turecamo Entity ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any Turecamo Entity must license or refrain from using any Intellectual Property rights of any third party, except where such interference, infringement, misappropriation would not reasonably be expected to have a Turecamo Material Adverse Effect). To the Knowledge of the Turecamo Entities, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any Turecamo Entity, except where such interference, infringement, misappropriation would not reasonably be expected to have a Turecamo Material Adverse Effect.

     (l) TANGIBLE PROPERTY. Section (l) of the Disclosure Schedule sets forth all interests owned or claimed by each Turecamo Entity (including, without limitation, options) in or to Tangible Property (as defined below) which are material to the Turecamo Business and are not reflected on the Most Recent Balance Sheet and have not been sold or disposed of in the ordinary course of business since the Most Recent Fiscal Month End. The Tangible Property of the Turecamo Entities that is material to the Turecamo Business is in good operating condition and repair. For purposes hereof, "TANGIBLE PROPERTY" means equipment (other than Vessels), furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property and which is treated by any Turecamo Entity as depreciable or amortizable property.


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     (m)  VESSELS.  Each of the Turecamo Entities owns and is lawfully possessed of (i) good and marketable title to the whole of each of the vessels listed in Section (m)(i) of the Turecamo Disclosure Schedule as being owned by such entity (except such vessels which are indicated as being owned jointly with others on the Turecamo Disclosure Schedule), free and clear of any Security Interest or any commitment to make such vessel available for charter or sale or use by any governmental authority, except for the mortgages listed on Section (m)(i) of the Turecamo Disclosure Schedule and other liens expressly permitted by such mortgages, and (ii) good and valid bareboat charters of the vessels listed in Section (m)(ii) of the Turecamo Disclosure Schedule identifying such charters. True, complete and correct copies of such mortgages and charters have been delivered to Moran Enterprises. The vessels listed on Section (m) of the Turecamo Disclosure Schedule are referred to in this Agreement as the "VESSELS". Each of the Vessels is duly documented in the applicable Turecamo Entity's name under the laws and flag of the United States of America and satisfies the citizenship, place of construction and/or repair requirements and other similar requirements for coastwise documentation, and all necessary coastwise certificates, licenses and permits relating thereto are valid and current. Each of the Vessels is well and sufficiently tackled, apparelled, furnished and equipped and, except as set forth on Section 4(n)(iii) of the Turecamo
Disclosure Schedule, is free of outstanding requirements of the United States Coast Guard ("USCG"), and is in good operating condition, suitable to its intended trade and has no deficiencies to correct a condition customarily considered to be necessary to the safety or operation of such Vessel or her crew or which must be corrected before such Vessel is acceptable for customary marine insurance. Except as set forth in Section (m) of the Turecamo Disclosure Schedule, each of the Vessels now has valid and current USCG Inspection Certificates, where applicable, and all other certificates, licenses and permits (including, Certificates of Financial Responsibility (Water Pollution)), which are required by applicable law or regulation. Set forth on Section (m) of the Turecamo Disclosure Schedule is a list of the current ABS Classification of each Turecamo Vessel, if any.

     (n) TITLE TO ASSETS. The Turecamo Entities have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for those Security Interests set forth in Section (n) of the Turecamo Disclosure Schedule or permitted by the mortgages listed on Section (m)(i) of the Turecamo Disclosure Schedule.

     (o) CONTRACTS. Section (o) of the Turecamo Disclosure Schedule lists all purchase orders, contracts, commitments, obligations, plans, agreements, instruments, arrangements, understandings, bids, undertakings and proposals, written or oral, including all amendments and supplements thereto, or series of any of the foregoing, to which any Turecamo Entity is a party or by which any of their respective assets or the Turecamo Business are bound involving consideration in excess of $250,000 per year or which are otherwise material to any Turecamo Entity (the "CONTRACTS"), including, without limitation, the following contracts and agreements (written or oral) but excluding, in each case, shipdocking contracts cancellable on 30 days or less notice:

          (i) agreements with any current or former officer, director or shareholder;

          (ii) agreements with any labor union or association representing any employee;

          (iii) agreements involving the provision of services by any Turecamo Entity, whether or not material to the Turecamo Business, under which the payments to such Turecamo


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     Entity are inadequate to cover the cost of providing such services;

          (iv) agreements for the grant to any person of any rights to purchase any of the assets, properties or businesses of any Turecamo Entity;

          (v)       joint venture, partnership, and other similar agreements;

          (vi) agreements under which any Turecamo Entity has guaranteed the obligations of any Person;

          (vii) agreements relating to any indebtedness or deferred purchase obligation of any Turecamo Entity;

          (viii) agreements under which any Turecamo Entity agrees to indemnify any person or to share Liability with any person, other than the TES standard form contract, an example of which is included in Section (o) of the Turecamo Disclosure Schedule;

          (ix) agreements limiting the freedom of any Turecamo Entity to engage in any line of business, compete with any person or carry on its business in any geographic area;

          (x)       Employee Benefit Plans;

          (xi) agreements relating to the acquisition by any Turecamo Entity of any operating business or the capital stock of any Person; and

          (xii) agreements for the payment of fees or other consideration to any Turecamo Stockholder, officer or director of any Turecamo Entity or any other entity in which any of the foregoing has an interest.

The Turecamo Entities have made available to Moran and Moran Enterprises a correct and complete copy of each written Contract listed in Section (o) of the Turecamo Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral Contract referred to in Section (o) of the Turecamo Disclosure Schedule. Other than purchase orders cancelable upon 30 days' or fewer notice, with respect to each such Contract: (A) the Contract is legal, valid, binding, enforceable, and in full force and effect; (B) no Turecamo Entity is, and, to the Knowledge of the Turecamo Entities, no other party is, in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract; and (C) no Turecamo Entity, has and, to the Knowledge of the Turecamo Entities, no other party has, repudiated any provision of any Contract. Except as set forth in Section (o) of the Turecamo Disclosure Schedule, no purchase Contracts of any of the Turecamo Entities are in excess of the normal and ordinary requirements of the Turecamo Business. There are no outstanding powers of attorney executed on behalf of any Turecamo Entity. Except as listed on Section (o) of the Turecamo Disclosure Schedule, no Turecamo Entity is a guarantor or otherwise liable for any Liability or obligation (including Indebtedness) of any other Person.

     (p) NOTES AND ACCOUNTS RECEIVABLE. Except as set forth in Section (p) of the Turecamo Disclosure

Annex II-Reps. & Warranties
of Turecamo Entities


Schedule, all notes and accounts receivable of the Turecamo Entities are reflected properly on their books and records, are valid receivables subject to no set off or counterclaim, are subject to adequate reserves established in a manner consistent with past practice, and were incurred in the Ordinary Course of Business of the Turecamo Entities for bona fide services rendered.

     (q) INSURANCE. Section (q) of the Turecamo Disclosure Schedule sets forth the following information with respect to each insurance policy (including protection and indemnity policies and policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Turecamo Entities has been a party at any time within the past 3 years:

          (i)       the name, address, and telephone number of the agent;

          (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (iii)     the policy number and the period of coverage;

          (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage;

          (v) a description of annual premiums payable, deductibles and limits with respect thereto and any retroactive premium adjustments or other loss-sharing arrangements; and

          (vi) the claims history of the Turecamo Entities with respect to such policy.

With respect to each such insurance policy which is an occurrence based policy or which is in effect for the current policy year: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) except as set forth in Section (q) of the Turecamo Disclosure Schedule, the policy will not be adversely affected by the consummation of the transactions contemplated hereby;
(C) no Turecamo Entity nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Without limiting the foregoing, the Turecamo Entities have kept all Vessels owned or operated by them insured in accordance with customary practices in the industry. Section (q) of the Turecamo Disclosure Schedule describes any self-insurance arrangements affecting any of the Turecamo Entities.

     (r) LITIGATION. Section (r) of the Turecamo Disclosure Schedule sets forth each instance in which any of the Turecamo Entities (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Turecamo Entities is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any Governmental Authority or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section
(r) of the Turecamo Disclosure Schedule would reasonably be expected to have a
Turecamo Material Adverse Effect.   None of the Turecamo Entities has any
Knowledge that any

Annex II-Reps. & Warranties
of Turecamo Entities


such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Turecamo Entities.

     (s) EMPLOYEES. To the Knowledge of the Turecamo Entities, no executive, key employee, or group of employees has any plans to terminate employment with any of the Turecamo Entities. Except as set forth on Section (s) of the Turecamo Disclosure Schedule, no Turecamo Entity is a party to or bound by any collective bargaining agreement, nor is any of them experiencing any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. No Turecamo Entity nor any stockholder of any Turecamo Entity has committed any unfair labor practice. No Turecamo Entity has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Turecamo Entities. All salaried employees of the Turecamo Entities are listed in Section (s) of the Turecamo Disclosure Schedule, which includes the salary level of each such employee. The qualifications of each employee of the Turecamo Entities for employment under applicable immigration laws have been reviewed, a properly completed Form I-9 is on file with respect to each such employee, as applicable, and each of the Turecamo Entities has complied with the Immigration and Nationality Act, as amended from time to time, and the rules and regulations promulgated thereunder, and the Turecamo Entities have no Knowledge of any basis for any claim that any Turecamo Entity is not in compliance with the terms thereof.

     (t) EMPLOYEE BENEFITS. Section (t) of the Turecamo Disclosure Schedule lists each Employee Benefit Plan maintained by any of the Turecamo Entities or to which any of the Turecamo Entities is obligated (or at any time within the last six years, has been obligated) to contribute or with respect to which any of the Turecamo Entities has any Liability (the "TURECAMO EMPLOYEE BENEFIT PLANS"). None of the Turecamo Employee Benefit Plans that are not qualified plans under Section 401(a) of the Code and exempt from income taxation under
Section 501(a) of the Code provides or promises benefits to ex-employees (including retirees) of any of the Turecamo Entities and their dependents and beneficiaries, except as specifically required under Section 4980B of the Code with respect to continuation of coverage. All Turecamo Employee Benefit Plans have been operated in accordance with their terms. All Turecamo Employee Benefit Plans that are not Multiemployer Plans and that are subject to the terms of ERISA, the Code, or other statutes, laws, ordinances, codes, rules and regulations comply in all material respects with ERISA, the Code, and such other statutes, laws, ordinances, codes, rules and regulations, as applicable. In the case of each Turecamo Employee Benefit Plan which is intended to be a qualified plan under Section 401(a) of the Code and exempt from income taxation under
Section 501(a) of the Code, a determination has been received from the appropriate District Director of the Internal Revenue Service that such plan is qualified under Section 401(a) of the Code and the trust created thereunder is exempt from federal taxation under Section 501(a) of the Code. No such Turecamo Employee Benefit Plan has incurred any accumulated funding deficiency (within the meaning of ERISA or the Code) and no Turecamo Entity has Liability or potential Liability on account of an accumulated funding deficiency with respect to any Turecamo Employee Benefit Plan. There has been no transaction involving any Turecamo Employee Benefit Plan which is a "prohibited transaction" under ERISA or the Code in connection with which any of the Turecamo Entities would be subject to Liability under ERISA or any Tax Liability imposed by the Code, or which would subject any Turecamo Employee Benefit Plan or any of the Turecamo Entities to a penalty under ERISA, the Code or any other statute, law, ordinance, code, rule or regulation. There has been no complete or partial termination of any Turecamo Employee Benefit Plan. None of the Turecamo Employee Benefit Plans provides for additional or accelerated payments or other consideration to be made on account of the transactions

Annex II-Reps. & Warranties
of Turecamo Entities


contemplated hereby.

          The market value of assets under each Turecamo Employee Benefit Plan equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with the provisions of ERISA and the Code applicable to an Employee Benefit Plan terminating on the date such determination is made.

          No suit, action, claim, proceeding, investigation or arbitration has been made or instituted or, to the Knowledge of the Turecamo Entities, threatened, with respect to any Turecamo Employee Benefit Plan or any assets thereof; except for routine claims for benefits made in accordance with the terms thereof.

          All contributions or payments required to be made to such Turecamo Employee Benefit Plans by their terms, the terms of any relevant collective bargaining agreement(s) or any other applicable law, before or after the Closing Date, with respect to all periods or events occurring prior to the Closing Date (including all insurance premiums) have been properly paid or accrued (to the extent required under GAAP, ERISA or the Code) on the books of account of the Turecamo Entities prior to the Closing Date (including, without limitation, a PRO RATA share with respect to any period including the Closing Date based on the ratio of the number of days in such period to the total number of days in the fiscal year of the applicable Turecamo Employee Benefit Plan). The Liabilities for all benefits provided pursuant to the Turecamo Employee Benefit Plans have been truly and accurately provided for on the books of account of the Turecamo Entities.

          True, complete and accurate copies of the documents setting forth the terms of each Turecamo Employee Benefit Plan, including, without limitation, plans, agreements, amendments, trusts and all related contracts and other agreements (including, without limitation, corporate resolutions and minutes relating to any Turecamo Employee Benefit Plan) and, where applicable, copies of each Turecamo Employee Benefit Plan's: (i) most recent summary plan descriptions and modifications thereto; (ii) notices distributed to employees, consultants, agents, dependents and other beneficiaries with regard to any Turecamo Employee Benefit Plan and any continuation of coverage required under law; (iii) most recent favorable Internal Revenue Service determination letters;
(iv) two most recent annual reports (IRS Forms 5500), including, without limitation, audited financial statements (if any) and all schedules thereto; and
(v) two most recent actuarial reports, have heretofore been delivered or made available to Moran and Moran Enterprises. There are no oral modifications to any of such Turecamo Employee Benefit Plans.

          For purposes of this Section (t), "Turecamo" includes Maritime and any trade or business (whether or not incorporated) that is a member of the same "controlled group" of corporations as, or is treated as being under "common control" with, within the meaning of Sections 414(b), (c), (m) and (o) of the Code and the Treasury Regulations promulgated thereunder, Maritime.

     (u)  ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

          (i) Except as set forth on Section (u) of the Turecamo Disclosure Schedule:

                    (A) each Turecamo Entity is in material compliance with applicable

Annex II-Reps. & Warranties
of Turecamo Entities


          Environmental Laws, and within the period of all applicable statutes of limitation has been in such compliance; and there are no circumstances that are reasonably likely to prevent or interfere with such compliance in the future;

                    (B) each Turecamo Entity holds Environmental Permits necessary to conduct its operations as they are currently conducted; Section (u)(i) of the Turecamo Disclosure Schedule is a true and complete list of all such Environmental Permits and, where applicable, their expiration dates; no Turecamo Entity has reason to believe that any such Environmental Permits (1) will not be renewed, or (2) will be renewed under terms that are reasonably likely to have a Turecamo Material Adverse Effect;

                    (C) there are no Materials of Environmental Concern in violation of Environmental Laws or Environmental Permits present at, and no Materials of Environmental Concern are or have been in any way released or threatened to be released from, any property currently or formerly owned, leased or otherwise operated by the Turecamo Entities in violation of Environmental Laws or Environmental Permits, or as a result of present or former operations of the Turecamo Entities;

                    (D) no Turecamo Entity is currently in receipt of any Environmental Claim, and no Environmental Claim against any Turecamo Entity is currently being threatened;

                    (E) no Turecamo Entity has entered into, agreed to, nor is any Turecamo Entity otherwise subject to any judgment, decree, order or similar requirement under any Environmental Law, nor is any Turecamo Entity negotiating any such judgment, decree, order or requirement;

                    (F) no Turecamo Entity has contractually assumed or retained any liabilities or obligations, contingent or otherwise, in connection with any Environmental Law;

                    (G) neither this Agreement nor the consummation of the transactions contemplated hereby will result in any obligations for site investigation or cleanup, or notification to or consent of Governmental Authorities or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Laws; and

                    (H) for purposes of this Agreement, the following terms shall have the following meanings:

          "ENVIRONMENTAL CLAIM" means any written notice from any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned, leased or otherwise operated by any of the Turecamo Entities or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

Annex II-Reps. & Warranties
of Turecamo Entities


          "ENVIRONMENTAL LAWS" means any and all Laws, any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety.

          "ENVIRONMENTAL PERMIT" means any Permit required under any Environmental Law.

          "MATERIALS OF ENVIRONMENTAL CONCERN" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

          (ii)      Set forth on Section (u)(ii) of the Turecamo Disclosure
     Schedule is a complete list of reports, studies, assessments, audits, and other similar documents in the possession or control of the Turecamo Entities that address any issues of actual or potential noncompliance with, or actual or potential liability under, any Environmental Laws that may affect the Turecamo Entities. True, correct and complete copies of all such reports have been provided or made available to Moran and Moran Enterprises prior to the signing hereof.

          (iii) Except as set forth on Section (u)(iii) of the Turecamo Disclosure Schedule, no Environmental Law requires any Permit, consent, or other authorization to be obtained from, or any application, filing, or other notice to be given to, any person in connection with this Agreement or any action contemplated by this Agreement.

          (iv) None of the matters set forth on Section (u)(i) of the Turecamo Disclosure Schedule, or any aggregation thereof, could reasonably be expected to result in a Turecamo Material Adverse Effect.

     (v) CERTAIN BUSINESS RELATIONSHIPS WITH THE TURECAMO ENTITIES. Except as set forth in Section (v) of the Turecamo Disclosure Schedule, none of the Turecamo Stockholders or any of their Affiliates has been involved in any business arrangement or relationship with any of the Turecamo Entities within the past 36 months, and none of the Turecamo Stockholders or any of their Affiliates owns any asset, tangible or intangible, which is used in the Turecamo Business.

     (w) BROKERS' FEES. None of the Turecamo Entities or any of its stockholders has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement or by the Ancillary Agreements, except to The Beacon Group Capital Services, LLC ("BEACON"), whose fees shall be paid as described in
Section 10(k) of this Agreement. Except for such obligations to Beacon, none of the Turecamo Entities, the Turecamo Stockholders or any of their officers or directors have incurred any liability for any brokerage, finder's, financial advisory or other fee or commission or similar form of compensation in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby.

     (x) CUSTOMERS; SUPPLIERS. Section (x) of the Turecamo Disclosure Schedule lists, for each of the fiscal years ended December 31, 1996 and 1997, each customer or group of affiliated customers which accounted for more than five percent (5%) of the revenues of the Turecamo Entities as a group

Annex II-Reps. & Warranties
of Turecamo Entities


during such period and each supplier or group of affiliated suppliers which provided more than five percent (5%) of the requirements of the Turecamo Entities as a group during such period. The relationships of the Turecamo Entities with their respective customers and suppliers set forth in Section (x) of the Turecamo Disclosure Schedule are good commercial working relationships and, except as set forth on Section (x) of the Turecamo Disclosure Schedule, during the last twelve months, no such customer or supplier of any Turecamo Entity listed on Section (x) of the Turecamo Disclosure Schedule has cancelled or otherwise terminated, or, to the Knowledge of the Turecamo Entities, threatened to cancel or otherwise terminate, its relationship with any Turecamo Entity or decreased, or threatened to decrease or limit in any material respect, its usage of the services of any Turecamo Entity or its provision of services to any Turecamo Entity. None of the Turecamo Entities or any of the Turecamo Stockholders has any notice that any customer or supplier set forth in Section
(x) of the Turecamo Disclosure Schedule intends to cancel or otherwise modify its relationship with any Turecamo Entity or to decrease or limit its usage of the services of any Turecamo Entity or its provision of services to any Turecamo Entity, and the transactions contemplated hereby will not, to the Knowledge of the Turecamo Entities, adversely affect the relationship of any Turecamo Entity with any of its respective customers or suppliers set forth in Section (x) of the Turecamo Disclosure Schedule.

     (y) DISCLOSURE. The representations and warranties contained in this Annex II do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Annex II not misleading.

Annex III-Representations
& Warranties of Each
Moran Stockholder

                                      ANNEX III

               REPRESENTATIONS AND WARRANTIES OF EACH MORAN STOCKHOLDER


     (a) TITLE TO SHARES. Such Moran Stockholder is the record and beneficial owner of the shares of Moran Stock set forth opposite such Moran Stockholder's name on Schedule 1 hereto, free and clear of any Security Interest, and has full power and authority to convey such shares set forth opposite such Moran Stockholder's name on Schedule 1 hereto, free and clear of any Security Interest (other than as may be contained in any applicable stockholder agreement), and, upon delivery of such shares as herein provided, Moran Enterprises will acquire good, marketable and valid title thereto, free and clear of any Security Interest (other than Security Interests granted by Moran Enterprises). Such Moran Stockholder is a "citizen" within the meaning of Section 2(c) of the Shipping Act of 1916, as amended.

     (b) AUTHORITY RELATIVE TO THIS AGREEMENT. Such Moran Stockholder has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and any applicable Ancillary Agreements and to perform fully such Moran Stockholder's obligations hereunder and thereunder. This Agreement has been duly executed and delivered by such Moran Stockholder and constitutes (and upon due execution and delivery, each of the Ancillary Agreements to which such Moran Stockholder is intended to be a party will constitute) the legal, valid and binding obligation of such Moran Stockholder enforceable against such Moran Stockholder in accordance with its terms.

     (c) ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby and the performance by such Moran Stockholder of this Agreement and the Ancillary Agreements in accordance with their respective terms and conditions will not: (i) require such Moran Stockholder to obtain any Permit, or any notice to, filing or registration with, or permit, license, variance, waiver, exemption, franchise, order, consent, authorization or approval of, any other person except for notices and consents disclosed on Section (c) of the Moran Stockholder Disclosure Schedule; (ii) violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a breach or default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Security Interest on the Moran Stock held by such Moran Stockholder or upon the assets, properties or businesses of Moran under any of the terms, conditions or provisions of any contract or other agreement (written or oral) to which such Moran Stockholder is a party (and to which Moran or any Subsidiary is not a party) or by or to which such Moran Stockholder or the shares of Moran Stock held by such Moran Stockholder are bound or subject; or (iii) subject to compliance with the Hart-Scott-Rodino Act, (A) to the knowledge of such Moran Stockholder, violate any Law or (B) violate any outstanding judgment, ruling, order, writ, injunction or award of any Governmental Authority, in the case of (A) or (B), which is applicable to such Moran Stockholder or to the Moran Stock held by such Moran Stockholder.

     (d) SECURITIES LAW MATTERS. Such Moran Stockholder hereby confirms that he or she has been informed that the shares of the Moran Enterprises Common Stock being issued to him, her or it are restricted securities under the Securities Act and may not be resold or transferred unless first registered under the federal securities laws or unless an exemption from such registration is available.

Accordingly, such Moran Stockholder hereby acknowledges that he or she is prepared to hold the Moran Enterprises Common Stock for an indefinite period and that the Moran Stockholder is aware that Rule 144 of the Commission issued under the Securities Act is not presently available to exempt the resale of the Moran Enterprises Common Stock from the registration requirements of the Securities Act. Such Moran Stockholder is aware of the adoption of Rule 144 promulgated under the Securities Act by the Commission, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. Such Moran Stockholder understands that Rule 144 is conditioned upon, among other things: (i) the availability of certain current public information about Moran Enterprises, (ii) the resale occurring not earlier than one (1) year after the party has purchased and paid for the securities to be sold, (iii) the sale being made through a broker in an unsolicited "broker's transaction", and (iv) the amount of securities being sold during any three-month period not exceeding specified limitations. Such Moran Stockholder understands that Moran Enterprises may not be satisfying the current public information requirement of Rule 144 at the time such Moran Stockholder wishes to sell the Moran Enterprises Common Stock or other conditions under Rule 144. If so, such Moran Stockholder understands that he or she may be precluded from selling the securities under Rule 144 even if the one-year holding period of said Rule has been satisfied. Prior to the acquisition of the shares of Moran Enterprises Common Stock by such Moran Stockholder, each such Moran Stockholder acquired sufficient information about Moran Enterprises to reach an informed and knowledgeable decision to acquire the Moran Enterprises Common Stock. Such Moran Stockholder has such knowledge and experience in financial and business matters so as to make him or her capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision. Such Moran Stockholder is able to bear the economic risk of his or her investment in the Moran Enterprises Common Stock. Such Moran Stockholder is an "Accredited Investor", as defined in the rules and regulations promulgated under the Securities Act, and is a resident of the jurisdiction listed on
Schedule 1. Such Moran Stockholder also acknowledges that the shares of Moran Enterprises Common Stock to be received by him, her or it will be subject to additional restrictions on transfer and legend requirements under the Stockholders Agreement.

     (e) INTEREST IN COMPETITORS AND SUPPLIERS.  Except as set forth on Section
(e) of the Moran Stockholder Disclosure Schedule, neither such Moran Stockholder nor any Affiliate of such Moran Stockholder (i) has any material direct or indirect interest in any Person (other than, upon the Closing, Moran Enterprises) engaged or involved in any business which is competitive in any way with the business of Moran Enterprises and its Subsidiaries or (ii) has any material direct or indirect interest in any Person which is a lessor of assets or properties to, material supplier of, or provider of services to, Moran Enterprises or any of its Subsidiaries.

                                    ANNEX IV


               REPRESENTATIONS AND WARRANTIES OF MORAN ENTERPRISES


                  (a) ORGANIZATION. Moran Enterprises is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted. Moran Enterprises is a "citizen" within the meaning of Section 2(c) of the Shipping Act of 1916 as amended.

                  (b) AUTHORITY RELATIVE TO THIS AGREEMENT. Moran Enterprises has the requisite corporate power and authority to enter into, execute and deliver this Agreement and the Ancillary Agreements and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements, and the consummation by Moran Enterprises of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Moran Enterprises and no other corporate proceedings on the part of Moran Enterprises are necessary to authorize the execution, delivery and performance of this Agreement or the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Moran Enterprises and constitutes (and, upon due execution and delivery, each of the Ancillary Agreements constitutes or will constitute) the legal, valid and binding obligation of Moran Enterprises enforceable against Moran Enterprises in accordance with its terms.

                  (c) ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and the Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not: (i) require any Permit, or any notice to, filing or registration with, or permit, license, variance, waiver, exemption, franchise, order, consent, authorization or approval of, any other person except for notices and consents disclosed on Section(c) of the Moran Enterprises Disclosure Schedule; (ii) violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a creation of any Security Interest upon any of the assets, properties or businesses of Moran Enterprises or any of its Subsidiaries under, any of the terms, conditions or provisions of
(x) the Certificate of Incorporation or By-laws of Moran Enterprises or (y) any contract or other agreement (written or oral) to which Moran Enterprises or any of its assets, properties or businesses is subject; or (iii) subject to compliance with the Securities Act, the Securities Exchange Act, the Hart-Scott-Rodino Act, and applicable blue sky laws, violate any order, writ, injunction or Law of any Governmental Authority which is applicable to Moran Enterprises or any of its assets, properties or businesses, except, in the case of clauses (ii) (y) and (iii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Security Interest which would not, individually or in the aggregate, have a material adverse effect on Moran Enterprises or the consummation of the transactions contemplated hereby or by the Ancillary Agreements.

                  (d) CAPITALIZATION OF MORAN ENTERPRISES. The authorized capital stock of Moran Enterprises will, upon the filing of the Restated Certificate, consist of 7,350,000 shares, (i) 200,000 of which are designated Moran Enterprises Common Stock, par value $0.001 per share (the "Moran Enterprises Common Stock"), and (ii) 7,150,000 of which are designated Moran Enterprises Preferred Stock, par value $0.001 per share (the "Moran Enterprises Preferred Stock"). Immediately prior to the Closing, 10 shares of Moran Enterprises Common Stock and no Moran Enterprises Preferred Stock will be issued and outstanding. Upon consummation of the transactions contemplated by this Agreement, the

Annex IV-Representations
& Warranties of Moran Enterprises

capitalization of Moran Enterprises as of the Closing Date shall be as set forth in Schedule 1 hereto. The relative rights, privileges, and preferences of the Moran Enterprises Common Stock and Moran Enterprises Preferred Stock will be as stated in the Restated Certificate. The shares of Moran Enterprises Common Stock issuable to the Turecamo Stockholders pursuant to the Agreement will, when so issued and delivered in accordance with Section2(a) of the Agreement, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or other rights of third parties, and free from all liens and encumbrances (other than as set forth in the Stockholders Agreement). Except as set forth in Section(d) of the Moran Enterprises Disclosure Schedule, there are no options, warrants, conversion privileges, or preemptive or other rights or agreements presently outstanding to purchase or otherwise acquire any shares of the capital stock or other debt or equity securities of Moran Enterprises. Moran Enterprises is not a party or subject to any agreement or understanding, and, to Moran Enterprises's knowledge, except as contemplated hereby and by the Ancillary Agreements, there is no agreement or understanding that affects or relates to the transfer, voting or giving of written consents with respect to any security, or the voting by a director, of Moran Enterprises.

                  (e) PURCHASE FOR INVESTMENT. Moran Enterprises acknowledges that the Turecamo Stock has not been registered under the Securities Act or under any state securities Laws. Moran Enterprises is not an "underwriter" (as such term is defined under the Securities Act), and is acquiring the Turecamo Stock solely for investment with no present intention to distribute any of the Turecamo Stock to any person, and Moran Enterprises will not sell or otherwise dispose of any of the Turecamo Stock, except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, and any other applicable securities laws.

                  (f) CONDUCT OF BUSINESS. Prior to the Closing Date, Moran Enterprises has not engaged in any business activity or held any assets.

                                     ANNEX V

                               REPRESENTATIONS AND
                               WARRANTIES OF MORAN


                  (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Moran and each of its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the jurisdiction of its incorporation as listed on Section(a) of the Moran Disclosure Schedule. Each of Moran and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction listed in Section(a) of the Moran Disclosure Schedule. Each of Moran and its Subsidiaries has requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Moran has delivered to the Turecamo Stockholders correct and complete copies of the certificates of incorporation and bylaws of Moran (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of Moran are correct and complete. Moran is not in default under or in violation of any provision of its certificate of incorporation or bylaws. Moran is a "citizen" within the meaning of Section 2(c) of the Shipping Act of 1916, as amended.

                  (b) CAPITALIZATION. The authorized capital stock of Moran consisted of 100,000 shares of Moran Common Stock. There were issued and outstanding 44,600 shares of Moran Common Stock and no other voting securities of Moran. Each outstanding share of capital stock of Moran has been duly authorized, is validly issued, fully paid, and nonassessable, and is held of record by the respective Moran Stockholders as set forth in Section(b) of the Moran Disclosure Schedule. All of the outstanding shares of capital stock of the Moran Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are held of record and beneficially by Moran, free and clear of all liens and other adverse claims. Except as set forth in Section(b) of the Moran Disclosure Schedule, there are no outstanding or authorized options, warrants, preemptive rights, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Moran to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Moran. Except as set forth in Section(b) of the Moran Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Moran.

                  (c) NONCONTRAVENTION. Except as set forth in Section(c) of the Moran Disclosure Schedule, neither the execution and the delivery of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any law or any order, decree, ruling, charge, or other restriction of any Governmental Authority to which Moran or any of its Subsidiaries is subject or any provision of the certificate of incorporation or bylaws of Moran or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under (or an event which, with notice or lapse of time, or both, would constitute a breach or default), result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, Contract, Permit or other arrangement (written or oral) to which Moran or any of its Subsidiaries is a party or by which any of them is bound or to which any of their respective assets is subject (or result in the imposition of any Security Interest upon any of their respective assets). Except as set forth in Section(c) of the Moran Disclosure Schedule, none of Moran or any of its Subsidiaries needs to give any notice to,


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of Moran


make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated by this Agreement and the Ancillary Agreements or continue the effectiveness of Permits relating to the Moran Business following the Closing.

                  (d) SUBSIDIARIES. Sections (a) and/or (d) of the Moran Disclosure Schedule lists each Subsidiary of Moran. Except as set forth on Section(a) and/or Section(d) of the Moran Disclosure Schedule, neither Moran nor any of its Subsidiaries directly or indirectly, owns or controls or has any capital or other equity interest or participation (or any interest convertible into or exchangeable or exercisable for, any capital or other equity interest or participation in) nor are any of Moran or any of its Subsidiaries, directly or indirectly, subject to any obligation or requirement to provide funds to or invest in, any person.

                  (e) FINANCIAL STATEMENTS AND SEC REPORTS. Moran has timely filed all required forms, reports, statements and documents with the SEC since October 19, 1994, all of which have complied in all material respects with all applicable requirements of the Securities Act or the Exchange Act. Moran heretofore has delivered to the Turecamo Stockholders true and complete copies of (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1996 and 1997 (the "Most Recent Form 10-K"), (ii) its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998 (the "Most Recent Forms 10- Q", and the Most Recent Forms 10-Q and the Most Recent Form 10-K, the "Most Recent SEC Reports"), and (iii) all other reports, statements and registration statements filed by it with the SEC at any time or required to be filed by it with the SEC since October 19, 1994 (the documents referred to in clauses (i), (ii) and (iii) being hereinafter referred to as "Moran SEC Reports"). As of their respective dates, the Moran SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements (including any related notes) of Moran and its Subsidiaries included in the Moran SEC Reports were prepared in conformity with GAAP applied on a consistent basis, and present fairly the consolidated financial position, results of operations, cash flows and changes in stockholders equity of Moran and its consolidated Subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim consolidated financial statements, to condensation, the absence of certain notes thereto and normal year-end audit adjustments. Since December 31, 1997, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of Moran or any of its consolidated Subsidiaries.

                  (f) UNDISCLOSED LIABILITIES. None of Moran or its Subsidiaries has any material Liability, except for (i) Liabilities fully and adequately reflected or reserved against in the financial statements included in the Most Recent SEC Reports; (ii) Liabilities which have arisen after December 31, 1997 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract or, to the Knowledge of Moran, by any breach of warranty, tort, infringement, or violation of law); and (iii) Liabilities specifically disclosed in Section(f) of the Moran Disclosure Schedule.

                  (g) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since December 31, 1997, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of Moran or any of its Subsidiaries. Without limiting the generality of the foregoing,


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Annex V-Reps. & Warranties
of Moran

except as set forth in Section(g) of the Moran Disclosure Schedule, since that date:

                  (i) none of Moran or any of its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (ii) none of Moran or any of its Subsidiaries has entered into any agreement, contract, lease, pricing arrangement or license (or series of related agreements, contracts, leases, arrangements and licenses) either involving more than $500,000 or outside the Ordinary Course of Business;

                  (iii) no party (including Moran) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $500,000 to which any of Moran or any of its Subsidiaries is a party or by which any of them or any of their respective assets is bound;

                  (iv) none of Moran or any of its Subsidiaries has granted (or, to the Knowledge of Moran or any of its Subsidiaries, permitted) any Security Interest upon any of its assets, tangible or intangible;

                  (v) none of Moran or its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $500,000 or outside the Ordinary Course of Business;

                  (vi) none of Moran or its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $500,000 or outside the Ordinary Course of Business;

                  (vii) none of Moran or its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $500,000 in the aggregate or outside the Ordinary Course of Business;

                  (viii) none of Moran or its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (ix) none of Moran or its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $500,000 or outside the Ordinary Course of Business;

                  (x) there has been no change made or authorized in the certificate of incorporation or bylaws of any of Moran or any of its Subsidiaries;

                  (xi) none of Moran or any of its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, preemptive or other rights to

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Annex V-Reps. & Warranties
of Moran


         purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (xii) none of Moran or its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (xiii) none of Moran or its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) individually, or in the aggregate, more than $500,000 to its property;

                  (xiv) except as set forth in Section(g) of the Moran Disclosure Schedule, none of Moran or any of its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, employees or stockholders outside the Ordinary Course of Business;

                  (xv) none of Moran or any of its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xvi) none of Moran or any of its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business or made any other change in employment terms or any advances or payments for or to any of its directors, officers, or employees outside the Ordinary Course of Business;

                  (xvii) none of Moran or any of its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (xviii) none of Moran or any of its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (xix) no material customer, supplier, representative, lessee, or lessor has terminated or given notice of its intent to terminate its relationship with Moran or any of its Subsidiaries; and

                  (xx) none of Moran and each of its Subsidiaries has committed to any of the foregoing.

         (h) LEGAL COMPLIANCE.

                  (i) Moran and each of its Subsidiaries has complied in all material respects with all applicable Laws and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Section (h) of the Moran Disclosure Schedule lists all non-compliances with laws for which Moran has been cited by a Governmental Authority during the past 3 years (other than USCG citations involving fines not exceeding $5,000, individually).

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Annex V-Reps. & Warranties
of Moran


                  (ii) Moran and each of its Subsidiaries possess, and are in material compliance with, the terms and conditions of, all Permits from any Governmental Authority that are necessary for the ownership of their respective assets and the conduct of the Moran Business as presently conducted in the Ordinary Course of Business. With respect to each such Permit which is material: (A) the Permit is in full force and effect; (B) none of Moran or any of its Subsidiaries is in breach or default, and, to the Knowledge of Moran, no event has occurred which, with notice or lapse of time, or both, would constitute a breach or default, or permit termination or modification of the Permit; and (C) the Permit will continue in full force and effect on identical terms for the benefit of Moran Enterprises and/or its Subsidiaries following the consummation of the transactions contemplated hereby and by the Ancillary Agreements.

                  (iii) To the Knowledge of Moran, none of Moran, any of its Subsidiaries, the Moran Stockholders, or any officer, director, employee, consultant or agent of Moran has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a Governmental Authority or customer, under circumstances which could subject Moran, any of its Subsidiaries or any Moran Stockholder or any officers, directors, employees or consultants of Moran to administrative or criminal penalties or sanctions or termination of such customer relationship.

         (i) TAX MATTERS.

                  (i) Except as set forth on Section(i) to the Moran Disclosure Schedule, each of Moran and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of Moran and its Subsidiaries reflected on such Tax Returns have been paid. Except as set forth in Section(i) of the Moran Disclosure Schedule, none of Moran or its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. Except as set forth on Section(i) to the Moran Disclosure Schedule, no claim has ever been made by an authority in a jurisdiction where any of Moran and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of Moran and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) Each of Moran and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except to the extent that a failure to withhold or make such payment could not be reasonably expected to have a Moran Material Adverse Effect.

                  (iii) Except as set forth on Section(i) of the Moran Disclosure Schedule, none of Moran or its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed by any of Moran and its Subsidiaries. There is no dispute or claim

Annex V-Reps. & Warranties
of Moran



         concerning any Liability with respect to any Taxes of any of Moran and its Subsidiaries either (A) claimed or raised by any Governmental Authority in writing or (B) as to which Moran has Knowledge. Section
         (i) of the Moran Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of Moran and its Subsidiaries for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Moran has delivered to the Turecamo Stockholders correct and complete copies of all federal and state income and other material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of Moran and its Subsidiaries since December 31, 1996.

                  (iv) Except as set forth on Section(i) of the Moran Disclosure Schedule, none of Moran or its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) None of Moran or its Subsidiaries has filed a consent under Code Section341(f) concerning collapsible corporations. None of Moran or its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section280G. Except as set forth on Section(i) of the Moran Disclosure Schedule, none of Moran or its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section897(c)(2) during the applicable period specified in Code Section897(c)(1)(A)(ii). None of Moran or its Subsidiaries is a party to any Tax allocation or sharing agreement. None of Moran and its Subsidiaries (A) is and has been a member of an Affiliated Group filing a consolidated federal income Tax Return, other than the Affiliated Group of which Moran is the common parent and the Affiliated Group of which Moran Towing Corporation was the common parent prior to July 1994, and (B) has any Liability for the Taxes of any Person (other than any of Moran and its Subsidiaries) under Reg. Section1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (vi) Section (i) of the Moran Disclosure Schedule sets forth, as of December 31, 1997, the net book value and tax basis, if any, of Moran and its Subsidiaries in their floating equipment.


                  (vii) The unpaid Taxes of Moran and its Subsidiaries (A) did not, as of March 31, 1998 exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Form 10-Q and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Moran and its Subsidiaries in filing their Tax Returns.

         (j) REAL PROPERTY.

                  (i) With respect to all material real property that any of Moran or its Subsidiaries owns, the owner has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which

Annex V-Reps. & Warranties
of Moran


         do not materially impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

                  (ii) Section (j)(ii) of the Moran Disclosure Schedule lists and describes briefly all real property leased or subleased to, or otherwise occupied by, any of Moran and its Subsidiaries (all such real property, together with all buildings and other improvements thereon, the "Moran Leased Real Property"). As to all existing leases, subleases or other contracts with respect to the Moran Leased Real Property (the "Moran Leases"):

                           (A) each of the Moran Leases is, and, at Closing,
                  each of the Moran Leases will be, legal, valid, binding, enforceable, and in full force and effect following the consummation of the transactions contemplated hereby;

                           (B) none of Moran or its Subsidiaries is, and to the
                  Knowledge of Moran, no other party to any of the Moran Leases is, in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (C) no party to any of the Moran Leases has
                  repudiated any provision thereof;

                           (D) there are no disputes, oral agreements, or
                  forbearance programs in effect as to any of the Moran Leases, other than as described on Section(j)(ii) of the Moran Disclosure Schedule;

                           (E) with respect to any of the Moran Leases which is
                  a sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease(s);


                           (F) none of Moran or its Subsidiaries has assigned,
                  transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in any of the Moran Leases;

                           (G) to the knowledge of Moran, the landlords of the
                  Moran Leased Real Properties have provided, and as a tenant of Moran Leased Real Property, Moran has provided all approvals of Governmental Authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

                           (H) all Moran Leased Real Property is supplied with
                  utilities and other services necessary for the operation of said Moran Leased Real Property.

         (k) INTELLECTUAL PROPERTY.

                  (i) Moran and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all material Intellectual Property necessary for the operation of the Moran Business as presently conducted. Moran and its Subsidiaries possess all

Annex V-Reps. & Warranties
of Moran




         right, title and interest in and to the each material item of owned Intellectual Property, free and clear of any Security Interest or other restriction or claim. With respect to each material item of Intellectual Property that any third party owns and that any of Moran and its Subsidiaries uses, the license, sublicense, agreement or permission pursuant to which any of Moran and its Subsidiaries has the right to use such item is legal, valid, binding, enforceable and in full force and effect. Except as disclosed on Section(k) of the Moran Disclosure Schedule, each material item of Intellectual Property owned or used by Moran and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by Moran Enterprises and its Subsidiaries on identical terms and conditions immediately subsequent to the Closing hereunder.

                  (ii) Section (k) of the Moran Disclosure Schedule identifies each material item of Intellectual Property (excluding Section(e) of the definition of Intellectual Property) owned or used by Moran and its Subsidiaries in the Moran Business. Section (k)(ii) of the Moran Disclosure Schedule identifies each license, agreement, or other permission which any of Moran and its Subsidiaries has granted to any third party with respect to any of its material Intellectual Property (together with any exceptions). Moran has delivered to the Turecamo Stockholders correct and complete copies of all such licenses, agreements, and permissions (as amended to date).

                  (iii) To the Knowledge of Moran, none of Moran or its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, nor has any Moran or its Subsidiaries ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of Moran or its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party), except where such interference, infringement, misappropriation or conflict would not reasonably expect to have a Moran Material Adverse Effect. To the Knowledge of Moran, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of Moran or its Subsidiaries, except where such interference, infringement, misappropriation or conflict would not reasonably expect to have a Moran Material Adverse Effect.

         (l) TANGIBLE PROPERTY. Section (l) of the Moran Disclosure Schedule sets forth all interests owned or claimed by each of Moran and its Subsidiaries (including, without limitation, options) in or to Moran Tangible Property (as defined below) which are material to the Moran Business and are not reflected in the Moran SEC Reports and have not been sold or disposed of in the Ordinary Course of Business since the Most Recent Form 10-Q. The Moran Tangible Property of Moran and its Subsidiaries that is material to the Moran Business is in good operating condition and repair. For purposes hereof, "Moran Tangible Property" means equipment (other than Moran Vessels), furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property and which is treated by Moran as depreciable or amortizable property.

         (m) VESSELS. Each of Moran and its Subsidiaries owns and is lawfully possessed of (i) good and marketable title to the whole of each of the vessels identified in the Moran SEC Reports as being owned by such entity (except such vessels which are indicated as being owned jointly with others on the Moran Disclosure Schedule), free and clear of any Security Interest or any commitment to make such

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Annex V-Reps. & Warranties
of Moran


vessel available for charter or sale or use by any governmental authority, except for the mortgages identified in the Moran SEC Reports and other liens expressly permitted by such mortgages, and (ii) good and valid bareboat charters of the vessels identified in the Moran SEC Reports as being chartered by Moran or its Subsidiaries. True, complete and correct copies of such mortgages and charters have been delivered or made available to the Turecamo Stockholders. Such vessels are referred to in this Agreement as the "Moran Vessels". Each of the Moran Vessels is duly documented in the name of Moran or its Subsidiaries under the laws and flag of the United States of America, is eligible for coastwise documentation, and all necessary coastwise certificates, licenses and permits relating thereto are valid and current. Each of the Moran Vessels is well and sufficiently tackled, apparelled, furnished and equipped and, except as set forth on Section(m)(iii) of the Moran Disclosure Schedule, is free of outstanding requirements of the USCG, and is in good operating condition, suitable to its intended trade and has no deficiencies to correct a condition customarily considered to be necessary to the safety or operation of such Moran Vessel or her crew or which must be corrected before such Moran Vessel is acceptable for customary marine insurance. Each of the Moran Vessels now has valid and current USCG Inspection Certificates, where applicable, and all other certificates, licenses and permits (including, Certificates of Financial Responsibility (Water Pollution)), which are required by applicable law or regulation. Set forth on Section(m)(iv) of the Moran Disclosure Schedule is a list of the current ABS Classification, if any, of each Moran Vessel.

         (n) TITLE TO ASSETS. Moran and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them or shown in the financials contained in the Most Recent Form 10-Q or acquired after the date thereof, free and clear of all Security Interests, except for those Security Interests set forth in Section(n) of the Moran Disclosure Schedule, identified in the Moran SEC Reports or permitted by the mortgages identified in the Most Recent SEC Reports.

         (o) CONTRACTS. All purchase orders, contracts, commitments, obligations, plans, agreements, instruments, arrangements, understandings, undertakings, including all amendments and supplements thereto, or series of any of the foregoing, but excluding, in each case, ship-docking contracts cancellable on 30 days or less notice, to which Moran or any of its Subsidiaries is a party or by which any of their respective assets or the Moran Business are bound which are material to Moran or its Subsidiaries (the "Moran Contracts") are listed as exhibits in the Moran SEC Reports or disclosed on Section(o) of the Moran Disclosure Schedule. Moran and its Subsidiaries have made available to the Turecamo Stockholders a correct and complete copy of each Moran Contract. Other than purchase orders cancelable upon less than 30 days' notice, with respect to each such Moran Contract: (A) the Moran Contract is legal, valid, binding, enforceable, and in full force and effect; (B) none of Moran or its Subsidiaries is, and, to the Knowledge of Moran and its Subsidiaries, no other party is, in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Moran Contract; and (C) Moran and its Subsidiaries have not and, to the Knowledge of Moran, no other party has, repudiated any provision of any Moran Contract. Except as set forth in Section(o) of the Moran Disclosure Schedule, no purchase contracts of Moran and any of its Subsidiaries are in excess of the normal and ordinary requirements of the Moran Business. Except as disclosed in the Moran SEC Reports or as listed on Section(o) of the Moran Disclosure Schedule, neither Moran nor any of its Subsidiaries is a guarantor or otherwise liable for any Liability or obligation (including Indebtedness) of any other Person other than a Subsidiary.

         (p) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of Moran and its

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Subsidiaries are reflected properly on their books and records, are valid receivables subject to no set off or counterclaim, are subject to adequate reserves established in a manner consistent with past practice, and were incurred in the Ordinary Course of Business of Moran and its Subsidiaries for bona fide services rendered.

         (q) INSURANCE. Section (q) of the Moran Disclosure Schedule sets forth the following information with respect to each insurance policy (including protection and indemnity policies and policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of Moran and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 3 years:

                  (i) the name, address, and telephone number of the agent;

                  (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (iii) the policy number and the period of coverage;


                  (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage;

                  (v) a description of annual premiums payable, deductibles and limits with respect thereto and any retroactive premium adjustments or other loss-sharing arrangements; and

                  (vi) the claims history of Moran and its Subsidiaries with respect to such policy.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither Moran nor any of its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Without limiting the foregoing, Moran and its Subsidiaries have kept all Moran Vessels owned or operated by them insured in accordance with customary practices in the industry. The Moran SEC Reports describe any self-insurance arrangements affecting Moran and its Subsidiaries.

         (r) LITIGATION. The Most Recent SEC Reports and Section(r) of the Moran Disclosure Schedule set forth each instance in which any of Moran and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of Moran is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any Governmental Authority or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in the Most Recent SEC Reports or Section(r) of the Moran Disclosure Schedule would reasonably be expected to have a Moran Material Adverse Effect. Moran has no Knowledge that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of

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Moran and its Subsidiaries.

         (s) EMPLOYEES. Except as set forth on Section(s) of the Moran Disclosure Schedule, to the Knowledge of Moran, no executive, key employee, or group of employees has any plans to terminate employment with Moran or any of its Subsidiaries. Except as set forth in the Most Recent SEC Reports or on Section(s) of the Moran Disclosure Schedule, neither Moran nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor is any of them experiencing any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Except as disclosed in the Most Recent SEC Reports, neither Moran nor any of its Subsidiaries nor any stockholder of Moran has committed any unfair labor practice. Neither Moran nor any of its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Moran. The qualifications of each employee of Moran and its Subsidiaries for employment under applicable immigration laws have been reviewed, a properly completed Form I-9 is on file with respect to each such employee, as applicable, and each of Moran and its Subsidiaries has complied with the Immigration and Nationality Act, as amended from time to time, and the rules and regulations promulgated thereunder, and neither Moran nor any of its Subsidiaries has any Knowledge of any basis for any claim that Moran and its Subsidiaries are not in compliance with the terms thereof.

         (t) EMPLOYEE BENEFITS. Section (t) of the Moran Disclosure Schedule lists each Employee Benefit Plan maintained by Moran and its Subsidiaries or to which Moran and its Subsidiaries are obligated (or at any time within the last six years, have been obligated) to contribute or with respect to which Moran and its Subsidiaries have any Liability (the "Moran Employee Benefit Plans"). None of the Moran Employee Benefit Plans that are not qualified plans under Section 401(a) of the Code and exempt from income taxation under Section 501(a) of the Code provides or promises benefits to ex-employees (including retirees) of any of Moran and its Subsidiaries and their dependents and beneficiaries, except as specifically required under Section 4980B of the Code with respect to continuation of coverage. All Moran Employee Benefit Plans have been operated in accordance with their terms. All Moran Employee Benefit Plans that are not Multiemployer Plans and that are subject to the terms of ERISA, the Code, or other statutes, laws, ordinances, codes, rules and regulations comply in all material respects with ERISA, the Code, and such other statutes, laws, ordinances, codes, rules and regulations, as applicable. In the case of each Moran Employee Benefit Plan which is intended to be a qualified plan under
Section 401(a) of the Code and exempt from income taxation under Section 501(a) of the Code, a determination has been received from the appropriate District Director of the Internal Revenue Service that such plan is qualified under
Section 401(a) of the Code and the trust created thereunder is exempt from federal taxation under Section 501(a) of the Code. No such Moran Employee Benefit Plan has incurred any accumulated funding deficiency (within the meaning of ERISA or the Code) and neither Moran nor any of its Subsidiaries has any Liability or potential Liability on account of an accumulated funding deficiency with respect to any Moran Employee Benefit Plan. There has been no transaction involving any Moran Employee Benefit Plan which is a "prohibited transaction" under ERISA or the Code in connection with which any of Moran and its Subsidiaries would be subject to Liability under ERISA or any Tax Liability imposed by the Code, or which would subject any Moran Employee Benefit Plan or any of Moran and its Subsidiaries to a penalty under ERISA, the Code or any other statute, law, ordinance, code, rule or regulation. There has been no complete or partial termination of any Moran Employee Benefit Plan. None of the Moran Employee Benefit Plans provides for additional or accelerated payments or other consideration to be made on account of the transactions contemplated hereby.

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                  The market value of assets under each Moran Employee Benefit
Plan equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with the provisions of ERISA and the Code applicable to an Employee Benefit Plan terminating on the date such determination is made.

                  No suit, action, claim, proceeding, investigation or arbitration has been made or instituted or, to the Knowledge of Moran, threatened, with respect to any Moran Employee Benefit Plan or any assets thereof; except for routine claims for benefits made in accordance with the terms thereof.

                  All contributions or payments required to be made to such Moran Employee Benefit Plans by their terms, the terms of any relevant collective bargaining agreement(s) or any other applicable law, before or after the Closing Date, with respect to all periods or events occurring prior to the Closing Date (including all insurance premiums) have been properly paid or accrued (to the extent required under GAAP, ERISA or the Code) on the books of account of Moran and its Subsidiaries prior to the Closing Date (including, without limitation, a pro rata share with respect to any period including the Closing Date based on the ratio of the number of days in such period to the total number of days in the fiscal year of the applicable Moran Employee Benefit
Plan). The Liabilities for all benefits provided pursuant to the Moran Employee Benefit Plans have been truly and accurately provided for on the books of account of Moran and its Subsidiaries.

                  True, complete and accurate copies of the documents setting forth the terms of each Moran Employee Benefit Plan, including, without limitation, plans, agreements, amendments, trusts and all related contracts and other agreements (including, without limitation, corporate resolutions and minutes relating to any Moran Employee Benefit Plan) and, where applicable, copies of each Moran Employee Benefit Plan's: (i) most recent summary plan descriptions and modifications thereto; (ii) notices distributed to employees, consultants, agents, dependents and other beneficiaries with regard to any Moran Employee Benefit Plan and any continuation of coverage required under law; (iii) most recent favorable Internal Revenue Service determination letters; (iv) two most recent annual reports (IRS Forms 5500), including, without limitation, audited financial statements (if any) and all schedules thereto; and (v) two most recent actuarial reports, have heretofore been delivered or made available to Turecamo Stockholders. There are no oral modifications to any of such Moran Employee Benefit Plans.

                  For purposes of this Section (t), "Moran" includes Moran and any trade or business (whether or not incorporated) that is a member of the same "controlled group" of corporations as, or is treated as being under "common control" with, within the meaning of Sections 414(b), (c), (m) and (o) of the Code and the Treasury Regulations promulgated thereunder, Moran.

         (u) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

                  (i) Except as set forth in the Moran SEC Reports or on Section(u) of the Moran Disclosure Schedule:

                           (A) each of Moran and its Subsidiaries is in material
                  compliance with applicable Environmental Laws, and within the period of all applicable statutes of limitation has been in such compliance; and there are no circumstances that are

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                  reasonably likely to prevent or interfere with such compliance in the future;

                           (B) each of Moran and its Subsidiaries holds
                  Environmental Permits necessary to conduct its operations as they are currently conducted; Section(u)(i) of the Moran Disclosure Schedule is a true and complete list of all such Environmental Permits and, where applicable,


                           (C) their expiration dates; neither Moran nor any of
                  its Subsidiaries has reason to believe that any such Environmental Permits (1) will not be renewed, or (2) will be renewed under terms that are reasonably likely to have a Moran Material Adverse Effect;

                           (D) there are no Materials of Environmental Concern
                  in violation of Environmental Laws or Environmental Permits present at, and no Materials of Environmental Concern are or have been in any way released or threatened to be released from, any property currently or formerly owned, leased or otherwise operated by the Moran and its Subsidiaries in violation of Environmental Laws or Environmental Permits, or as a result of present or former operations of Moran and its Subsidiaries;

                           (E) neither Moran nor any of its Subsidiaries is
                  currently in receipt of any Environmental Claim, and no Environmental Claim against Moran or any of its Subsidiaries is currently being threatened;

                           (F) neither Moran nor any of its Subsidiaries has
                  entered into, agreed to, nor is Moran or any of its Subsidiaries otherwise subject to any judgment, decree, order or similar requirement under any Environmental Law, nor is Moran or any of its Subsidiaries negotiating any such judgment, decree, order or requirement;

                           (G) neither Moran nor any of its Subsidiaries has
                  contractually assumed or retained any liabilities or obligations, contingent or otherwise, in connection with any Environmental Law; and neither this Agreement nor the consummation of the transactions contemplated hereby will result in any obligations for site investigation or cleanup, or notification to or consent of Governmental Authorities or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Laws; and

                  (ii) Set forth on Section(u)(ii) of the Moran Disclosure
         Schedule is a complete list of reports, studies, assessments, audits, and other similar documents in the possession or control of Moran and its Subsidiaries that address any issues of actual or potential noncompliance with, or actual or potential liability under, any Environmental Laws that may affect Moran and its Subsidiaries. True, correct and complete copies of all such reports have been provided or made available to the Turecamo Stockholders prior to the signing hereof.

                  (iii) Except as set forth on Section(u)(iii) of the Moran Disclosure Schedule, no Environmental Law requires any Permit, consent, or other authorization to be obtained from, or any application, filing, or other notice to be given to, any person in connection with this


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         Agreement or any action contemplated by this Agreement.


                  (iv) None of the matters set forth in the Most Recent SEC Reports or on Section(u)(i) of the Moran Disclosure Schedule, or any aggregation thereof, could reasonably be expected to result in a Moran Material Adverse Effect.

         (v) CERTAIN BUSINESS RELATIONSHIPS WITH MORAN. Except as set forth in Section(v) of the Moran Disclosure Schedule, none of the Moran Stockholders or any of their Affiliates has been involved in any business arrangement or relationship with Moran or any of its Subsidiaries within the past 36 months, and none of the Moran Stockholders owns any asset, tangible or intangible, which is used in the business of Moran or any of its Subsidiaries.

         (w) BROKERS' FEES. None of Moran or its Subsidiaries or any of its stockholders has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement or by the Ancillary Agreements, except to Hardy Harris Incorporated ("Hardy Harris"). Except for such obligations to Hardy Harris, none of Moran or its Subsidiaries, the Moran Stockholders or any of their officers or directors have incurred any liability for any brokerage, finder's, financial advisory or other fee or commission or similar form of compensation in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby.

         (x) CUSTOMERS; SUPPLIERS. Section (x) of the Moran Disclosure Schedule lists, for each of the fiscal years ended December 31, 1996 and 1997, each customer or group of affiliated customers which accounted for more than five percent (5%) of the consolidated revenues of Moran and its Subsidiaries during such period and each supplier or group of affiliated suppliers which provided more than five percent (5%) of the requirements of Moran and its Subsidiaries during such period. The relationships of Moran and its Subsidiaries with their respective customers and suppliers are good commercial working relationships and, except as set forth on Section(x) of the Moran Disclosure Schedule, during the last twelve months, no material customer or supplier of Moran and its Subsidiaries listed on Section(x) of the Moran Disclosure Schedule has cancelled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with any of Moran or its Subsidiaries or decreased, or threatened to decrease or limit in any material respect, its usage of the services of Moran or any of its Subsidiaries or its provision of services to Moran and its Subsidiaries. None of Moran or its Subsidiaries has any notice that any material customer or supplier intends to cancel or otherwise modify its relationship with Moran and its Subsidiaries or to decrease or limit in any material respect its usage of the services of Moran and its Subsidiaries or its provision of services to Moran and its Subsidiaries, and the transactions contemplated hereby will not, to the knowledge of Moran, adversely affect the relationship of Moran with any of its respective customers or suppliers.

         (y) DISCLOSURE. The representations and warranties contained in this Annex V and the information in the Moran SEC Reports, taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Annex V and in the Moran SEC Reports, taken together, not misleading.